Exhibit 4.3

EXECUTION VERSION

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

THE OTHER GUARANTORS PARTY HERETO

AND

GLAS TRUST COMPANY LLC

AS TRUSTEE AND NOTES COLLATERAL AGENT

6.00%/8.00% CASH/PIK TOGGLE SENIOR SECURED EXCHANGEABLE NOTES DUE 2030

INDENTURE

DATED AS OF JULY 22, 2024

i

Exhibit A	Provisions Relating to Notes
Appendix I to Exhibit A	Form of Notes
Exhibit B	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit C	Form of Supplemental Indenture to Add Guarantors
Exhibit D	Form of Junior Lien Intercreditor Agreement
Exhibit E	Form of First Lien/Second Lien Centertainment Group Intercreditor Agreement
Exhibit F	Form of Second Lien Centertainment Group Intercreditor Agreement
Exhibit G	Form of Notice of Exchange
Schedule 4.17	Post-Closing Matters

v

INDENTURE dated as of July 22, 2024, among MUVICO, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), the Guarantors party hereto from time to time and GLAS Trust Company LLC, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Notes Collateral Agent”).

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of (i) the Company’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 issued on the date hereof in an aggregate principal amount of $414,433,523 (the “Initial Notes”) and the guarantees thereof by the Guarantors and (ii) if and when issued, up to $50,000,000 of additional notes that may be offered from time to time subsequent to the Issue Date as provided for in this Indenture (the “Additional Notes”) and the guarantees thereof by the Guarantors:

Article I.
Definitions and Incorporation by Reference

Section 1.01      Definitions.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Alcohol Management Agreements” means (i) that certain Alcohol Management Agreement, dated as of the Issue Date, by and among the Company and Multi-Cinema with respect to the management of certain alcoholic beverage operations in the State of New York at the theatres named therein; (ii) that certain Alcohol Management Agreement, dated as of the Issue Date, by and among the Company and Multi-Cinema with respect to the management of certain alcoholic beverage operations in the State of California at the theatres named therein; (iii) those certain Amended and Restated Sublease Agreements, dated as of the Issue Date, by and among the Company and an affiliate of Multi-Cinema with respect to the facilities utilized for certain food and beverage operations in the State of Florida at the theatres identified on Schedule II-C to the Management Services Agreement; (iv) those certain Amended and Restated Alcohol Sublease Agreements, dated as of the Issue Date, by and among the Company and an affiliate of Multi-Cinema with respect to the facilities utilized for certain alcoholic beverage operations in the State of Texas at the theatres identified on Schedule II-B to the Management Services Agreement; and (v) future agreements substantially similar in form and substance to those specified in clauses (iii) and (iv) above with respect to new theatres located in Florida and Texas, respectively, in each case, as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22.

“AMC” means AMC Entertainment Holdings, Inc.

“AMC Credit Agreement” means that certain Credit Agreement, dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of December 11, 2015, that certain Second Amendment to Credit Agreement, dated as of November 8, 2016, that certain Third Amendment to Credit Agreement, dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement, dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018, that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019, that certain Seventh Amendment to Credit Agreement, dated as of April 23, 2020, that certain Eighth Amendment to Credit Agreement, dated as of July 31, 2020, that certain Ninth Amendment to Credit Agreement, dated as of March 8, 2021, that certain Tenth Amendment to Credit Agreement, dated as of March 8, 2021, that certain Eleventh Amendment to Credit Agreement, dated as of December 20, 2021, that certain Twelfth Amendment to Credit Agreement, dated as of January 25, 2023, that certain Thirteenth Amendment to Credit Agreement, dated as of June 23, 2023, and that certain Fourteenth Amendment to Credit Agreement, dated as of July 22, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among AMC, as the borrower, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB (as successor agent to Citicorp North America, Inc.), as administrative agent and collateral agent.

“AMC Guarantee” means the guarantee of payment of the Notes and this Indenture provided by the Existing Credit Group Obligors pursuant to Article XI.

“AMC UK” means AMC UK Holding Limited.

“Asset Sale” means:

(i)            the sale, transfer, lease, license or other disposition of any asset of any Centertainment Group Entity, including of any Equity Interest owned by it; or

(ii)            the issuance by any Subsidiary of any additional Equity Interest in such Subsidiary (including, in each case, pursuant to a Delaware LLC Division) (each of (i) and (ii), a “Disposition”; “Dispose” shall have the meaning correlative thereto);

in each case, except:

(a)            Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Company and the Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

(b)            Dispositions of inventory and other assets in the ordinary course of business;

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision, for like property (excluding any boot thereon) for use in a Similar Business;

(d)            Dispositions of property to Holdings or any Subsidiary (including as a result of a Delaware LLC Division);

(e)            (A) the Disposition of all or substantially all of the assets of Holdings or any Subsidiary in a manner permitted pursuant to Section 5.01, (B) Permitted Investments, (C) Restricted Payments permitted by Section 4.06 or (D) Liens permitted by Section 4.07, in each case, other than by reference to this clause (e);

(f)            [reserved];

(g)            Dispositions of Cash Equivalents in the ordinary course of business;

(h)            [reserved];

(i)            leases, subleases, licenses or sublicenses (including the provision of software under an open source license) (x) expressly permitted hereunder or (y) in the ordinary course of business, in each case that do not materially interfere with the business of Holdings or its Subsidiaries, taken as a whole;

(j)            transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)            [reserved];

(l)            Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to customary buy/sell arrangements between the applicable joint venture parties set forth in applicable joint venture arrangements or similar binding arrangements;

(m)            Dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Company and the Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority or otherwise required by a Governmental Authority in connection with an acquisition permitted hereunder;

(n)            transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)            Dispositions of property for Fair Market Value having an aggregate purchase price not to exceed (x) $1,000,000 in any single transaction or series of transactions or (y) when combined with all other Dispositions made pursuant to this clause (o) while this Indenture remains outstanding and in effect, $5,000,000;

(p)            [reserved];

(q)            the unwinding of any Cash Management Obligations; and

(r)            [reserved].

“Asset Transfer Agreement” means that certain Asset Transfer Agreement, dated as of the Issue Date, by and among the Company, Multi-Cinema, and Holdings (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents of Holdings or any Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract binding on Holdings or any of its Subsidiaries.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by an authorized officer of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York, or the city in which the Trustee’s office is located are authorized or required to be closed, or, if no Notes are outstanding, the city in which the principal corporate trust office of the Trustee is located.

“Buyback Letter” shall mean that certain letter agreement among the Company, AMC, and the Initial Purchasers, dated as of the date hereof, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Capital Lease Obligations” means an obligation under a lease that would be required to be capitalized in accordance with GAAP as in effect on December 31, 2018; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2018, subject to the proviso in the definition of “GAAP”; for the avoidance of doubt, any obligation relating to a lease that would have been accounted for by such Person as an operating lease as of December 31, 2018 shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of this Indenture.

“Cash Equivalents” means:

(a)            dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by Holdings or any of its Subsidiaries from time to time in the ordinary course of business;

(b)            readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c)            time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (x) or (y) above being an “Approved Bank”), in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(d)            commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)            repurchase agreements and reverse repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f)            marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)            securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)            investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)            instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)            investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)            auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days);

(l)            qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(m)            with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(n)            investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above.

“Cash Management Obligations” means obligations of the Company or any of its Subsidiaries in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing.

“Casualty Event” means any event that gives rise to the receipt by the Company or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Centertainment Group Entities” means Holdings, the Company, and each of their respective Subsidiaries.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Exchangeable Notes Obligations.

“Collateral Agent” means (i) with respect to the Term Loan Obligations, the Term Loan Collateral Agent or (ii) with respect to the Exchangeable Notes Obligations, the Notes Collateral Agent.

“Common Stock” means, subject to the provisions of Article X, the class of Capital Stock of AMC designated as Class A common stock, par value $0.01 per share.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Collateral Agent” shall have the meaning set forth in the Existing Restricted Group First Lien Intercreditor Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 3 Second Street, Suite 206, Jersey City, NJ 07311, Attention: Account Administrator – Muvico, LLC.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMC US <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include any of the Holders). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Default” means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Senior Representative” shall have the meaning set forth in the First Lien/Second Lien Centertainment Group Intercreditor Agreement.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)            is redeemable (other than solely for Equity Interests in AMC that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Notes and Exchangeable Notes Obligations that are accrued and payable and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Company or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Offering” means a public or private sale for cash by AMC (the proceeds of which have been contributed to Holdings or the Company) of AMC’s common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to AMC’s common stock or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to AMC’s common stock, preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Adjustment Exchange Rate” means the number of shares of Common Stock that is equal to (a) $1,000.00 divided by (b) the product of (i) the Exchange Price times (ii) 1.40.

“Exchange Adjustment Percentage” means, as applicable:

(i)            prior to the third anniversary of the Issue Date, 18.0%, and

(ii)            on or after the third anniversary and prior to the fourth anniversary of the Issue Date, 12.0%,

(iii)            on or after the fourth anniversary and prior to the fifth anniversary of the Issue Date, 6.0%, and

(iv)            on or after the fifth anniversary of the Issue Date, zero.

“Exchange Adjustment Triggering Event” means, in each case prior to the fifth anniversary of the Issue Date, the (i) delivery of a Notice of Voluntary Exchange to the Company, which has been properly delivered in accordance with Article X; or (ii) the acceleration of the Notes following an Event of Default, whether automatically or at the election of the Holders; provided that, if such acceleration has been annulled, waived or rescinded in accordance with Section 6.02, such acceleration shall no longer constitute an Exchange Adjustment Triggering Event.

“Exchange Price” means $1,000 divided by the Exchange Rate in effect at such time (it being understood and agreed that the Exchange Price on the Issue Date is $5.66 per share of Common Stock).

“Exchange Rate” means initially 176.6379 shares of Common Stock per $1,000 principal amount of Notes; provided that, the Exchange Rate is subject to adjustment as set forth in Section 10.06; provided further that whenever this Indenture refers to the Exchange Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Exchange Rate immediately after the Close of Business on such date.

“Exchangeable Notes Documents” means, with respect to the Exchangeable Notes Obligations, this Indenture, the Buyback Letter, the Notes, the Security Documents, the Intercreditor Agreements and other operative agreements evidencing or governing such Exchangeable Notes Obligations and each other agreement entered into for the purpose of securing such Exchangeable Notes Obligations

“Exchangeable Notes Obligations” means the Obligations in respect of the Notes, this Indenture, the Guarantees and the Security Documents relating to the Notes.

“Exchangeable Notes Secured Parties” means the Trustee (in any capacity hereunder), the Notes Collateral Agent and the Holders.

“Excluded Account” has the meaning assigned to such term in that certain Security Agreement, dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Notes Collateral Agent.

“Excluded Assets” means:

(a)            in respect of the properties and assets of the Centertainment Group Entities:

(1)            any fee-owned real property (i) that does not constitute a Material Real Property, (ii) located in a jurisdiction that imposes a mortgage recording tax or similar fee and/or (iii) located in an area determined by FEMA to have special flood hazards;

(2)            all leasehold interests in real property (except to the extent a security interest therein can be perfected by a UCC filing);

(3)            any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(4)            any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Exchangeable Notes Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(5)            margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than the Company or any Guarantor) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than the Company and Wholly Owned Subsidiaries that are Subsidiaries, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction;

(6)            assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or one of its Subsidiaries as reasonably determined by the Company in consultation with the Trustee;

(7)            any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8)            any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Company or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9)            any asset with respect to which the Company has determined in good faith that grant or perfection of a security interest in such asset would reasonably be likely to result in a material and adverse tax consequence to the Company;

(10)            [reserved];

(11)            commercial tort claims with a value of less than $5,000,000 and letter-of-credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing);

(12)            Vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by a UCC filing);

(13)            any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof (except to the extent a security interest therein can be perfected by a UCC filing);

(14)            any and all assets and personal property owned or held by any Subsidiary that is not a Guarantor;

(15)            [reserved]; and

(16)            any proceeds from any issuance of Indebtedness permitted to be incurred under this Indenture that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; and

(b)            in respect of the assets and properties of the Existing Credit Group Obligors, “Excluded Assets” as defined in the Term Loan Credit Agreement (as in effect on the date hereof).

Notwithstanding anything to the contrary, any economic value and any proceeds, dividends, distributions and other income, economic interest and economic value, products, substitutions and replacements of Excluded Assets shall be Collateral unless they expressly fall into one of the categories of Excluded Assets set forth above.

“Excluded Subsidiary” means:

(a)            [reserved];

(b)            [reserved];

(c)            any Subsidiary that is prohibited from guaranteeing the Exchangeable Notes Obligations by Requirements of Law or that would require consent, approval, license or authorization of a Governmental Authority (unless such consent, approval, license or authorization has been received);

(d)            any Subsidiary that is prohibited by any of its contractual obligation existing on the Issue Date or on the date such Subsidiary becomes a Subsidiary (other than any contractual obligation incurred in connection with a non-bona fide transaction the primary purpose of which was to cause such Subsidiary to constitute an Excluded Subsidiary and to the extent not incurred in connection with becoming a Subsidiary) (and in each case for so long as such restriction or any replacement or renewal thereof is in effect) from guaranteeing the Exchangeable Notes Obligations;

(e)            [reserved];

(f)            any non-for-profit subsidiaries or any captive insurance companies; and

(g)            any Subsidiary with respect to which the Required Holders and (in good faith) the Company mutually agree that providing a Guarantee would be reasonably likely to result in a material and adverse tax consequence to AMC and its subsidiaries;

provided that it is agreed that as of the Issue Date, there are no Subsidiaries that constituted Excluded Subsidiaries; provided, further, that in no event will any Person that guarantees or is an obligor under Guarantee Reference Indebtedness constitute an Excluded Subsidiary.

“Existing Credit Group Obligors” means, collectively, AMC and the Existing Guarantors.

“Existing First Lien Collateral Agent” means the collateral agent for the lenders and other secured parties under the Existing Senior Credit Facilities, together with its successors and permitted assigns under the Existing Senior Credit Facilities.

“Existing First Lien Notes” means AMC’s 7.50% First Lien Secured Notes due 2029 issued pursuant to the Existing First Lien Notes Indenture in the original aggregate principal amount of $950,000,000 and any additional notes issued after February 14, 2022 pursuant to the Existing First Lien Notes Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as such initial Existing First Lien Notes.

“Existing First Lien Notes Indenture” means the Indenture dated as of February 14, 2022, governing the Existing First Lien Notes, by and among AMC, the guarantors party thereto and U.S. Bank National Association, as the initial trustee and collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“Existing Guarantors” means Multi-Cinema, AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the Obligations under the Existing First Lien Notes and/or the AMC Credit Agreement (in each case, including as may be refinanced, restructured, refunded, replaced or exchanged from time to time) from time to time.

“Existing Restricted Group First Lien Intercreditor Agreement” means the intercreditor agreement, dated as of April 24, 2020, among the Existing First Lien Collateral Agent, as collateral agent with respect to the Existing Senior Credit Facilities, AMC, the guarantors party thereto and each additional agent from time to time party thereto, as supplemented by joinder agreements executed prior to the Issue Date, that certain Joinder No. 4, dated as of the Issue Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Existing Restricted Group First Lien/Second Lien Intercreditor Agreement” means any intercreditor agreement in substantially the same form as the intercreditor agreement, dated as of July 31, 2020, among Wilmington Savings Fund Society, FSB, as the Senior Credit Agreement Agent (as defined therein), U.S. Bank National Association, as the 2025 Senior Notes Agent (as defined therein), AMC, the other Guarantors party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Existing Second Lien Notes” means the Company’s 10%/12% Cash/PIK Toggle Second Lien Secured Notes due 2026 issued on July 31, 2020 pursuant to the Second Lien Notes Indenture in the original principal amount of up to $1.46 billion and any additional notes denominated in U.S. Dollars issued pursuant to the Second Lien Notes Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the Existing Second Lien Notes.

“Existing Second Lien Notes Indenture” means the Indenture dated as of July 31, 2020 governing the Existing Second Lien Notes, by and among the Company, the guarantors party thereto and GLAS Trust Company LLC, as the trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“Existing Second Lien Notes Repurchases” means the purchases, repurchases and exchanges, as applicable, on the Issue Date of the Existing Second Lien Notes pursuant to the 2L Purchase Trade Confirmations (as defined in the Securities Purchase Agreement).

“Existing Senior Credit Facilities” means the term loan facilities under the AMC Credit Agreement, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, and any amendments, supplements, modifications, extensions, renewals or restatements of any of the foregoing.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is equal in priority to the Liens on all or any portion of the Collateral (but without regard to control of remedies) securing the Term Loan Obligations and (y) as applicable, subject to the Existing Restricted Group First Lien Intercreditor Agreement, the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement and/or the First Lien/Second Lien Centertainment Group Intercreditor Agreement.

“First Lien/Second Lien Centertainment Group Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit E hereto, to be entered on the Issue Date, among Holdings, the Company, the guarantors party thereto, the Notes Collateral Agent and the Term Loan Collateral Agent and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Company that has no material assets other than Equity Interests and/or Indebtedness in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fundamental Change” means any of the following events:

(i)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plans of AMC or its wholly owned subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power or economic entitlements of all of the Common Stock;

(ii)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of AMC and its subsidiaries, taken as a whole, to any Person, other than solely to one or more of AMC’s wholly owned subsidiaries; or (ii) any share exchange, exchange offer, tender offer, consolidation or merger of AMC or other similar transaction or series of related transactions, in each case pursuant to which all of the Common Stock is exchanged for, converted into, acquired for, or constitutes the right to receive, other securities, cash or other property; provided, however, that any share exchange, exchange offer, tender offer, consolidation or merger of AMC pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of AMC’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii);

(iii)            AMC’s stockholders approve any plan or proposal for the liquidation or dissolution of AMC or the Company; or

(iv)            the Common Stock ceases to be listed on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock, ordinary shares or other common equity interests listed (or depositary receipts representing shares of common stock, ordinary shares or other common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Merger Event whose Reference Property consists of such consideration.

“Fundamental Change Repurchase Date” means a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20) business days after the Company sends the related Fundamental Change Notice; provided that notwithstanding the foregoing or anything to the contrary provided in this Indenture, the Fundamental Change Repurchase Date will be subject to postponement to the extent necessary to comply with the applicable rules under the Exchange Act.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Appendix I to Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 3.09(g).

“Fundamental Change Repurchase Price” means an amount in cash equal to (a) 100% of the principal amount of the Notes subject to such Repurchase Upon Fundamental Change plus (b) accrued and unpaid interest (which shall be deemed to accrue at the PIK Rate) on such Notes to (but excluding) the applicable Fundamental Change Repurchase Date, subject to Section 3.09(d).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that the Company may elect, as evidenced by a written notice of the Company to the Trustee to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision hereof, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Company or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness or other balance sheet items or income statement items under GAAP with respect to Capital Lease Obligations and any other leases shall be determined in accordance with the definition of “Capital Lease Obligations” and otherwise in accordance with GAAP as in effect on December 31, 2018 (and, in any event, shall exclude the impact on rent expense resulting from the adoption of ASC 842).

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning assigned to such term in the applicable Security Agreement.

“guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)            entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means, collectively, (i) the Holdings Guarantee, (ii) each Subsidiary Guarantee, (iii) the AMC Guarantee, and (iv) any other guarantee of the Notes and this Indenture in accordance with Section 4.10, in each case, as set forth in Section 11.01.

“Guarantor” means (i) Holdings, (ii) each Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with this Indenture, (iii) each Existing Credit Group Obligor, and (iv) each subsidiary of AMC that provides a Guarantee in accordance with this Indenture; provided that upon the release or discharge of Holdings, a Subsidiary, an Existing Credit Group Obligor or a subsidiary of AMC from its Guarantee, as applicable, in accordance with this Indenture, Holdings, such Subsidiary, such Existing Credit Group Obligor or such subsidiary of AMC, as applicable, shall cease to be a Guarantor.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Holdings Guarantee” means the guarantee of payment of the Notes and this Indenture provided by Holdings pursuant to Article XI.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Parent Entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP, (v) accrued expenses and royalties, (vi) asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days and (vii) any obligations under any operating leases (as determined under GAAP as in effect on December 31, 2018). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Company and the Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indenture” means this 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 Indenture as supplemented from time to time.

“Initial Purchasers” means the managed funds of Discovery Capital Management, LLC, Mudrick Capital Management, LP and Pentwater Capital Management LP that purchase the Notes on the Issue Date.

“Instrument of Contribution” means that certain Instrument of Contribution dated as of the Issue Date, by and between the Company and Multi-Cinema (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property Assignment Agreement” means that certain Intellectual Property Assignment Agreement dated as of the Issue Date, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intellectual Property License Agreement” means that certain Intercompany License Agreement dated as of the Issue Date, by and between the Company, as licensor, and Multi-Cinema, as licensee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Intercompany Agreements” means the Management Services Agreement, the Intellectual Property License Agreement, the Asset Transfer Agreement, the Lease Assignment Agreements, the Intellectual Property Assignment Agreement, the Instrument of Contribution, the Alcohol Management Agreements and the Owned Property Deeds.

“Intercreditor Agreements” means (a) the Existing Restricted Group First Lien Intercreditor Agreement, (b) the First Lien/Second Lien Centertainment Group Intercreditor Agreement, (c) upon the effectiveness thereof, the Junior Lien Intercreditor Agreement, (d) upon the effectiveness thereof, the Second Lien Centertainment Group Intercreditor Agreement and (e) upon the effectiveness thereof, the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and the Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and, in each case, made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any cash payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Person retained. For purposes of the definition of “Permitted Investments,” if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Issue Date” means July 22, 2024.

“Joint Venture” means any bona fide joint ventures in which (x) the Company or any of its Subsidiaries is invested and (y) at least one third-party that is not an Affiliate of Holdings or any of its Subsidiaries holds Equity Interests.

“Junior Indebtedness” means any Indebtedness (other than in respect of any intercompany Indebtedness owing to the Company or any of its Subsidiaries permitted hereunder) of the Company or any of its Subsidiaries that has Junior Lien Priority in respect of, and/or is subordinated in right of payment to, the Notes.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit D hereto, to be entered into following the incurrence of any Junior Lien Priority Indebtedness, among Holdings, the Company, the guarantors party thereto, the Notes Collateral Agent and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Junior Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on the Collateral securing the Term Loan Obligations and the Exchangeable Notes Obligations and (y) subject to the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement, as applicable.

“JV Preferred Equity Interests” means preferred Equity Interests (other than Disqualified Equity Interests) issued to and held by any Joint Venture partner after the Issue Date.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the shares of Common Stock on such Trading Day as reported in composite transactions for the New York Stock Exchange (or other principal U.S. national or regional securities exchange on which the Common Stock is then listed).

“Lease Assignment Agreements” means those certain (a) Master Lease Assignment Agreement dated as of the Issue Date, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22) and (b) each other Lease Assignment and Assumption Agreement dated as of the Issue Date, by and between Multi-Cinema, as assignor, and the Company, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity” means Available Cash of Holdings and its Subsidiaries.

“Management Services Agreement” means that certain Management Services Agreement, dated as of the Issue Date, by and among the Company, Holdings and Multi-Cinema (as may be amended or modified from time to time in accordance with the provisions of this Indenture, including Sections 4.21 and 4.22).

“Master Closing Agenda” means that certain Master Closing Agenda, dated as of the date hereof.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of Holdings and any of its Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

“Material Real Property” means, as of any date of determination, (x) each fee owned parcel of real property owned by (or committed to be transferred to) Holdings or the Subsidiaries as of the Issue Date and (y) each fee owned parcel of real property owned by AMC, Holdings, the Company or any Guarantor having a fair market value equal to or in excess of $5,000,000. For the purpose of determining the relevant value under this Indenture with respect to the preceding sentence, such value shall be determined as of (a) the Measurement Date for real property owned as of the Measurement Date, (b) the date of acquisition for real property acquired after the Measurement Date or (c) the date on which the entity owning such real property becomes a Guarantor after the Measurement Date, in each case as reasonably determined by the Company.

“Material Property” means assets, including intellectual property, (A) owned by AMC or its subsidiaries (other than Holdings or any of its Subsidiaries) that is material to the business, operations, assets, or financial condition of AMC and its subsidiaries (other than Holdings or any of its Subsidiaries), taken as a whole, or (B) owned by Holdings or any of its Subsidiaries that is material to the business, operations, assets, or financial condition of Holdings and its Subsidiaries, taken as a whole.

“Maturity Date” means April 30, 2030.

“Measurement Date” means the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Exchangeable Notes Obligations.

“Mortgaged Property” means each parcel of Material Real Property and the improvements thereon with respect to which a Mortgage shall be granted pursuant to Section 4.17.

“Multi-Cinema” means American Multi-Cinema, Inc., a Missouri corporation.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Company and the Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of an Asset Sale, (A) any funded escrow established pursuant to the documents evidencing any Asset Sale to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Company and/or any Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are permitted hereunder and are made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than the Notes or any other First Lien Priority Indebtedness) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company and the Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Company or the Subsidiaries and (iii) the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.

“Notes” means the Initial Notes, the Additional Notes (if permitted to be issued hereunder) and the PIK Notes (if any).

“Notes Collateral Agent” means GLAS Trust Company LLC, as collateral agent for the holders of the Notes under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest, fees, or expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, or expenses is an allowed claim under applicable state, federal or foreign law and including, for the avoidance of doubt, PIK Interest), any Exchange Adjustment Consideration (with respect to the Notes), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Offer to Purchase” means a Fundamental Change Repurchase Right.

“Officer” means the chief executive officer, chief marketing officer, chief financial officer, president, vice president, treasurer or assistant treasurer, secretary or assistant secretary, or other similar officer, manager or a director of the Company or any Guarantor, as applicable, and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof.

“Officers’ Certificate” means a certificate signed by two Officers.

“Open of Business” means 9:00 a.m., New York City Time.

“Opinion of Counsel” means a written opinion of counsel to the Company licensed in any State of the United States of America and applying the laws of such State or any other Person reasonably satisfactory to the Trustee.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Owned Property Deeds” has the meaning ascribed to such term in the Asset Transfer Agreement.

“Parent Entity” means any Person that is a direct or indirect parent of the Company (including, for the avoidance of doubt, AMC).

“Pari Debt Restrictions” means, with respect to any Indebtedness, that such Indebtedness:

(a)            shall not be guaranteed by any Person that does not provide a Guaranty of the Term Loan Obligations, or be secured by Liens on any assets that are not subject to Liens securing the Term Loan Obligations and

(b)            shall not mature prior to the Maturity Date or have a Weighted Average Life to Maturity shorter than that of the Notes.

“Permitted Encumbrances” means:

(a)            Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)            Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)            Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)            Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e)            easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f)            Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 6.01(g);

(g)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Company or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 4.05;

(h)            rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)            Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Company or any of its subsidiaries.

“Permitted Existing Debt Purchases” means purchases of AMC’s 6.375% Senior Subordinated Notes due 2024, 5.75% Senior Subordinated Notes due 2025, the Existing Second Lien Notes, 5.875% Senior Subordinated Notes due 2026 and 6.125% Senior Subordinated Notes due 2027, using Additional Notes (or the proceeds thereof), by the Company (or AMC following a distribution thereto by the Company of such proceeds); provided that, until the date that is three months following the Issue Date, such purchases shall only be made from the Initial Purchasers (or Affiliates thereof) and otherwise in accordance with the Buyback Letter.

“Permitted Investments” means the following:

(a)            Investments that were Cash Equivalents at the time made;

(b)            the UK Holdco Intercompany Loan;

(c)            Investments (i) by Holdings or any Subsidiary in Holdings, the Company or any Subsidiary Guarantor (including as a result of a Delaware LLC Division), (ii) by any Subsidiary that is not a Guarantor in any other Subsidiary that is also not a Guarantor, (iii) [reserved], (iv) by Holdings or any Subsidiary in Subsidiaries that are not Subsidiary Guarantors so long as such Investment is part of a series of substantially simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Subsidiary Guarantors and (v) [reserved].

(d)            Investments consisting of prepayments to suppliers in the ordinary course of business;

(e)            Investments consisting of extensions of trade credit in the ordinary course of business;

(f)            Investments existing on the date hereof by Holdings or any Subsidiary in any Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as otherwise permitted under this Indenture;

(g)            [reserved];

(h)            promissory notes and other non-cash consideration received in connection with Asset Sales permitted under Section 4.16 or any other disposition not constituting an Asset Sale;

(i)            purchases of Indebtedness under the Existing Senior Credit Facilities or Existing First Lien Notes permitted under the Term Loan Credit Agreement (as in effect on the date hereof);

(j)            Investments in Joint Ventures with a valid operational purpose, as determined in good faith by an officer of the Company and certified to the Trustee in an Officers’ Certificate, so long as after giving pro forma effect to such Investment, the aggregate amount of all consideration paid in connection with all Investments made in reliance on this clause (j) after the Issue Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other investment or acquisition), shall not exceed $10,000,000 in aggregate;

(k)            Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l)            Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)            cash loans and cash advances to a Parent Entity (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a Parent Entity (or such parent) in accordance with Section 4.06(b)(viii);

(n)            other Investments (other than Investments in any Existing Credit Group Obligor or any of its subsidiaries (other than any Centertainment Group Entity)), so long as after giving pro forma effect to such Investment, the aggregate amount of all consideration paid in connection with all investments and acquisitions made in reliance on this clause (n) after the Issue Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other investment or acquisition), shall not exceed $25,000,000 in aggregate;

(o)            Investments in a Person if as a result of such Investment, such Person becomes a Subsidiary Guarantor;

(p)            advances of payroll payments to employees in the ordinary course of business;

(q)            Investments and other acquisitions to the extent that payment for such Investments is made with Equity Interests of AMC or in an amount equal to the cash proceeds of an Equity Offering; provided that any amounts used for such an Investment or other acquisition that are not Equity Interests of AMC shall otherwise be permitted pursuant hereunder;

(r)            Investments of a Subsidiary acquired after the Issue Date or of a Person merged or consolidated with any Subsidiary in accordance with the provisions of this Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)            non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Holders in the Collateral, taken as a whole, would not be materially impaired;

(t)            Investments consisting of Liens, Indebtedness, consolidation, dispositions and Restricted Payments permitted (other than by reference to this clause (t)) under Sections 4.05, 4.06, 4.07, 4.09 and 5.01, respectively, in each case, other than by reference to this clause (t);

(u)            Existing Second Lien Notes Repurchases;

(v)            Investments in UK Holdco and its subsidiaries (x) solely to fund the business operations thereof, (y) in the ordinary course of business and consistent with past practices and (z) not for the purposes of materially reducing the value of the Collateral or disadvantaging the Holders in respect of their rights as creditors relative to other creditors;

(w)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x)            [reserved];

(y)            [reserved];

(z)            [reserved];

(aa)      Investments in accordance with the terms of the Intercompany Agreements;

(bb)      Investments consisting of advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable; and

(cc)      Investments consisting of refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business.

“Permitted Liens” means:

(i)            Liens securing (A) the Notes and (B) Indebtedness permitted to be incurred pursuant to Section 4.05(b)(ix); provided that, the Indebtedness incurred pursuant to Section 4.05(b)(ix) shall have Second Lien Priority;

(ii)            Permitted Encumbrances;

(iii)            Liens securing Indebtedness permitted to be incurred pursuant to Section 4.05(b)(viii);

(iv)            Liens securing Capital Lease Obligations permitted to be incurred pursuant to Section 4.05(b)(vii);

(v)            leases, licenses, subleases or sublicenses granted to others that, when taken together, do not (A) interfere in any material respect with the business of the Company and the Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)            Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)            Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition), (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien or (C) with respect to escrow deposits consisting of the proceeds of Indebtedness (and related interest and fee amounts) otherwise permitted pursuant to Section 4.05 in connection with customary redemption terms relating to escrow arrangements, and contingent on the consummation of any Investment, disposition or Restricted Payment permitted under this Indenture;

(ix)            Liens securing Indebtedness having Junior Lien Priority incurred pursuant to Section 4.05(b)(xix);

(x)            (a) Liens granted by a Subsidiary that is not a Guarantor in favor of Holdings, the Company or any Subsidiary Guarantor and (b) Liens granted by the Company or any Guarantor in favor of the Company or any Subsidiary Guarantor;

(xi)            [reserved];

(xii)            any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Company or any of the Subsidiaries and rights of landlords thereunder;

(xiii)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Company or any of the Subsidiaries in the ordinary course of business;

(xiv)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of “Cash Equivalents”;

(xv)            [reserved];

(xvi)            Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(xvii)            ground leases in respect of real property on which facilities owned or leased by the Company or any of the Subsidiaries are located;

(xviii)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)            [reserved];

(xx)            other Liens securing obligations other than Indebtedness for borrowed money; provided that at the time of incurrence of the obligations secured thereby (after giving pro forma effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed $20,000,000;

(xxi)            Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder (including Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions);

(xxii)            [reserved];

(xxiii)            (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiv)            [reserved];

(xxv)            Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s client at which such equipment is located;

(xxvi)            security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business;

(xxvii)            [reserved];

(xxviii)            [reserved];

(xxix)            [reserved];

(xxx)            [reserved];

(xxxi)            [reserved];

(xxxii)            (A) Liens on Equity Interests in Joint Ventures; provided that any such Lien is in favor of a creditor of such Joint Venture and such creditor is not an Affiliate of any partner to such Joint Venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Company or any Subsidiary in Joint Ventures;

(xxxiii)            with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the title policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Notes Collateral Agent with respect to such Mortgaged Property;

(xxxiv)            Liens securing Permitted Refinancing of Indebtedness permitted pursuant to Section 4.05(b)(xxii); provided that (i) no such Lien extends to any property or asset of the Company or any Subsidiary that did not secure the Indebtedness being refinanced other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (B) subject to Section 4.10 and Section 4.17, in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in each case, permitted by Section 4.05 the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon and (ii) if such Liens are consensual Liens on the Collateral, then the holders of such Indebtedness or their authorized representative shall enter into or become party to, in the case of Permitted Refinancing of Indebtedness permitted pursuant to (1) Section 4.05(b)(ii), the Second Lien Centertainment Group Intercreditor Agreement and, if then in effect, the Existing Restricted Group First Lien Intercreditor Agreement, the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement, as applicable, (2) Section 4.05(b)(viii), the Existing Restricted Group First Lien Intercreditor Agreement, the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement and the First Lien/Second Lien Centertainment Group Intercreditor Agreement, (3) Section 4.05(b)(ix), the First Lien/Second Lien Centertainment Group Intercreditor Agreement (if then in effect), the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement (if then in effect) and the Junior Lien Intercreditor Agreement or the Second Lien Centertainment Group Intercreditor Agreement, as applicable, and (4) Section 4.05(b)(xix), the Junior Lien Intercreditor Agreement and, if then in effect, the First Lien/Second Lien Centertainment Group Intercreditor Agreement and the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement, as applicable.

“Permitted Transactions” means the “Transactions” as defined in the Master Closing Agenda.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Qualified Reinvestment” means, as to the application of the proceeds of any Asset Sale or Casualty Event (x) the acquisition, construction, improvement or upgrade of tangible capital assets useful in the business of the Centertainment Group Entities as of the Issue Date (including under the applicable Intercompany Agreements as in effect on the date hereof), and excluding, for the avoidance of doubt, maintenance capital expenditures and the funding of operating and corporate expenses, and (y) permitted acquisitions (or similar permitted investments in third parties); provided that, in each case of the foregoing, to the extent such cash proceeds are from a disposition of Collateral, such assets in which such reinvestment is made shall be pledged as Collateral pursuant to the terms of the Exchangeable Notes Documents.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the Maturity Date or is mandatorily redeemable at the option of the holder thereof at any time prior to such Maturity Date (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such Maturity Date at the option of the holder thereof.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 3.09.

“Required Holders” means, at any time, the Holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Centertainment Group Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit F hereto, to be entered into following the incurrence of any Second Lien Priority Indebtedness (other than the Exchangeable Notes Obligations), among Holdings, the Company, the guarantors party thereto, the Notes Collateral Agent, the holders (or the agent or trustee therefor) in respect of such Second Lien Priority Indebtedness and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Second Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is (x) secured by a Lien that is junior in priority to the Liens on Collateral of the Centertainment Group Entities securing the Term Loan Obligations and pari passu in priority with the Liens on Collateral of the Centertainment Group Entities securing the Exchangeable Notes Obligations (but without regard to control of remedies) and (y) subject to the First Lien/Second Lien Centertainment Group Intercreditor Agreement, and, if applicable, the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement and/or the Second Lien Centertainment Group Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means (i) that certain Security Agreement, dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Notes Collateral Agent and (ii) that certain Security Agreement, dated as of the Issue Date, among the Existing Credit Group Obligors and the Notes Collateral Agent.

“Security Documents” means, collectively, the Security Agreement, any control agreements required under the Exchangeable Notes Documentation, the other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed, replaced or otherwise modified from time to time.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, among AMC, the Company and the Initial Purchasers.

“Shareholder Funding” means any unsecured loan or funding provided by AMC or its subsidiaries to Holdings or its Subsidiaries required in connection with any “anti-hoarding” obligations under Section 6.13 of the Term Loan Credit Agreement (as in effect on the date hereof), which shall be subordinated to the Notes, and for which any payment thereon must comply with Section 4.06 hereunder.

“Significant Subsidiary” means any subsidiary that, or any group of subsidiaries that, taken together, as of the last day of the fiscal quarter of AMC most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of AMC for such quarter; provided that solely for purposes of the Events of Default under Sections 6.01(f) and (g), each Subsidiary forming part of such group is subject to an Event of Default under one or more of such clauses.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Subsidiaries on the Issue Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“Soft Call Trigger Price” means the product of (a) the Exchange Price, times (b) 1.40.

“Stated Maturity”, when used with respect to any note, loan or other instrument evidencing Indebtedness, or any installment of interest thereof, means the date specified in such note, loan, or other instrument evidencing Indebtedness, as the fixed date on which the principal of such note, loan or other instrument evidencing Indebtedness, or such installment of interest, is due and payable.

“subsidiary” of any person means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings (including the Company) or, to the extent so specified, of the Company.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes and this Indenture by a Subsidiary of Holdings (other than the Company) pursuant to Article XI and any supplemental indenture applicable thereto, and, collectively, all such guarantees. Each such Subsidiary Guarantee will be in the form prescribed in this Indenture.

“Subsidiary Guarantor” means each Subsidiary of Holdings (other than the Company) that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon the release or discharge of a Subsidiary in accordance with this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Term Loan Collateral Agent” means the “Collateral Agent” (solely for this purpose, as defined in the Term Loan Credit Agreement).

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as a borrower, AMC, as a borrower, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

“Term Loan Documents” means the “Loan Documents” (solely for this purpose, as defined in the Term Loan Credit Agreement (as in effect on the date hereof)).

“Term Loan Obligations” means the “Loan Document Obligations” (solely for this purpose, as defined in the Term Loan Credit Agreement (as in effect on the date hereof)).

“Trading Day” means any day on which trading in Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. A Trading Day will not include after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Note Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UK Holdco” means AMC EMEA Holdings, LLC.

“UK Holdco Intercompany Loan” means the $200,000,000 promissory note issued by UK Holdco to the Company, dated as of July 22, 2024, secured by a pledge of 100% of the Capital Stock of AMC UK owned by UK Holdco from time to time (the “UK Holdco Share Pledge”).

“UK Holdco Intercompany Loan Payoff” means the repayment in full to the Company of the principal amount and accrued interest then owing under the UK Holdco Intercompany Loan.

“UK Holdco Share Pledge” has the meaning assigned to such term in the definition of “UK Holdco Intercompany Loan.”

“U.S. Dollars” and the symbol “$” each mean currency of the United States of America.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“VWAP Trading Day” means a day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person, all of the Capital Stock (other than directors’ qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02        Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.16
“Action”	12.08
“Additional Notes”	Preamble and Exhibit A
“Advance Portion”	4.16
“Applicable Proceeds”	4.16
“Asset Sale Proceeds Application Period”	4.16
“Cash Exchange Adjustment Consideration”	10.04(a)(ii)
“Cash Interest”	2.14
“Cash Rate”	2.14
“CERCLA”	12.08
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C or D Distribution”	10.06(c)
“Combination Exchange Adjustment Consideration”	10.04(a)(iii)
“Commitment Application Period”	4.16
“Depository”	Exhibit A
“Distributed Property”	10.06(c)
“Event of Default”	6.01
“Exchange Adjustment Consideration”	10.04(a)
“Exchange Agent”	2.04
“Exchange Consideration”	10.03(c)
“Exchange Date”	10.03
“Fundamental Change Notice”	3.09(e)
“Fundamental Change Repurchase Right”	3.09(a)
“Global Note”	Exhibit A
“Guarantor Obligations”	11.01
“Initial Notes”	Preamble and Exhibit A
“Legal Holiday”	13.08
“Notice of Voluntary Exchange”	10.02(a)
“Offer Amount”	3.08
“Offer Period”	3.08
“Ownership Limitation”	10.15(a)
“Paying Agent”	2.04
“Permitted Paydown Asset Sales”	4.16(a)
“Permitted Refinancing”	4.05
“PIK Election”	2.14
“PIK Interest”	2.14
“PIK Notes”	2.14
“PIK Payment”	2.14
“PIK Rate”	2.14
“Purchase Date”	3.08
“QIB”	Exhibit A
“Received Dividend”	10.06

Term	Defined in Section
“Reference Property”	10.12
“Refinancing Indebtedness”	4.05
“Registrar”	2.04
“Reported Outstanding Share Number”	10.15(a)
“Restricted Payments”	4.06(a)
“Retained Declined Proceeds”	4.16(c)
“Securities Custodian”	Exhibit A
“Security Document Order”	12.08
“Shares Exchange Adjustment Consideration”	10.04(a)(i)
“Soft Call”	3.03(a)
“Soft Call Date”	3.03(b)(ii)
“Soft Call Notice”	3.03(b)
“Soft Call Notice Date”	3.03(b)
“Soft Call Redemption Price”	3.03(a)
“Soft Call Trigger”	3.03(a)
“Special Mandatory Redemption End Date”	3.07
“Special Mandatory Redemption Date”	3.07
“Special Mandatory Redemption Price”	3.07
“Special Mandatory Redemption Trigger Date”	3.07
“Surviving Entity”	5.01
“Spin-Off”	10.06(c)
“Valuation Period”	10.06(c)
“Voluntary Exchange”	10.01
“Voluntary Exchange Notice Date”	10.02(a)
“Voluntary Exchange Settlement Notice”	10.03(a)

Section 1.03        Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (“TIA”), the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them. Notwithstanding any other provision in this Indenture, no obligation or requirement under the Trust Indenture Act shall be applicable to the Company or any Guarantor.

Section 1.04        Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(g)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

Section 1.05        [Reserved].

Section 1.06        [Reserved].

Article II.
The Notes

Section 2.01        Amount of Notes; Additional Notes.

All Notes shall be substantially identical in all respects other than issue prices, issuance dates, first interest payment amount, first interest payment date and denominations. Additional Notes may be issued from time to time by the Company (until the date that is three months following the Issue Date, solely in accordance with the Buyback Letter but otherwise) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes; provided, such Additional Notes will not be issued with the same CUSIP number as the Initial Notes unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes; provided, further, that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.05(b)(ii). All Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

Subject to Section 2.03, the Trustee shall authenticate the Initial Notes for original issue on the Issue Date in the aggregate principal amount of $414,433,523. With respect to any Additional Notes issued after the Issue Date, there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(a)            [reserved];

(b)            the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture (which shall be calculated without reference to any Additional Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Additional Notes pursuant to Section 2.07 or 2.09 or Exhibit A or any Additional Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(c)            the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(d)            if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositories for such Global Notes, the form of any legend or legends that shall be borne by any such Global Notes in addition to or in lieu of that set forth in Appendix I to Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Exhibit A in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, and any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the trust indenture supplemental hereto setting forth the terms of the Additional Notes

Section 2.02        Form and Dating.

Provisions relating to the Notes are set forth in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Notes and the Trustee’s certificate of authentication and any PIK Notes shall be substantially in the form of Appendix I to Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. Without limiting the generality of the foregoing, Notes offered and sold to QIBs in reliance on Rule 144A and “institutional accredited investors” as that term is defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act shall include the form of assignment set forth in Appendix I to Exhibit A and Notes offered and sold in offshore transactions in reliance on Regulation S (other than Notes offered on the Issue Date) shall include the form of certificate set forth in Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix I to Exhibit A are part of the terms of this Indenture.

Section 2.03        Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver (i) Additional Notes and (ii) PIK Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Additional Notes or PIK Notes, as applicable, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities or immunities under the Notes and this Indenture.

Section 2.04        Registrar, Paying Agent and Exchange Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”) or for exchange for Common Stock (the “Exchange Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more registrars for so long as the Notes are held in registered form, and one or more co-registrars. The initial Paying Agent will be GLAS Trust Company LLC.

The initial Registrar and transfer agent for the Notes will be GLAS Trust Company LLC.

The initial Exchange Agent will be GLAS Trust Company LLC.

The Registrars and the transfer agents will maintain a register reflecting ownership of Notes in the form of Definitive Notes (as defined in Exhibit A) outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Notes on behalf of the Company. Each transfer agent shall perform the functions of a transfer agent.

The Company may change any Paying Agent, Exchange Agent, Registrar or transfer agent for the Notes without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent, Exchange Agent or Registrar in respect of the Notes.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or transfer agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Exchange Agent or transfer agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Exchange Agent, Registrar or transfer agent.

Section 2.05        Paying Agent To Hold Money and PIK Notes in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest on any Note is due, the Company shall deposit with the Paying Agent for such Note a sum sufficient to pay such principal and interest so becoming due and/or, if the Company is entitled to pay PIK Interest with respect to an interest payment period as provided for in Section 2.14, increase the principal amount of the Notes to pay any PIK Interest pursuant to a written direction delivered to the Trustee specifying the increase in the Global Note, or in the limited circumstances where the Notes are no longer held in global form, issue PIK Notes to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Interest to be issued on the applicable interest payment date, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. If the Company or a domestic Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, the Paying Agent (if other than the Company or a domestic Wholly Owned Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.06        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company on its own behalf and on the behalf of each of the Guarantors shall furnish to the Trustee, in writing at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

Section 2.07        Replacement Notes. If a mutilated security is surrendered to a Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent for such Note, the Registrar for such Note and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of Company.

Section 2.08        Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09        Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.10        Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. Any Registrar and any Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act), in accordance with the Trustee’s customary procedures, all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver cancelled Notes to the Company upon a written direction of the Company. Except as expressly permitted herein, the Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

If the Company or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange of such Notes.

At such time as all beneficial interests in a Global Note have either been exchanged for definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Securities Custodian with respect to such Global Note to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.11        Defaulted Interest. Upon the occurrence and continuance of an Event of Default, all due and unpaid Exchangeable Notes Obligations shall bear interest at a rate per annum equal to three percent (3.0%) in excess of the interest rate applicable to the Notes following a PIK Election (plus interest on such defaulted interest at such rate, to the extent lawful), which interest shall be payable in cash. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such defaulted interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such defaulted interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on such Special Record Date and shall no longer be payable.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.12        CUSIP Numbers or ISINs. The Company in issuing the Notes may use “CUSIP” numbers, “ISINs” or other similar numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” or other similar numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number, “ISIN” or other similar number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number, ISIN or other similar numbers.

Section 2.13        Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date, until the principal hereof is due.

Section 2.14        Payment of Interest; Issuance of PIK Notes; Notice of PIK Interest.

(a)            The Company shall have the option, at its election, to pay interest on the Notes in either cash (“Cash Interest”) or in kind (“PIK Interest”). To elect PIK Interest for an interest payment period, the Company shall deliver a written notice to the Trustee and the Holders prior to the fifteenth (15th) calendar day immediately prior to the interest payment date for such interest payment period, which notice shall state the form of interest payment with respect to such interest period and the total amount of interest to be paid on such interest payment date (a “PIK Election”). If a PIK Election is made in accordance with the previous sentence, such PIK Interest shall be paid in accordance with Section 2.14(b) (each a “PIK Payment”) at a rate of 8.00% per annum (the “PIK Rate”). In the event that the Company does not make a timely PIK Election in accordance with this clause (a) for an interest payment period, then the Company shall pay Cash Interest for such interest payment period at a rate of 6.00% per annum (the “Cash Rate”).

(b)            PIK Interest on the Notes, if elected to be paid, will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to Notes not represented by Global Notes, by issuing Notes (rounded up to the nearest whole dollar) (“PIK Notes”), having the same terms and conditions as the Notes, in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period, and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for original issuance to applicable Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note, and references to the “principal” or “principal amount” of the PIK Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment.

(c)            The calculation of PIK Interest will be made by the Company or on behalf of the Company by such Person as the Company shall designate, and such calculation and verifying the correctness thereof shall not be a duty or obligation of the Trustee. Notwithstanding anything in this Indenture or the Notes to the contrary, the payment of accrued and unpaid interest (including interest that would otherwise be PIK Interest when paid) in connection with any redemption of Notes as described in paragraph 5 of the Notes or Section 3.07 or purchase of the Notes as described in Section 3.08 or Section 4.11 shall, in each case, be made solely in cash. PIK Interest on the Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Section 2.15        Exchange and Cancellation of Notes to Be Exchanged.

(a)            If only a portion of a Definitive Note of a Holder is to be exchanged pursuant to Article X, then, as soon as reasonably practicable after such Definitive Note is surrendered for such exchange, the Company will cause such Definitive Note to be exchanged for (i) one or more Definitive Notes that are in amounts of $1.00 or whole multiples of $1.00 in excess thereof and have an aggregate principal amount equal to the principal amount of such Definitive Note that is not to be so exchanged and deliver such Definitive Note(s) to such Holder; and (ii) a Definitive Note having a principal amount equal to the principal amount to be so exchanged which Definitive Note will be exchanged pursuant to the terms of this Indenture; provided, however, that the Definitive Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such exchange is deemed to cease to be outstanding pursuant to Section 2.08.

(b)            If a Definitive Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.15(a)) of a Holder is to be exchanged pursuant to Article X, then, promptly after the later of the time such Definitive Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.08 and the time such Definitive Note is surrendered for such exchange (i) such Definitive Note will be cancelled pursuant to Section 2.10; and (ii) in the case of a partial exchange, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Definitive Notes that (x) are in amounts of $1.00 or whole multiples of $1.00 in excess thereof and have an aggregate principal amount equal to the principal amount of such Definitive Note that is not to be so exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required in accordance with Section 2.02.

(c)            If a Global Note (or any portion thereof) is to be exchanged pursuant to Article X, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.08, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so exchanged by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.10).

Article III.
Redemption

Section 3.01        [Reserved].

Section 3.02        [Reserved].

Section 3.03        Soft Call.

(a)            At any time, and from time to time, until the Close of Business on the second Trading Day immediately preceding the Maturity Date, the Company shall have the right, at its election, to redeem all (but not less than all) of the outstanding Notes (a “Soft Call”) at a price equal to 100.0% of the principal amount of the Notes (the “Soft Call Redemption Price”), plus accrued and unpaid interest thereon to, but excluding, the Soft Call Date, but only if the Daily VWAP exceeds the Soft Call Trigger Price for fifteen (15) consecutive Trading Days ending on (and including) the Trading Day immediately before the Soft Call Notice Date (“Soft Call Trigger”).

(b)            If the Company elects to redeem the outstanding Notes pursuant to a Soft Call, the Company will send notice of the Soft Call prior to noon, New York City time (a “Soft Call Notice”; the date of such notice, the “Soft Call Notice Date”; provided that, if the Soft Call Notice is sent after noon, New York City time, the Soft Call Notice Date shall be deemed to be the Business Day immediately following the date of such Soft Call Notice), electronically or by first-class mail, with a copy to (x) the Trustee, (y) each Holder of Notes to the address of such Holder appearing in the notes register and (z) each Initial Purchaser to the last address of such Initial Purchaser specified by such Initial Purchaser to the Company in writing (for purposes of this clause (z), e-mail notice to such Initial Purchaser being sufficient), and otherwise in accordance with the procedures of DTC. Any Soft Call Notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent described in the Soft Call Notice (“Soft Call Conditions”). In addition, if such Soft Call Notice is subject to satisfaction of one or more Soft Call Conditions, such Soft Call Notice shall state that, in the Company’s discretion, the Soft Call Date may be delayed until such time as any or all such Soft Call Conditions shall be satisfied (or waived by the Company in its sole discretion), or such Soft Call may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Soft Call Date, or by the Soft Call Date so delayed. The Company may provide in such Soft Call Notice that payment of the Soft Call Redemption Price and performance of the Company’s obligations with respect to such Soft Call may be performed by another Person, provided that such Person is a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes. In the event a Soft Call is not completed due to a failure to satisfy (or for the Company to waive) one or more Soft Call Conditions (“Soft Call Condition Failure”), the Company (x) shall send notice to the Holders in accordance with this clause (b), with a copy to the Trustee, stating that a Soft Call Condition Failure has occurred, that the Notes shall not be redeemed on the Soft Call Date and that any Holder that failed to submit a Notice of Voluntary Exchange may still do so and (y) may redeem or attempt to redeem the Notes pursuant to a Soft Call in accordance with this Section 3.03 following any subsequent Soft Call Trigger. Notwithstanding the foregoing, any Holder that has submitted a Notice of Voluntary Exchange may not revoke or rescind such Notice of Voluntary Exchange as a result of a Soft Call Condition Failure.

The Soft Call Notice shall identify the Notes to be redeemed and shall state:

(i)            that the Notes have been called for redemption pursuant to this Section 3.03;

(ii)           the date on which such redemption will occur; provided that, such date shall be a Business Day of the Company’s choosing that is no more than ten (10), nor less than five (5), Business Days after the date of the Soft Call Notice (the “Soft Call Date”); provided further that, the Soft Call Date shall be no later than second Trading Day prior to the Maturity Date;

(iii)          that such Holder may submit a Notice of Voluntary Exchange in accordance with Article X in respect of its Notes prior to the Close of Business on the second Business Day (or such later date as the Company may agree) following the Soft Call Notice Date (or, (x) if the Company fails to pay the Soft Call Redemption Price due on such Soft Call Date in full, at any time until such time as the Company pays such Soft Call Redemption Price in full or (y) if there occurs a Soft Call Condition Failure, at any time thereafter in accordance with this Section 3.03);

(iv)          the Exchange Rate in effect on the Soft Call Notice Date for such Soft Call;

(v)           the Soft Call Redemption Price per $1,000 principal amount of Notes;

(vi)          the name and address of the Paying Agent and the Exchange Agent;

(vii)         that Notes called for redemption pursuant to the Soft Call Notice (unless exchanged by such Holder) must be surrendered to the Paying Agent to collect the Soft Call Redemption Price;

(viii)        that, unless the Company defaults in making such Soft Call payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Soft Call Date;

(ix)           the CUSIP and ISIN numbers, if any, of such Notes (provided that no representation is made as to the correctness or accuracy of such CUSIP or ISIN number, if any, listed in such notice or printed on the Notes); and

(x)            a description of any Soft Call Conditions, and that the Soft Call Notice (but not any Notice of Voluntary Exchange) may be rescinded in the event that any or all of such Soft Call Conditions will not have been satisfied by the Soft Call Date.

At the Company’s written request, the Trustee shall give the Soft Call Notice to the Holders in accordance with this Section 3.03 in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least two (2) Business Days before the Soft Call Date, unless the Trustee consents to a shorter period.

(c)            Notwithstanding anything herein to the contrary, if a Holder sends a Notice of Voluntary Exchange in respect of its Notes following the Soft Call Notice Date and prior to the Close of Business on the second Business Day following the Soft Call Notice Date, the Company may not redeem such Notes and the provisions of Article X shall instead be applicable for any such Notes held by such Holder (for the avoidance of doubt, a Holder need only deliver a Notice of Voluntary Exchange prior to the Close of Business on the second Business Day following the Soft Call Notice Date and may satisfy the other requirements for exchange set forth in Section 10.02 following such date (including following the Soft Call Date)); provided that, any Notice of Voluntary Exchange sent following the Close of Business on the second Business Day (or such later day as the Company may agree) following the Soft Call Notice Date shall be null and void and of no effect, and such Notes shall instead be subject to the redemption provisions in this Section 3.03, unless (x) there occurs a Soft Call Condition Failure, in which case such Notice of Voluntary Exchange shall be effective and subject to Article X or (y) the Company fails to pay the Soft Call Redemption Price due on such Soft Call Date in full, in which case a Holder may send a Notice of Voluntary Exchange at any time until such time as the Company pays such Soft Call Redemption Price in full.

Section 3.04        Effect of Soft Call Notice. Once a Soft Call Notice is sent in accordance with Section 3.03, the Notes (subject to such Holder’s right to exchange any such Notes in accordance with Section 3.03 and Article X) shall become due and payable on the Soft Call Date and at the Soft Call Redemption Price stated in the Soft Call Notice, unless there occurs a Soft Call Condition Failure. The Soft Call Notice, if sent in the manner provided in Section 3.03, shall be conclusively presumed to have been given, whether or not the Holder receives such Soft Call Notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Soft Call Redemption Price stated in the Soft Call Notice, plus accrued and unpaid interest to the Soft Call Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the Soft Call Date). Subject to Section 3.05, on and after the Soft Call Date, unless the Company defaults in payment of the Soft Call Redemption Price, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless such redemption remains conditioned on the occurrence of a future event that has not occurred. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05        Deposit of Redemption Price. Prior to noon, New York City time, on the Soft Call Date, the Company shall deposit with the Paying Agent (or, if the Company or a domestic Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Soft Call Redemption Price and accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the Soft Call Date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.06        [Reserved].

Section 3.07        Special Mandatory Redemption.

(a)            Without limiting the obligations of the Company set forth in Section 3.09 or Section 4.16, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes except as provided in this Section 3.07.

(b)            If, as of November 17, 2028, the aggregate principal amount of outstanding (i) Existing First Lien Notes and (ii) any Indebtedness in respect of any modification, refunding, replacement, substitution, restructuring or other refinancing thereof (together with, for the avoidance of doubt, all interest paid in kind on any such Indebtedness), in each case, with a Stated Maturity prior to the Maturity Date, collectively exceeds an aggregate principal amount of $190,000,000 (the “Special Mandatory Redemption Trigger Date”), the Company will be required to redeem all of the Notes then outstanding by a date no later than ten (10) Business Days after the Special Mandatory Redemption Trigger Date (the “Special Mandatory Redemption End Date”) at a redemption price equal to 100% of the aggregate principal amount of the Notes then outstanding plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(c)            In the event that the Company becomes obligated to redeem the Notes pursuant to Section 3.07(b), the Company will promptly, and in any event not more than five (5) Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the special mandatory redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the Special Mandatory Redemption End Date). The Trustee will then promptly deliver such notice electronically or by first-class mail to each Holder of Notes at the address of such Holder appearing in the note register or otherwise in accordance with the procedures of DTC. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes and the Indenture will be discharged and cease to be of further effect.

Section 3.08        [Reserved].

Section 3.09        Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.

(a)            Subject to the other terms of this Section 3.09, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in amounts of $1.00 or whole multiples of $1.00 in excess thereof) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)            If the principal amount of the Notes has been accelerated in accordance with this Indenture and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Notes), then, notwithstanding anything to the contrary in Section 3.09(a), (i) the Company may not repurchase any Notes pursuant to this Section 3.09; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change (but not yet repurchased) to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the applicable procedures of DTC).

(c)            [reserved].

(d)            If a Fundamental Change Repurchase Date is after a record date and on or before the next interest payment date, then (i) the Holder of such Note at the Close of Business on such record date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such interest payment date, the unpaid interest that would have accrued on such Note (which shall be deemed to accrue at the PIK Rate) to, but excluding, such interest payment date (assuming, solely for these purposes, that such Note remained outstanding through such interest payment date, if such Fundamental Change Repurchase Date is before such interest payment date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an interest payment date is not a Business Day and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such interest payment date, then (x) accrued and unpaid interest on Notes (which shall be deemed to accrue at the PIK Rate) to, but excluding, such interest payment date will be paid on the next Business Day to Holders as of the Close of Business on the immediately preceding record date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such interest payment date.

(e)            On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice. Such Fundamental Change Notice must state:

(i)            briefly, the events causing such Fundamental Change;

(ii)           the effective date of such Fundamental Change;

(iii)          the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 3.09, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)          the Fundamental Change Repurchase Date for such Fundamental Change;

(v)           the Fundamental Change Repurchase Price per $1.00 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a record date and on or before the next interest payment date, the amount, manner and timing of the interest payment payable pursuant to the definition thereof and Section 3.09(d));

(vi)          the name and address of the Paying Agent, Trustee and Exchange Agent;

(vii)         the Exchange Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Rate that may result from such Fundamental Change;

(viii)        that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)           that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that have been duly tendered may be exchanged only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)            the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(f)            To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver:

(i)            to the Paying Agent, before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(ii)           such Note, to the Trustee duly endorsed for transfer (if such Note is a Definitive Note) or to the Paying Agent by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(g)            Each Fundamental Change Repurchase Notice with respect to a Note must state:

(i)            if such Note is a Definitive Note, the certificate number of such Note;

(ii)           the principal amount of such Note to be repurchased, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof; and

(iii)          that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the applicable procedures of DTC (and any such Fundamental Change Repurchase Notice delivered in compliance with the applicable procedures of DTC will be deemed to satisfy the requirements of this Section 3.09(g)).

(h)            A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the second (2nd) Business Day immediately preceding the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(i)            if such Note is a Definitive Note, the certificate number of such Note;

(ii)           the principal amount of such Note to be withdrawn, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof; and

(iii)          the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the applicable procedures of DTC (and any such withdrawal notice delivered in compliance with the applicable procedures of DTC will be deemed to satisfy the requirements of this Section 3.09(h)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.15, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the applicable procedures of DTC).

(i)            The Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Trustee or Paying Agent (in the case of a Definitive Note) or (y) the applicable procedures of DTC relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to Section 3.09(d) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such Section regardless of whether such Note is delivered or such applicable procedures of DTC are complied with pursuant to the first sentence of this Section 3.09(i).

(j)            Notwithstanding anything to the contrary in this Section 3.09, the Company will be deemed to satisfy its obligations under this Section 3.09 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 3.09 in a manner that would have satisfied the requirements of this Section 3.09 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Note.

(k)            The Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 3.09 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a default of such obligations.

(l)            Subject to the terms of this Section 3.09, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in a minimum denomination of $1.00 or whole multiples of $1.00 in excess thereof. Provisions of this Section 3.09 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Article IV.
Covenants

Section 4.01        Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and Cash Interest, if any, on the Notes, in immediately available funds, on the dates and in the manner provided in the Notes and in this Indenture and shall pay or deliver (or cause to be paid or delivered), as applicable, the Exchange Consideration and Exchange Adjustment Consideration, if any, in each case on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and Cash Interest and PIK Interest, if any, and Exchange Consideration and Exchange Adjustment Consideration, if any, shall be considered paid or delivered, as applicable, on the date due if on such date (i) in respect of any such amount required to be paid or delivered hereunder in cash, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay such amount and (ii) in respect of such amount required to be settled hereunder in Common Stock, AMC’s transfer agent has received instructions for delivery in accordance with this Indenture of the requisite number of shares of Common Stock, and, in each case, the Trustee or the Paying Agent or AMC’s transfer agent, as the case may be, is not prohibited from paying or delivering such money or shares of Common Stock to the Holders on that date pursuant to the terms of this Indenture and (iii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or written direction as provided in Section 2.14 for any increased principal amount of the applicable Global Notes in amount equal to all PIK Interest then due.

The Company shall pay interest on overdue principal at the rate of 11.0% per annum in cash, and it shall pay interest on overdue installments of interest at the rate of 11.0% per annum to the extent lawful in cash.

Section 4.02        [Reserved].

Section 4.03        Payment of Taxes and Other Claims. Holdings will, and will cause each Subsidiary to, pay its obligations in respect of taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.04        Maintenance of Properties. Holdings will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05        Limitation on Indebtedness and Certain Equity Securities.

(a)            Holdings will not, and will not permit any of the Subsidiaries to, directly or indirectly, incur any Indebtedness or issue any shares of Disqualified Equity Interests and the Company will not permit any of the Subsidiaries to issue any shares of preferred stock.

(b)            The provisions of Section 4.05(a) shall not apply to:

(i)            [reserved];

(ii)           Indebtedness represented by the (A) Initial Notes (and any PIK Notes in respect thereof and interest paid in kind thereon) and (B) Additional Notes in an aggregate principal amount of up to $50,000,000 (and any PIK Notes in respect thereof and interest paid in kind thereon); provided that the proceeds of any Additional Notes shall solely be used, directly or indirectly, to finance Permitted Existing Debt Purchases (and until the date that is three months following the Issue Date, such Additional Notes shall be incurred pursuant to the terms of the Buyback Letter;

(iii)          to the extent constituting Indebtedness, obligations owed by Holdings or any of its Subsidiaries to AMC or any of its subsidiaries (other than Holdings or any of its Subsidiaries) pursuant to the Intercompany Agreements;

(iv)          guarantees by the Company and the Subsidiaries in respect of Indebtedness of the Company or any Subsidiary not otherwise prohibited by any other provision of this Indenture; provided that (A) such guarantee is otherwise permitted under this Indenture, (B) no guarantee by any Subsidiary of any Indebtedness shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Notes and (C) if the Indebtedness being guaranteed is subordinated to the Notes, such Guarantee shall be Junior Indebtedness;

(v)           Indebtedness of the Company or of any Subsidiary owing to any other Subsidiary or the Company to the extent not otherwise prohibited by any other provision of this Indenture; provided that all such Indebtedness of the Company or any Guarantor owing to any Subsidiary that is not a Guarantor shall be subordinated to the Notes (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);

(vi)          [reserved];

(vii)         Capital Lease Obligations incurred by Holdings or any Subsidiary in an aggregate principal amount then outstanding and incurred pursuant to this clause (vii) not to exceed $25,000,000 at any one time outstanding;

(viii)        (A) Indebtedness under the Term Loan Credit Agreement and (B) other Indebtedness of the Company having First Lien Priority up to an aggregate principal amount outstanding in reliance on this clause (viii) (when aggregated with the aggregate principal amount of Refinancing Indebtedness in respect thereof incurred pursuant to clause (xxii)) not to exceed $2,025,000,000; provided that such Indebtedness pursuant to the foregoing clause (B) (I) is issued in exchange for, or the proceeds thereof are used to repay, replace or otherwise refinance, in whole or in part, the Existing Senior Credit Facilities, (II) shall contain a basket reserved for the Initial Notes in the aggregate principal amount outstanding on the Issue Date and up to $50,000,000 of Additional Notes (and any interest to be paid in kind thereon or PIK Notes in respect thereof) and any amendment, refunding, replacement or other modification or refinancing thereof and (III) shall comply with the Pari Debt Restrictions;

(ix)          Indebtedness of the Company (including Additional Notes) up to an aggregate principal amount outstanding in reliance on this clause (ix) (when aggregated with the aggregate principal amount of Refinancing Indebtedness in respect thereof incurred pursuant to clause (xxii)) not to exceed the sum of (A) $414,433,523 plus (B) the principal amount of any Additional Notes issued after the Issue Date (but not in excess of $50,000,000) less the aggregate principal amount of Indebtedness represented by the Notes outstanding at the time of the incurrence of such Indebtedness incurred in reliance on this clause (ix); provided that, such Indebtedness shall be unsecured or have Second Lien Priority or lesser Lien priority; provided, further, that such Indebtedness (A) will not mature prior to the date that is 91 days after the Maturity Date, (B) has no scheduled amortization or payments of principal prior to the Maturity Date, (C) provides that interest thereon may be payable in cash only with respect to interest periods during which cash interest is paid on the Notes, (D) does not accrue cash interest in excess of 10% per annum (exclusive of any interest paid in kind and measured on the initial principal amount), (E) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment or repurchase provisions no more onerous or expansive in scope on the Company and its Subsidiaries, taken as a whole, than those set forth in this Indenture, and (F) is not guaranteed by any entity other than the Company or any of the Guarantors or secured by Liens on any assets other than the Collateral; provided, further, that both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom;

(x)           Indebtedness representing deferred compensation to employees, consultants and independent contractors of Holdings and the Subsidiaries incurred in the ordinary course of business;

(xi)          [reserved];

(xii)         Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with any acquisition, Investment or disposition, in each case not prohibited by any other provision of this Indenture and entered in the ordinary course of business;

(xiii)         Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Investment permitted under this Indenture;

(xiv)        Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and their Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and their Subsidiaries);

(xv)         [reserved];

(xvi)        Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xvii)       Indebtedness incurred by the Company or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xviii)      obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees and similar obligations provided by the Company or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xix)         unsecured Indebtedness and Indebtedness having Junior Lien Priority, in each case, of Holdings, the Company or any Subsidiary Guarantor, in an aggregate principal amount outstanding in reliance on this clause (xix) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to clause (xxii) of this Section 4.05(b) in respect of such Indebtedness then outstanding) not to exceed $60,000,000 (inclusive of any original issue discount); provided that such Indebtedness (A) will not mature prior to the date that is 91 days after the Maturity Date, (B) has no scheduled amortization or payments of principal prior to the Maturity Date, (C) provides that interest thereon may be payable in cash only with respect to interest periods during which cash interest is paid on the Notes, (D) does not accrue cash interest in excess of 10% per annum (exclusive of any interest paid in kind and measured on the initial principal amount), (E) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment or repurchase provisions no more onerous or expansive in scope on the Company and its Subsidiaries, taken as a whole, than those set forth in this Indenture, and (F) is not guaranteed by any entity other than the Company or any of the Guarantors or (in the case of any Indebtedness having Junior Lien Priority) secured by Liens on any assets other than the Collateral; provided, further, that both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom;

(xx)          any JV Preferred Equity Interests;

(xxi)         any Shareholder Funding;

(xxii)        any modification, refinancing, refunding, replacement, substitution, renewal or extension (a “Permitted Refinancing”) of all or any portion of Indebtedness incurred under any of clause (ii), (viii), (ix) or (xix) of this Section 4.05(b) (the Indebtedness incurred in respect of such Permitted Refinancing, “Refinancing Indebtedness”); provided that:

(A)            (i) such Indebtedness complies with the requirements contained in clause (ii), (viii) or (xix) of this Section 4.05(b), as applicable, (ii) such Indebtedness shall not be incurred or guaranteed by any Person that is not an obligor in respect of the Notes, and (iii) if secured by any Collateral, such Indebtedness shall not be secured by any asset that is not Collateral;

(B)            the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of such Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made,

(C)            Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (other than customary bridge loans), and

(D)            if the Indebtedness being modified, refinanced, refunded, renewed or extended is (x) subordinated in right of payment to the Notes, (y) Indebtedness having Junior Lien Priority or (z) the Notes, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension, in respect of the foregoing clause (x), is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, in respect of the foregoing clause (y), has Junior Lien Priority (or lesser priority or is unsecured), in respect of the foregoing clauses (x) and (y), shall not have any scheduled payments of principal or a final maturity prior to the date that is 365 days after the Maturity Date, and in respect of the foregoing clause (z), shall be subject to the First Lien/Second Lien Centertainment Group Intercreditor Agreement and/or the Existing Restricted Group First Lien/Second Lien Intercreditor Agreement, as applicable.

For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under this Section 4.05. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

(xxiii)      [reserved];

(xxiv)      [reserved];

(xxv)       [reserved];

(xxvi)      [reserved];

(xxvii)     [reserved];

(xxviii)    [reserved];

(xxix)       [reserved];

(xxx)        Indebtedness incurred by the Company or any of its Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture; and

(xxxi)       all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

(c)            [reserved].

(d)            [reserved].

(e)            [reserved].

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this Section 4.05.

Section 4.06        Limitation on Restricted Payments and Prepayments of Other Indebtedness.

(a)            Holdings will not, and will not permit any Subsidiary to, pay or make, directly or indirectly:

(i)            any dividend, payment or other distribution (whether in cash, securities or other property) with respect to any Shareholder Funding or any Equity Interests in Holdings or any Subsidiary;

(ii)           any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests; or

(iii)          any Restricted Investment;

(such payments or any other actions described in clauses (i) through (iii) above are collectively referred to as “Restricted Payments”).

(b)            Notwithstanding Section 4.06(a):

(i)            the Company may make Restricted Payments to Holdings and each Subsidiary may make Restricted Payments to the Company or any Wholly Owned Subsidiary;

(ii)           Holdings and the Company may make Restricted Payments in cash in lieu of payments required pursuant to the Intercompany Agreements (it being understood for the avoidance of doubt that payments made pursuant to the Intercompany Agreements in compliance therewith shall not constitute Restricted Payments);

(iii)          Permitted Existing Debt Purchases and any dividend, distribution, loan or advance made or deemed made pursuant to the terms of the Buyback Letter;

(iv)         [reserved];

(v)          [reserved];

(vi)         [reserved];

(vii)        [reserved];

(viii)       Holdings may make additional Restricted Payments in cash after the Issue Date, so long as Liquidity on a pro forma basis for such transaction is not less than $30,000,000, provided that, in each case immediately before and after giving effect to such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing and (y) the aggregate amount of cash and Cash Equivalents of (A) AMC and its subsidiaries (other than Holdings and its Subsidiaries and UK Holdco and its subsidiaries) shall not exceed $240,000,000 and (B) UK Holdco and its subsidiaries shall not exceed $150,000,000; provided, further, that for purposes of clause (y) herein, cash and Cash Equivalents shall not include any cash on deposit with AMC and its subsidiaries (other than Holdings and its Subsidiaries and UK Holdco and its subsidiaries) in accordance with the terms of the Intercompany Agreements;

(ix)          [reserved];

(x)           [reserved];

(xi)          Holdings and the Company may honor any conversion or exchange request by a holder of convertible or exchangeable, as applicable, Indebtedness permitted under Section 4.05 and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible or exchangeable, as applicable, Indebtedness in accordance with its terms;

(xii)         [reserved];

(xiii)        [reserved];

(xiv)        [reserved];

(xv)         [reserved];

(xvi)        [reserved]; and

(xvii)       [reserved].

(c)            Holdings will not, and will not permit any Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured Indebtedness or Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness, except:

(i)            payments of interest on Indebtedness permitted under Section 4.05(xix);

(ii)           refinancings of unsecured Indebtedness or Junior Indebtedness with proceeds of other unsecured Indebtedness or Junior Indebtedness, as applicable, permitted to be incurred under Section 4.05;

(iii)          the conversion of any unsecured Indebtedness or Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of AMC or the repurchase or repayment thereof with the net proceeds of any Equity Offering;

(iv)          (x) Permitted Existing Debt Purchases and (y) Existing Second Lien Notes Repurchases; and

(v)           payments on account of Shareholder Funding, so long as at the time of such payment and after giving effect thereto, Holdings or such Subsidiary would be able to make a Restricted Payment under Section 4.06(b)(viii).

(d)            Holdings will not, and will not permit any of its Subsidiaries to, amend or modify any documentation governing any unsecured Indebtedness or Junior Indebtedness, in each case if the effect of such amendment or modification (when taken as a whole) is material and adverse to Holders; it being understood for the avoidance of doubt that the modification or removal of affirmative or restrictive covenants in any documentation governing any unsecured Indebtedness or Junior Indebtedness is not adverse to the Holders.

Section 4.07        Limitation on Liens.

(a)            Holdings will not and will not permit any Subsidiary to create, incur or assume any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of Holdings or any Subsidiary that is Collateral.

(b)            Holdings will not and will not permit any Subsidiary to create, incur or assume any Lien (other than Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Subsidiary that is not Collateral unless, in the case of each Initial Lien on any asset or property that is not Collateral, the Notes are equally and ratably secured with (or, in the event the Lien relates to Junior Indebtedness permitted under Section 4.05(xix), are secured on a senior basis to) the obligations so secured.

(c)            Any Lien created for the benefit of Holders of the Notes pursuant to Section 4.07(b) shall provide by its terms that such Lien be deemed automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Company may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders pursuant to Section 4.07(b) in respect of such Initial Lien.

Section 4.08        Limitation on Transactions with Affiliates.

(a)            Holdings will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i)            (A) transactions among Holdings, the Company or any Subsidiary permitted under the terms of this Indenture and (B) transactions or series of related transactions involving aggregate payments or consideration, when taken together, of less than $1,000,000;

(ii)           a transaction (other than any Asset Sale or any Restricted Payment) on terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that, if the such transaction or series of related transactions involves aggregate consideration in excess of (i) $1,000,000 such transaction or series of related transactions shall be approved by a Board Resolution and a resolution certified by an authorized officer of AMC to have been duly adopted by the Board of Directors of AMC and to be in full force and effect on the date of such certification, and (ii) (A) $15,000,000, with respect to any transaction outside the ordinary course of business with AMC or any subsidiary of AMC other than the Centertainment Group Entities, or (B) $75,000,000 otherwise, a favorable opinion shall be given as to the fairness to Holdings or such Subsidiary of such transaction or series of related transactions issued by a nationally recognized investment bank;

(iii)         [reserved];

(iv)         the UK Holdco Intercompany Loan;

(v)          the Permitted Transactions;

(vi)         payments in the ordinary course of business by Holdings and the Subsidiaries pursuant to tax sharing agreements among Holdings and the Subsidiaries and their applicable respective Parent Entities on customary terms to the extent attributable to the ownership or operation by AMC of Holdings and the Subsidiaries, to the extent payments are permitted by Section 4.06;

(vii)        transactions contemplated by, and permitted under, the Intercompany Agreements;

(viii)       [reserved];

(ix)          Restricted Payments (excluding, for the avoidance of doubt, Permitted Investments) permitted under Section 4.06 or Investments made pursuant to clauses (m) and (q) of the definition of “Permitted Investments”;

(x)           [reserved];

(xi)          [reserved];

(xii)         Affiliate repurchases of Indebtedness under the Term Loan Obligations (to the extent permitted under agreements governing the Term Loan Obligations) or the Notes, and the holding of such Indebtedness and the payments and other related transactions in respect thereof;

(xiii)        Permitted Existing Debt Purchases and any dividend, distribution, loan or advance made or deemed made pursuant to the terms of the Buyback Letter;

(xiv)        Existing Second Lien Notes Repurchases;

(xv)         [reserved];

(xvi)        loans, advances and other transactions between or among Holdings or any Subsidiary, on the one hand, and any Joint Venture (regardless of the form of legal entity), on the other, in which Holdings or any Subsidiary has invested (and which Joint Venture would not be an Affiliate of Holdings or any Subsidiary but for Holdings’ or such Subsidiaries’ ownership of Equity Interests in such Joint Venture) to the extent otherwise permitted; and

(xvii)       [reserved].

Section 4.09        Negative Pledge. Holdings shall not, and shall not permit any of its Subsidiaries to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of Holdings or any other Guarantor to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Holders with respect to the Exchangeable Notes Obligations.

The provisions of the first paragraph of this Section 4.09 shall not apply to restrictions and conditions imposed by:

(a)            (i)           Requirements of Law;

(ii)          [reserved],

(iii)         this Indenture,

(iv)         the Security Documents,

(v)          [reserved],

(vi)         the Term Loan Documents,

(vii)        any documentation governing any Indebtedness incurred pursuant to Section 4.05(b)(ix) or Section 4.05(b)(xix) or Section 4.05(b)(viii)(B); provided that such restrictions shall be no materially more restrictive in any material respect than the restrictions and conditions in this Indenture and are otherwise on market terms at the time of issuance;

(viii)       [reserved], and

(ix)          any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (iii), (vi) and (vii) above;

(b)            customary restrictions and conditions existing on the Issue Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)            restrictions and conditions contained in agreements relating to the sale of any assets pending such sale; provided that such restrictions and conditions apply only to assets that are to be sold and such sale is permitted hereunder;

(d)            customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)            restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent such restriction applies only to the property securing by such Indebtedness;

(f)             [reserved];

(g)            [reserved];

(h)            restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)             [reserved];

(j)            customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted by Section 4.06 and applicable solely to such Joint Venture and entered into in the ordinary course of business; and

(k)            customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations.

Section 4.10        Future Guarantors. After the Issue Date:

(a)            AMC will cause each of its subsidiaries (other than any Centertainment Group Entity and other than any subsidiary of UK Holdco), which is the primary obligor or that guarantees Obligations from time to time under:

(i)            the Term Loan Credit Agreement,

(ii)           the Existing First Lien Notes,

(iii)          the AMC Credit Agreement, or

(iv)          any other indebtedness for borrowed money of AMC or any Guarantor in an aggregate principal amount in excess of $150,000,000 (any Indebtedness in the foregoing (i)-(iv), “Guarantee Reference Indebtedness”), to, and

(b)            upon (x) the formation or acquisition of any new Subsidiary (in each case, other than an Excluded Subsidiary) by Holdings or its Subsidiaries or (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary, Holdings will cause such Subsidiary to, in each case, execute and deliver (i) a supplemental indenture to this Indenture, providing for a Guarantee by such Person, (ii) a joinder to the Security Agreement, and any other applicable Security Document, as a grantor, pledger or like term thereunder, and (iii) joinders to any applicable Intercreditor Agreement or new intercreditor agreements and security documents, together with any filings and agreements to the extent necessary under law or otherwise required by the Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral of such Subsidiary, within 30 days of the date of (x) such subsidiary’s obligation in respect of, or guarantee of, such other Indebtedness, or (y) such formation, acquisition or cessation, as applicable, pursuant to which such Person will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest, if any, on the Notes on a senior secured basis, in each case in accordance with Article XI; provided that notwithstanding anything to the contrary in the foregoing clause (a) above, entry into any such guarantee, joinder or Security Document pursuant to clause (a) shall not be required to the extent (x) such subsidiary does not guarantee Guarantee Reference Indebtedness of the kind referred to in clauses (a)(i)-(iv) above and (y) such guarantee is not permitted by the Existing First Lien Indenture or the Term Loan Credit Agreement (in each case, as in effect at the time of determination).

Section 4.11        [Reserved].

Section 4.12        Provision of Financial Information.

(a)            AMC shall file with the SEC and provide the Trustee and Holders of Notes, with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that AMC shall be deemed to have provided such information, documents and other reports to the extent publicly filed or furnished with the SEC and shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but AMC shall still be obligated to provide such information, documents and reports to the Trustee and the Holders of the Notes in such event.

(b)            In addition, to the extent not satisfied by the foregoing, the Company shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Securities Act.

(c)            The annual and quarterly information required by Section 4.12(a) above shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in an “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of AMC and its Restricted Subsidiaries (as defined in the Exiting First Lien Notes Indenture (as in effect on the date hereof)) separate from the financial condition and results of operations of the Centertainment Group Entities.

Section 4.13        Statement as to Compliance. Holdings or the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, Holdings and the Company are in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 4.13, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action within five (5) Business Days of its occurrence.

Section 4.14        Waiver of Certain Covenants. Holdings may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03 to 4.11, Section 4.12(a), Sections 4.15 to 4.22, if the Required Holders at the time outstanding shall, by written direction of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 4.15        [Reserved]. Section 4.16        Asset Sales; Casualty Event; Payments on UK Holdco Intercompany Note.

(a)            Holdings shall not, and shall not permit any of its Subsidiaries to, consummate, directly or indirectly, an Asset Sale (including the sale or issuance of Equity Interests in a Subsidiary) unless:

(1)            such Asset Sale is made for Fair Market Value; provided that such Asset Sale may not be a sale or issuance of Equity Interests in the Company;

(2)            the Fair Market Value of such Asset Sale, taken together with all previous Asset Sales since the Issue Date, shall not exceed $20,000,000; provided that, subject to limitations on use of proceeds set forth in this Section 4.16, additional Asset Sales, the Fair Market Value of which, taken together with the Fair Market Value of all previous Asset Sales since the Issue Date permitted pursuant to this proviso, shall not exceed $30,000,000, shall be permitted under this Section 4.16 (“Permitted Paydown Asset Sales”); and

(3)            at least 90% of the consideration for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date, received by Holdings or such Subsidiary is in the form of cash or Cash Equivalents.

(b)            Within 360 days after receipt of any Net Proceeds from any Asset Sale or Casualty Event or any payment on the UK Holdco Intercompany Loan (as applicable, “Asset Sale Proceeds Application Period”), the Company or such Subsidiary shall apply an amount equal to the Net Proceeds from such Asset Sale or Casualty Event or payment on the UK Holdco Intercompany Loan (the “Applicable Proceeds”),

(1)            to repay or repurchase (i) first, (1) the Term Loan Obligations (or any Permitted Refinancing of the Indebtedness thereof) or (2) if required, any other Indebtedness of the Company having First Lien Priority and incurred pursuant to Section 4.05(b)(viii) and (ii) second, to the extent any Applicable Proceeds remain after all Term Loan Obligations have been repaid in full, the Notes;

(2)            other than with respect to Applicable Proceeds of Permitted Paydown Asset Sales, to make any Qualified Reinvestment in the business of the Company and its Subsidiaries permitted under this Indenture; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Asset Sale, or shall result therefrom; or

(3)            any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment or letter of intent shall be treated as a permitted application of the Applicable Proceeds (other than Applicable Proceeds of Permitted Paydown Asset Sales) from the date of such commitment or letter of intent so long as the Company or such Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Applicable Proceeds will be applied to satisfy such commitment or letter of intent within 90 days of the expiration of the applicable Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Applicable Proceeds are actually applied in such manner within 90 days of the expiration of such Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “Commitment Application Period”), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before such Applicable Proceeds are applied in connection therewith, then such Applicable Proceeds shall be applied in accordance with clause (1) above unless the Company or such Subsidiary reasonably expects to enter into another Acceptable Commitment prior to the expiration of the Asset Sale Proceeds Application Period and such Applicable Proceeds are actually applied in such manner prior to the expiration of the Commitment Application Period.

(c)            [Reserved].

(d)            Pending the final application of an amount equal to the Applicable Proceeds pursuant to this Section 4.16, the holder of such Applicable Proceeds may invest such Applicable Proceeds in any manner not prohibited by this Indenture. For the avoidance of doubt, the Company may apply any Declined Proceeds (as defined in the Term Loan Credit Agreement (as in effect on the date hereof) in any manner not prohibited by this Indenture.

(e)            Notwithstanding anything in this Indenture to the contrary, (i) to the extent that any of or all the Applicable Proceeds received by a Foreign Subsidiary are prohibited or delayed under any Requirements of Law from being repatriated to the Company, the portion of such Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.16 and may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Company (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Applicable Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.16, (ii) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Applicable Proceeds would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.16and may be retained by the applicable Foreign Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Applicable Proceeds received by a Foreign Subsidiary would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Applicable Proceeds shall be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.16.

(f)            For purposes of clause (a)(3) of this Section 4.16 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(1)            the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of AMC provided hereunder or in the footnotes thereto (or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of AMC or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company of the Company or such Subsidiary)), other than liabilities that are by their terms subordinated to the Exchangeable Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary from such liabilities; and

(2)            any securities received by Holdings or such Subsidiary from such transferee that are converted by Holdings or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale;

(g)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes. To the extent that the provisions of any securities laws or regulations conflict with the asset sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the asset sale provisions of this Indenture by virtue of such compliance.

(h)            The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Required Holders. An offer to repurchase the Notes as a result of an Asset Sale may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Subsidiary Guarantees so long as the tender of the Notes by a Holder is not conditioned upon the delivery of consents by such Holder.

Section 4.17        After-Acquired Collateral. From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if Holdings, the Company or any other Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any Term Loan Obligations or any other First Lien Priority Indebtedness, Holdings, the Company and each of the other Guarantors shall concurrently grant a perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the Exchangeable Notes Obligations such that the Notes have (i) with respect to any Collateral constituting assets of any Existing Credit Group Obligor, First Lien Priority on such Collateral and (ii) with respect to any Collateral constituting assets of any Centertainment Group Entity, Second Lien Priority on such Collateral. Holdings, the Company and each Guarantor shall, and shall cause each of its subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 4.17 (Post-Closing Matters) within the time periods set forth on such Schedule (or such later dates as the Required Holders may reasonably agree).

Section 4.18        [Reserved].

Section 4.19        Preservation of Existence. Holdings shall (and shall cause the other Centertainment Group Entities to), the other Centertainment Group Entities party hereto shall, and AMC shall, prior to any UK Holdco Intercompany Loan Payoff, cause AMC UK and UK Holdco to:

(a)            preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization except, in the case of the Centertainment Group Entities, in a transaction permitted by Section 4.16 (other than with respect to Holdings or the Company) or Section 5.01; and

(b)            take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of clause (a) (other than with respect to Holdings or the Company) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20        Centertainment Group Entities Corporate Separateness. Holdings shall (and shall cause the other Centertainment Group Entities to) and the other Centertainment Group Entities party hereto shall:(a)        enforce their rights under the Intercompany Agreements against the applicable counterparties in a timely and diligent manner;

(b)            establish one or more concentration or collection accounts with one or more United States-domiciled commercial banks that have combined capital and surplus of at least $5,000,000,000, which account(s) is (are) subject (other than in the case of any Excluded Account) to an effective springing account control agreement sufficient to perfect a Lien on such account(s) in favor of the Notes Collateral Agent (in a form reasonably satisfactory to the Notes Collateral Agent) and otherwise in customary form (as determined by the Company in good faith and reasonably acceptable to the Required Holders) by no later than 60 days after the Issue Date (or such later date reasonably agreed by the Required Holders) into which accounts amounts earned by the Centertainment Group Entities, to the extent not otherwise distributed or disposed of in compliance with the terms of this Indenture, shall be deposited and retained as earned;

(c)            observe in all material respects all corporate formalities;

(d)            maintain separate books and accounts for the Centertainment Group Entities, including appropriate recording of amounts owing to the Centertainment Group Entities under the Intercompany Agreements or from third parties and distributions made (or deemed made) by the Centertainment Group Entities to their parent entities; and

(e)            maintain the assets of Holdings and its Subsidiaries separately from the assets of any Person other than the Centertainment Group Entities, except as contemplated by and permitted under the Intercompany Agreements and this Indenture.

Section 4.21        Intercompany Agreements; Property Transfers.

(a)            Holdings shall (and shall cause the other Centertainment Group Entities to) and the other Centertainment Group Entities party hereto shall, as applicable: (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement to remain at all times in full force and effect, (iii) not (A) permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed or (B) waive the rights of the Centertainment Group Entities or the obligations of the counterparties under any Intercompany Agreement, in the case of this clause (iii), in any manner material and adverse to the Holders, in their capacity as such (it being understood that any such amendment, modification, supplement or change that would materially and adversely affect any express economic terms under or materially and adversely affect any economic benefit of any member of Holdings or its Subsidiaries provided under any Intercompany Agreement shall be deemed to be material and adverse), provided, however, that the Intercompany Agreement may be amended, modified, supplemented or otherwise changed as may be required by law or applicable regulations, and (iv) enforce all applicable terms and provisions under the Intercompany Agreements in all respects against the applicable counterparties in a timely and diligent manner.

(b)            AMC shall (and shall cause and each of its subsidiaries (other than the Centertainment Group Entities) party to the Intercompany Agreements to) (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement, and prior to a UK Holdco Intercompany Loan Payoff, the UK Holdco Intercompany Loan and the UK Holdco Share Pledge to remain at all times in full force and effect and (iii) not permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed in any manner material and adverse to the Holders in their capacity as such.

(c)            (i) Other than as permitted hereunder, AMC shall not, nor permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person other than (A) in the case of any Material Property owned by AMC and its subsidiaries (other than Holdings and its Subsidiaries), AMC, the Company or any Guarantor or (B) in the case of any Material Property owned by Holdings and its Subsidiaries, Holdings, the Company or any Subsidiary that is a Guarantor, in each case, other than the grant of a non-exclusive license of intellectual property on arm’s length (i.e. market) terms and economics to any subsidiary of AMC in the ordinary course of business for a bona fide business purpose and (ii) no Person other than AMC, the Company or any Guarantor shall own or hold an exclusive license to any Material Property.

Section 4.22        Amendments to Certain Documents.

(a)            (i) AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change in any manner that is material and adverse to the interests of the Holders any term or condition of any of their Organizational Documents, it being understood and agreed that any amendment, modification or change to the Organizational Documents of the Centertainment Group Entities permitting the termination of or any amendment (other than amendments permitted under Section 4.21) to any Intercompany Agreement in violation of the Exchangeable Notes Documents shall be deemed material and adverse and (ii) AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change in any manner that is material and adverse to the interests of the Holders any term or condition of the UK Holdco Intercompany Loan or release the security interest on any collateral granted thereunder unless a UK Holdco Intercompany Loan Payoff occurs as a result therefrom.

(b)            AMC shall not, and shall not permit any of its subsidiaries to, amend, modify or change, or take any action in respect of (including as part of any refunding, replacement, substitution, restructuring or other refinancing thereof), the AMC Credit Agreement, the Existing First Lien Notes Indenture, the Existing Second Lien Notes Indenture or any documents governing Junior Indebtedness (other than pursuant to the Permitted Transactions):

(i)            in any manner that impacts the maturity, subordination, ranking or intercreditor provisions contained therein in a manner that is material and adverse to the interests of the Holders; or

(ii)           to designate any Centertainment Group Entity as a “restricted subsidiary” (or equivalent term) thereunder.

ARTICLE IV-A
Additional Covenants of Holdings And UK Holdco

Holdings shall not and, prior to any UK Holdco Intercompany Loan Payoff, or unless a UK Holdco Intercompany Loan Payoff occurs as a result thereof, AMC shall cause UK Holdco not to:

(a)            incur any liabilities, other than:

(i)            in respect of Holdings, (A) liabilities permitted under this Indenture or the Term Loan Credit Agreement (as in effect on the date hereof); (B) arising under (1) the Notes (including, with respect to Holdings, its Guarantee of the Notes) (and any Permitted Refinancing thereof), (2) the Term Loan Obligations (and any Permitted Refinancing thereof) and (3) the Intercompany Agreements, in each case to the extent permitted under this Indenture; (C) arising from tax liabilities or from participating in accounting and other administrative activities as a subsidiary of AMC; and (D) arising from executing, delivering and performing rights and obligations under employment agreements, in the case of clauses (C) and (D), in the ordinary course of business; and

(ii)           in respect of UK Holdco, (A) arising under the UK Holdco Intercompany Loan; (B) from tax liabilities or from participating in accounting and other administrative activities as a subsidiary of AMC; (C) from executing, delivering and performing rights and obligations under employment agreements; and (D) as permitted under the Term Loan Credit Agreement (as in effect on the date hereof), in the case of clauses (B), (C) and (D), in the ordinary course of business;

(b)            create, incur, assume or permit to exist any Lien on its property or assets other than:

(i)            with respect to Holdings, (A) Liens securing its Guarantee of the Notes, (B) Liens securing the Term Loan Obligations, to the extent permitted under this Indenture and (C) as may otherwise be permitted by this Indenture;

(ii)           with respect to UK Holdco, Liens securing the Obligations under the UK Holdco Intercompany Loan; and

(iii)          Liens existing on the Issue Date;

(c)            own any assets, other than (i) the Equity Interests of (A) with respect to Holdings, the Company and (B) with respect to UK Holdco, AMC UK; (ii) cash and Cash Equivalents held in a deposit account subject to an effective springing account control agreement sufficient to perfect a Lien on such account in favor of the Notes Collateral Agent and otherwise in customary form as determined by the Company in good faith and reasonably acceptable to the Required Holders; (iii) de minimis assets or pursuant to ordinary course intercompany cash management or financing arrangements; and (iv) with respect to Holdings, as may otherwise be permitted by this Indenture;

(d)            engage in any operations or business, other than (i) its ownership of (A) with respect to Holdings, the Company and (B) with respect to UK Holdco, AMC UK, as applicable; (ii) maintaining its corporate existence; (iii) making capital contributions to its respective Wholly Owned Subsidiaries; (iv) participating in accounting and other administrative activities as a subsidiary of AMC in the ordinary course of business; (v) providing customary indemnification to directors and officers; (vi) with respect to Holdings, making Restricted Payments in cash and otherwise in accordance with Section 4.06; (vii) with respect to UK Holdco, making (x) any dividend or other distribution with respect to any Equity Interests in UK Holdco, (y) any cash payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in UK Holdco or any of its subsidiaries or any option, warrant or other right to acquire any such Equity Interests or (z) any Investment in its subsidiaries in the ordinary course of business (provided that under no circumstances may any non-cash dividends, distributions or payments (other than customary stock dividends) be made by UK Holdco); and (viii) activities incidental to the foregoing clauses (i)-(vii);

(e)            consummate, directly or indirectly, in the case of Holdings any Asset Sale (including the sale or issuance of Equity Interests in a subsidiary thereof) other than as permitted pursuant to Section 4.16; provided that Holdings shall not, notwithstanding any provision of Section 4.16, Dispose of Equity Interests in the Company;

(f)            consummate, directly or indirectly, in the case of UK Holdco, the sale, transfer, lease, license or other disposition of any its assets (including of any Equity Interest owned by it), other than in the ordinary course of business; provided that AMC shall cause UK Holdco not to sell, transfer, lease, license or otherwise dispose of all or any portion of the Equity Interests in AMC UK; or

(g)            consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person, other than, with respect to Holdings, as permitted by Section 5.01.

ARTICLE IV-B.
Additional Covenants of AMC and the Existing Guarantors AND AMC UK AND ITS SUBSIDIARIES

(a)            At all times during which the Notes are outstanding, the Existing Credit Group Obligors party hereto as Guarantors shall adhere to the negative covenants set forth in Article VI under the Term Loan Credit Agreement applicable to the Existing Credit Group Obligors (as in effect on the Issue Date), which negative covenants are hereby incorporated mutatis mutandis with respect to the Existing Credit Group Obligors.

(b)            Prior to any UK Holdco Intercompany Loan Payoff, or unless a UK Holdco Intercompany Loan Payoff occurs as a result thereof, AMC shall cause AMC UK and each other subsidiary of UK Holdco not to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than (A) UK Holdco, AMC UK and/or any Wholly Owned Subsidiary of AMC UK and (B) AMC and/or any of its subsidiaries with respect to any intercompany loans, advances and/or capital contributions from AMC and/or any of its subsidiaries to UK Holdco or any of its subsidiaries, in each case, made in the ordinary course of business and not for the purposes of materially reducing the value of the Collateral or disadvantaging the Holders in respect of their rights as creditors relative to other creditors), other than in the ordinary course of business.

Article V.
Successors

Section 5.01        Merger, Consolidation, Amalgamation and Sale of All or Substantially All Assets. Neither Holdings nor the Company shall consolidate or amalgamate with or merge with or into any other Person or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person unless at the time and after giving effect thereto:

(a)            either: (i) the Company or Holdings, as applicable, shall be the continuing Person; or (ii) the Person (if other than the Company or Holdings, as applicable) formed by such consolidation or into which the Company or Holdings, as applicable, is merged or the Person which acquires by sale, assignment, transfer, lease or other disposition all or substantially all of the properties and assets of the Company or Holdings, as applicable, (the “Surviving Entity”) shall be an entity organized or existing under the laws of the United States of America or any political subdivision thereof, and shall, in either case, expressly assume all the Obligations of the Company or Holdings, as applicable, under the Notes, this Indenture, the Security Documents and each Intercreditor Agreement then in effect, as applicable; provided that, neither the Company nor Holdings shall consolidate or amalgamate with, or merge with or into, AMC or any of its subsidiaries (other than any Centertainment Group Entity);

(b)            immediately before such transaction and after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(c)            [reserved];

(d)            to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Surviving Entity are assets of the type that would constitute Collateral under the Security Documents, the Surviving Entity will take such action to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and

(e)            each Guarantor (unless, in the case of Holdings or any Subsidiary Guarantor, it is the other party to the transactions above, in which case clause (a)(ii) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Notes outstanding and this Indenture pursuant to supplemental indentures.

(f)            In connection with any consolidation, merger, transfer or lease contemplated in Section 5.01(a), the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

(g)           In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than Holdings, the Company or any other Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to Holdings, the Company or any other Subsidiary Guarantor) unless:

(i)            the resulting, surviving or transferee Person shall be an entity organized or existing under the laws of the United States of America or any political subdivision thereof and such Person (if not such Subsidiary Guarantor) shall expressly assume all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee by supplemental indenture, executed and delivered to the Trustee, and joinders to the applicable Security Documents and Intercreditor Agreements then in effect;

(ii)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

(iv)          to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Subsidiary Guarantor will promptly cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and

(v)           the transaction is made in compliance with Section 4.16.

Section 5.02         Successor Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or the Company, as applicable, in accordance with Section 5.01, the successor entity formed by such a consolidation or into which Holdings or the Company, as applicable, is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of Holdings or the Company, as applicable, under the Notes and this Indenture, with the same effect as if such successor entity had been named as the Company herein. In the event of any transaction (other than a lease) described and listed in Section 5.01 in which Holdings or the Company, as applicable is not the continuing entity, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of Holdings or the Company, as applicable, and Holdings or the Company, as applicable, shall be discharged from all obligations and covenants under the Notes and this Indenture.

Article VI.
Defaults and Remedies

Section 6.01         Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a)           default in the payment of the principal of or premium, if any, on any Note when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or upon acceleration, redemption or otherwise;

(b)           default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)           default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary contained in this Indenture or the Security Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or (b) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding;

(d)           (i) one or more defaults in the payment of principal on Indebtedness of Holdings, any Subsidiary or any Guarantor, with an aggregate principal amount of at least $250,000,000, when the same becomes due and payable, including at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, (ii) either the Existing First Lien Notes, AMC Credit Agreement or any other Indebtedness (other than the Term Loan Obligations) with an aggregate principal amount of at least $250,000,000 shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the Stated Maturity thereof or (iii) default in the performance, or breach, of any covenant or agreement of the Company, any Subsidiary or any Guarantor relating to the Term Loan Obligations, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due (after notice or the passage of time or both) or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity; provided that this clause (d)(iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(e)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of AMC, Holdings, the Company, any Guarantor, prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC or its respective debts, or of a material part of its respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for AMC, Holdings, the Company, any Guarantor, prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC or for a material part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)            AMC, Holdings, the Company, any Guarantor, or prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (g) of this Section 6.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for AMC, Holdings, the Company, any Guarantor, prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC or for a material part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(g)           one or more enforceable judgments for the payment of money in an aggregate amount in excess of $250,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against AMC, Holdings, the Company, any Guarantor, prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of AMC, the Company, any Guarantor, or prior to any UK Holdco Intercompany Loan Payoff (x) UK Holdco, (y) AMC UK or (z) any subsidiary of AMC UK that is a Significant Subsidiary of AMC that are material to the businesses and operations thereof to enforce any such judgment;

(h)           (i) any Lien on any material portion of the Collateral purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any of AMC, Holdings, the Company or any other Guarantor not to be, a valid and perfected Lien (having the priority required by this Indenture and the Security Documents), except (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) as a result of the failure of the Controlling Collateral Agent or Designated Senior Representative, as applicable (1) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (2) file Uniform Commercial Code continuation statements, (C) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (D) as a results of acts or omissions of the Controlling Collateral Agent or Designated Senior Representative, as applicable; and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the then outstanding Notes;

(i)            (i) any provision of the Indenture or any Security Document, (ii) any material provision of any other Exchangeable Notes Document or (iii) any Guarantee shall for any reason be asserted by AMC, Holdings, the Company or any other Guarantor not to be, or shall cease to be, a legal, valid and binding obligation of any party thereto other than as expressly permitted hereunder or thereunder;

(j)            except as permitted by this Indenture, the Guarantee of any Guarantor shall cease to be in full force and effect; or

(k)           (x) Holdings shall cease to own, directly, 100% of the Equity Interests of the Company (or the Surviving Entity of the Company following a transaction permitted by Section 5.01), (y) AMC shall cease to own, directly or indirectly, 100% of the Equity Interests of Holdings (or the Surviving Entity of Holdings following a transaction permitted by Section 5.01), or (z) prior to any UK Holdco Intercompany Loan Payoff, or unless a UK Holdco Intercompany Loan Payoff occurs as a result thereof, UK Holdco shall cease to own, directly, 88.3% of the Equity Interests of AMC UK and/or the UK Holdco Intercompany Loan shall cease to be secured by a pledge of 100% of the Capital Stock of AMC UK owned by UK Holdco from time to time.

(l)            failure by the Company to deliver or pay (or cause to be delivered or paid) the applicable Exchange Consideration or Exchange Adjustment Consideration following a Voluntary Exchange on the applicable Exchange Date, and such default continues for two (2) Business Days.

Section 6.02         Acceleration; Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) occurs and is continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than 30% in aggregate principal amount of the Notes outstanding, by notice to the Company and the Trustee, may declare the principal of, premium, if any (including Exchange Adjustment Consideration as set forth in this Section 6.02), and accrued and unpaid interest, if any, on, all the Notes to be due and payable. If an Event of Default specified in Section 6.01(e) or (f) occurs and is continuing, then the principal of, premium, if any (including Exchange Adjustment Consideration as set forth in this Section 6.02), and accrued and unpaid interest, if any, on, all the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall have no obligation to accelerate the Notes if in the reasonable judgment of the Trustee, acceleration is not in the interest of the Holders.

(b)           At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Required Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i)             the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(A)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B)           all overdue interest on all Notes;

(C)           the principal of (and premium, if any (including Exchange Adjustment Consideration as set forth in this Section 6.02), on) any Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

(D)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(ii)            all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)           In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof shall be automatically annulled if, within ten (10) Business Days after such Event of Default arose, the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case as a result of an Event of Default whether automatically or by declaration, the amount of principal of, accrued and unpaid interest and premium on the Notes that shall automatically and immediately then be due and payable shall be equal to the principal amount of the Notes then outstanding plus accrued and unpaid interest on the Notes to, but excluding, such date of acceleration plus the Exchange Adjustment Consideration as determined pursuant to Section 10.04 (which, for the avoidance of doubt, shall be paid as Cash Exchange Adjustment Consideration), as if such acceleration were a Voluntary Exchange of the Notes so accelerated.

Without limiting the generality of the foregoing, if the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default (including an event of default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claim by operation of law)), an Exchange Adjustment Triggering Event pursuant to clause (ii) of the definition thereof shall have occurred, and the Exchange Adjustment Consideration (which, for the avoidance of doubt, shall be in the form of Cash Exchange Adjustment Consideration) shall also be automatically and immediately due and payable, without any declaration or other act on the part of the Trustee, the Notes Collateral Agent or any Holder, as though the Notes had been subject to a Voluntary Exchange and shall constitute part of the Exchangeable Notes Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Exchange Adjustment Consideration becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Exchange Adjustment Consideration) from and after the applicable triggering event, including in connection with certain events of bankruptcy, insolvency or reorganization of the Company. Any premium payable above shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes (and not unmatured interest or a penalty) and AMC, Holdings, the Company, UK Holdco and each other Guarantor agrees that it is reasonable under the circumstances currently existing. The premium shall also be automatically and immediately due and payable in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding or otherwise, deed in lieu of foreclosure or by any other means. EACH OF AMC, HOLDINGS, THE COMPANY, UK HOLDCO AND EACH OTHER GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. AMC, Holdings, the Company, UK Holdco and each other Guarantor expressly agrees (to the fullest extent it may lawfully do so) that: (A) the foregoing premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the foregoing premium shall be payable under the circumstances described herein notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between Holders and such Person giving specific consideration in this transaction for such agreement to pay the foregoing premium; (D) such Person shall be estopped hereafter from claiming differently than as agreed to in this paragraph; and (E) such Person shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Exchange Adjustment Consideration or applicable redemption price under the circumstances described herein, and such Person shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Exchange Adjustment Consideration. AMC, Holdings, the Company, UK Holdco and each other Guarantor expressly acknowledges that its agreement to pay or guarantee the premium to Holders as herein described are individually and collectively a material inducement to Holders to purchase the Notes and that such premium to Holders shall be deemed to be earned on the Issue Date.

Section 6.03         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04         Waiver of Past Defaults. Subject to Section 6.02, the Required Holders voting together as a single class by notice to the Trustee may waive an existing Default and its consequences under this Indenture and the Security Documents, except (a) a Default in the payment of the principal of or interest on a Note held by a non-consenting Holder, (b) a Default arising from a failure to offer to repurchase the Notes on the Fundamental Change Repurchase Date in accordance with the provisions of Section 3.09, or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05         Control by Majority. Subject to any applicable Intercreditor Agreement, the Required Holders voting together as a single class may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or Notes Collateral Agent with respect to the Notes. However, the Trustee or the Notes Collateral Agent, as applicable may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee or Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or Notes Collateral Agent, as applicable in personal liability. Prior to taking any action hereunder, the Trustee and/or Notes Collateral Agent shall be entitled to reasonable indemnification, in its sole discretion, against all losses and expenses caused by taking or not taking such action.

Section 6.06         Limitation on Suits. Subject to any applicable Intercreditor Agreement, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting together as a single class shall have made a written request, and such Holder or Holders shall have offered, to the extent satisfactory to the Trustee, security or indemnity against the loss, liability or expense (including attorneys’ fees) to be incurred in compliance with such request, to the Trustee to pursue such proceeding as trustee; and

(c)           the Trustee has failed to institute such proceeding and has not received from the Required Holders a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or interest on such Notes on or after the applicable due date specified in such Note, or the Company’s obligations to exchange any Notes pursuant to Article X on or after the respective due dates therefor provided in this Indenture and the Notes. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07         Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcements of the payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, and to exchange the Notes for the consideration and in the manner specified in Article X, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10         Priorities. Subject to any applicable Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in any capacity hereunder) and the Notes Collateral Agent, in each case for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest on, or any Exchange Consideration due upon exchange of, the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

Section 6.12         Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII.
Trustee

Section 7.01         Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting upon, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.02         Rights of Trustee. Subject to the provisions of Section 7.01:

(a)           The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee, to the extent satisfactory to the Trustee, security or indemnity against the loss, liability or expense (including attorneys’ fees) that might be incurred by it in compliance with such request or direction.

(f)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)           The Trustee shall not be required to give a note, bond or surety in respect of the trusts and powers under this Indenture.

(i)            The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(j)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(k)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(l)            None of the Trustee, Exchange Agent, Paying Agent nor Notes Collateral Agent shall have any liability or responsibility for any calculation hereunder or in connection with the Notes or for any data or other information used in any such calculation or determination hereunder, including, but not limited to in connection with any conversion or exchange of any Notes.

Section 7.03         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Exchange Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04         Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05         Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 45 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06         Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2024, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of March 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07         Compensation and Indemnity. The Company shall pay to the Trustee (acting in any capacity hereunder) and any predecessor Trustee from time to time such compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee (acting in any capacity hereunder) upon request for all documented expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee (acting in any capacity hereunder) against any and all loss, liability or expense (including documented attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All rights, protections, indemnifications and releases from liability granted hereunder to the Trustee shall extend to it acting in any capacity hereunder and its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.08         Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee by so notifying the resigning Trustee of its replacement. The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Required Holders and such Holders do not reasonably promptly (but in any event, within 30 days following such resignation or removal) appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated; any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10         Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a).

Section 7.11         Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b): A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Article VIII.
Discharge of Indenture

Section 8.01         Discharge of Liability on Notes.

(a)           When (i) either (A) all outstanding Notes that have been authenticated (other than Notes replaced pursuant to Section 2.07 and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (B) all Notes under this Indenture that have not been delivered to the Trustee for cancellation have become due and payable, whether at the Maturity Date, a Soft Call Date or a Fundamental Change Repurchase Date or will become due and payable within one year or have been called for redemption pursuant to a Soft Call Notice and the Company irrevocably deposits or causes to be deposited with the Trustee in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium and accrued interest to the Maturity Date, Soft Call Date or Fundamental Change Repurchase Date; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued thereunder at the Maturity Date, Soft Call Date or Fundamental Change Repurchase Date, as the case may be, then upon demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel, at the cost and expense of the Company, to the Trustee stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Notes and the Liens on the Collateral securing the Notes will be released.

(b)           Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the satisfaction and discharge of those obligations that the Company terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03, 8.04, 8.05 and 8.06 and Article X (and the Holder’s rights to submit a Notice of Voluntary Exchange under Article III and exchange its Notes in accordance with Article X) shall survive until the Notes have been paid and/or exchanged in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

Section 8.02         [Reserved].

Section 8.03         Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes subject to its customary procedures and those of any relevant depositary.

Section 8.04         Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them upon payment of any amounts due to the Holders, or otherwise, hereunder.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.05         Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee (acting in any capacity hereunder) against any tax, fee or other charge imposed on or assessed against deposited Government Securities, or the principal and interest received on such Government Securities, other than such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06         Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article IX.
Amendments

Section 9.01         Without Consent of Holders. The Company and AMC, Holdings and any other Guarantor (with respect to its Guarantee, this Indenture, the Intercreditor Agreements then in effect or the other Security Documents to which it is a party and excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor), the Trustee and the Notes Collateral Agent, without the consent of any Holders, may amend the Notes, the Guarantees, this Indenture, any Intercreditor Agreement then in effect or the other Security Documents, for any of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency in a manner that does not materially adversely affect any Holder in any respect;

(b)           to comply with Section 5.01;

(c)           to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(d)           [reserved];

(e)           to add to the covenants of AMC, Holdings, the Company, UK Holdco or any other Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon AMC, Holdings, the Company, UK Holdco or any other Guarantor;

(f)            to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(g)           to make any change that does not adversely affect the rights of any Holder in any respect;

(h)           to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(i)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, a successor Notes Collateral Agent, a successor Paying Agent or a successor Exchange Agent hereunder pursuant to the requirements hereof;

(j)            to add a Guarantor under this Indenture, the Intercreditor Agreements then in effect, and/or the other Security Documents or Exchangeable Notes Documents;

(k)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders to transfer Notes;

(l)            to add Collateral with respect to any or all of the Notes and/or the Guarantees;

(m)          to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(n)           to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, this Indenture (including pursuant to Section 4.07(b) and including any release of any Lien that is not then otherwise required by this Indenture to be pledged as security for the Notes) or any applicable Intercreditor Agreement;

(o)           to comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(p)           (i) to add any junior lien secured parties, and the Notes Collateral agent as senior lien secured party, to any Junior Lien Intercreditor Agreement and/or (ii) to add any second lien secured parties to any Second Lien Centertainment Group Intercreditor Agreement;

(q)           in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to any applicable Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(r)            with respect to the Intercreditor Agreements then in effect or the Security Documents, as provided in the relevant Intercreditor Agreement or Security Document, as applicable;

(s)           to provide for the succession of any parties to the Security Documents, or any applicable Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Holders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred pursuant to Section 4.05 or any other agreement that is permitted by this Indenture;

(t)            enter into supplemental indentures pursuant to, and in accordance with, Section 10.12, in connection with a Merger Event;

(u)           [reserved]; or

(v)           to adjust the Exchange Rate as provided in this Indenture.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or security documents or intercreditor agreements authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Notes Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents or intercreditor agreements that affect its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. Except as set forth in Section 9.01(a), the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02         With Consent of Holders. The Company, AMC, Holdings and the other Guarantors and the Trustee and the Notes Collateral Agent may modify or amend this Indenture, the Notes, any Guarantee, any applicable Intercreditor Agreement and the other Security Documents and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, any Guarantee, any applicable Intercreditor Agreement or any other Security Document may be waived, in each case, with the consent of the Required Holders (including any consents or waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected thereby, a modification or amendment may not:

(a)           change the Maturity Date of the principal of, or the time for, payment of any installment of interest on, any Notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or otherwise as provided in this Indenture, or change the coin or currency in which the principal of any Notes or any premium or the interest thereon is payable;

(b)           reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of the payment of, the Fundamental Change Repurchase Price;

(c)           amend the contractual right expressly set forth in this Indenture (including Section 6.07) or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the Stated Maturity or redemption date of any such Notes;

(d)           reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(e)           modify any of the provisions of this Section 9.02 or Sections 6.04 and 6.05, except to increase the percentage of outstanding Notes the consent of whose Holders is required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(f)            (i) amend or modify any term or provision within the Exchangeable Notes Documents to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money) with respect to which (A) the Liens on all or substantially all of the Collateral securing the Exchangeable Notes Obligations would be subordinated or (B) all or any portion of the Exchangeable Notes Obligations would be subordinated in right of payment (including by means of a “waterfall” provision), except for (1) any “debtor-in-possession” facility (or similar financing under applicable law) or (2) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Holders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement) or (ii) make any change in any Security Document or the provisions in this Indenture or the other Exchangeable Notes Documents (A) modifying the application of proceeds of the Collateral, or releasing or having the effect of releasing the Liens on all or substantially all of the Collateral or (B) to release, or have the effect of releasing, all or substantially all of the value of the Guarantees;

(g)           permit any transfer of intellectual property that is material to the business of the Centertainment Group Entities by any Centertainment Group Entity to AMC or any subsidiary of AMC (other than Holdings, the Company or any Subsidiary Guarantor) (except as provided in the Intercompany Agreements as in effect on the date hereof);

(h)           modify any of the provisions of Section 2.14 or 3.07; or

(i)            make any change that adversely affects the exchange rights of any Note (including with respect to any Voluntary Exchange or Exchange Adjustment Triggering Event) or modifies the consideration due in respect of an exchange of any Note, except as permitted by Section 9.01(t) or (v).

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Company in the execution of such amended or supplemental indenture or security documents or intercreditor agreements (or any joinder with respect to any of the foregoing) upon the receipt of an Officers’ Certificate and Opinion of Counsel stating that such execution and delivery is permitted by the Indenture and all conditions precedent relating to such execution and delivery have been satisfied, unless such amended or supplemental indenture or security documents or intercreditor agreements directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

In addition, Holders will be deemed to have consented for purposes of the Security Documents and the applicable Intercreditor Agreements, and the Notes Collateral Agent and the Trustee will be authorized, to amend or supplement the Security Documents or enter into a new intercreditor agreement to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under this Indenture. In executing any such amendment, supplement, joinder, consent or waiver to applicable Intercreditor Agreements or other Security Document or in entering into a new intercreditor agreement or Security Document, the Trustee and Notes Collateral Agent shall be entitled to receive and (subject to their duties set forth in this Indenture) shall be fully protected in relying upon an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement, joinder, consent or waiver or new agreement is authorized or permitted by such Intercreditor Agreement and/or other Security Document, as the case may be, and complies with the provisions thereof and of this Indenture. Notwithstanding anything in this Indenture to the contrary, no opinion of counsel shall be required in connection with the execution by the Trustee or Notes Collateral Agent of any such amendment, supplement, joinder, consent waiver or other modification to any Intercreditor Agreement and/or the other Security Documents or the entering into of a new intercreditor agreement or Security Document.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03         Actions Taken by Initial Purchasers. In the case of any consent, waiver or other action to be taken by a Holder with respect to Notes beneficially owned by an Initial Purchaser, the Company and the Trustee, in their respective sole discretion, upon evidence satisfactory to each that such Notes are beneficially owned by such Initial Purchaser, may accept any consent, waiver or other action taken by such Initial Purchaser with respect to Notes it beneficially owns as having been provided or performed by the Holder thereof.

Section 9.04         Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. Such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

For all purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

Section 9.05         Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06         Trustee To Sign Amendments. The Trustee and the Notes Collateral Agent shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, in its sole discretion, and to receive, in addition to the documents required by Section 13.04 and (subject to Section 7.01) shall be fully protected in relying upon and shall be entitled to receive, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Article X.
EXCHANGE OF NOTES

Section 10.01       Exchange Privilege. Subject to the conditions and upon compliance with the provisions of this Article X, each Holder shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1.00 principal amount or an integral multiple thereof) of its Notes with the Company at any time prior to the Close of Business on the second Trading Day immediately preceding the final maturity date of the Notes (a “Voluntary Exchange”). Upon exchange of Notes, such Holder shall be entitled to receive from the Company the amounts and types of consideration due upon exchange specified in this Article X based on the applicable Exchange Rate then in effect and the principal amount of and (subject to Section 10.03) accrued and unpaid interest, if any, on the Notes being exchanged on the applicable Exchange Date. The Exchange Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

Section 10.02       Exercise of Exchange Privilege.

(a)           Before any Holder of a Note shall be entitled to exchange such Note or any portion thereof having a principal amount of $1.00 or an integral multiple thereof pursuant to Section 10.01, such Holder shall complete and execute (including electronically) and deliver (email being sufficient if delivered to the email addresses set forth in Section 13.02) a properly completed and irrevocable written notice to the Company and to the Exchange Agent in the Form of Notice of Exchange set forth in Exhibit G hereto (a “Notice of Voluntary Exchange”; the date such notice is delivered to the Company and to the Exchange Agent prior to the Close of Business on such date, a “Voluntary Exchange Notice Date”) and provided further:

(i)            in the case of Notes represented by a Global Note, such Holder shall also (A) be required to surrender such Notes for exchange by transferring such Notes to the Exchange Agent through the facilities of DTC and comply with the applicable exchange procedures of DTC in effect at that time, including furnishing appropriate endorsements, and transfer documents if required by the Company or the Exchange Agent, (B) if required, pay all transfer or similar taxes, if any, as set forth in Section 10.10, and (C) if required, pay funds to the Company equal to the excess accrued interest paid to such Holder as set forth in Section 10.03(f); and

(ii)           in the case of a Definitive Note, such Holder shall also (A) be required to surrender such Notes, duly endorsed to the Company or in blank (and, if required, accompanied by appropriate endorsements and transfer documents), at the office of the Exchange Agent, (B) if required, pay all transfer or similar taxes, if any, as set forth in Section 10.10, and (C) if required, pay funds to the Company equal to the excess accrued interest paid to such Holder as set forth in Section 10.03(f).

(b)           [reserved].

(c)           If a Holder of a Note has submitted such Note for repurchase upon an Offer to Purchase in accordance with this Indenture, such Holder may not surrender such Note for exchange until the Holder validly withdraws its election prior to the consummation of such Offer to Purchase in accordance with the terms thereof. For the avoidance of doubt, any Notes submitted for repurchase pursuant to an Offer to Purchase and not validly withdrawn by the Holder and not repurchased pursuant to the Offer to Purchase may be submitted for exchange in accordance with this Article X following the applicable consummation of such Offer to Purchase.

Section 10.03       Settlement of Exchange Privilege.

(a)           Within two Business Days following any Voluntary Exchange Notice Date, the Company shall deliver a written notice (electronically) to the applicable exchanging Holder at the last email address provided by such Holder to the Company providing notice of (a “Voluntary Exchange Settlement Notice”), with a copy to the Exchange Agent:

(i)            the date on which the applicable consideration in respect of such Voluntary Exchange shall be delivered (which date shall be the first Business Day immediately following the later of (i) the date of the Voluntary Exchange Settlement Notice and (ii) the date on which such Holder completes any applicable requirements set forth in Section 10.02(a) or otherwise reasonably required by the Exchange Agent, each, an “Exchange Date”),

(ii)           specifying the Exchange Rate in effect at the time of such Voluntary Exchange,

(iii)          specifying the amount of consideration (expressed as a number of shares of Common Stock and dollar figure, if applicable) to be received in respect of such Voluntary Exchange (including, (1) whether accrued and unpaid interest on the Notes being exchanged shall be settled in shares of Common Stock or in cash and (2) the amount and form of the Exchange Adjustment Consideration).

(b)           If the Company does not timely deliver a Voluntary Exchange Settlement Notice in accordance with Section 10.03(a), or fails to elect a settlement method with respect to any accrued and unpaid interest, if any, on the Notes being exchanged, then (i) the Company shall be deemed to have delivered such Voluntary Exchange Settlement Notice and elected to settle such accrued and unpaid interest in shares of Common Stock and (ii) the Exchange Date for such Voluntary Exchange shall be the third (3rd) Business Day following such Voluntary Exchange Notice Date (and, for the avoidance of doubt, the Company’s failure to timely make such delivery and election will not constitute a Default or Event of Default).

(c)           The number of shares of Common Stock and amount of cash, if any, that the Company is required to pay or deliver (or cause to be paid or delivered), as the case may be, in respect of any exchange of Notes pursuant to a Voluntary Exchange (the “Exchange Consideration”) shall be computed as follows:

(i)            if the Company elects to satisfy the Company’s exchange obligations with respect to any accrued and unpaid interest on the Notes subject to such Voluntary Exchange through shares of Common Stock, the Company shall deliver (or cause to be delivered) to the exchanging Holder in respect of the amount of the Notes being exchanged, a whole number of shares of Common Stock equal to the product of: (A) 1/1000, (B) the principal amount of Notes subject to such exchange plus any accrued and unpaid interest thereon (which shall be deemed to accrue at the PIK Rate) to, but excluding, the Exchange Date, and (C) the Exchange Rate; and

(ii)           if the Company elects to satisfy the Company’s exchange obligations with respect to any accrued and unpaid interest on the Notes subject to such Voluntary Exchange in cash, the Company shall deliver and pay (or cause to be delivered and paid) to the exchanging Holder (1) in respect of the principal amount of the Notes being exchanged, a whole number of shares of Common Stock equal to the product of: (A) 1/1000, (B) the principal amount of Notes subject to such exchange, and (C) the Exchange Rate, and (2) cash equal to the amount of accrued and unpaid interest thereon (which shall be deemed to accrue at the Cash Rate), to, but excluding, the Exchange Date.

(d)           Delivery or payment, as the case may be, of the Exchange Consideration due upon exchange in accordance with this Section 10.03 shall occur on the Exchange Date.

(e)           Each exchange shall be deemed to have been effected immediately preceding the Close of Business on the relevant Exchange Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such exchange shall be treated as the holder of record of such shares as of the Close of Business on the Exchange Date. Upon an exchange of any Notes, and without prejudice to such Holder’s right to any payment under Section 10.04(b) and under the last sentence thereof, such person will no longer be a Holder of such Notes surrendered for exchange.

(f)            Notwithstanding the foregoing, if a Holder exchanges its Notes pursuant to a Voluntary Exchange such that the Exchange Date therefor is after the Close of Business on a record date but prior to the Open of Business on the immediately following interest payment date, to the extent the Holder of such Notes at the Close of Business on such record date receives the interest payable on such Notes on the corresponding interest payment date notwithstanding such exchange, then for purposes of the definition of “Exchange Consideration” when used with respect to such Notes, accrued and unpaid interest on such Notes shall be deemed paid and no increase to the Exchange Consideration shall be made and the Holder may be required to reimburse the Company in cash for any excess accrued interest paid in respect of the period between the Exchange Date and the next interest payment date.

(g)           If any Note is submitted for exchange to the Exchange Agent or the Exchange Agent receives any Voluntary Exchange Notice with respect to a Note, then the Exchange Agent will promptly (and, in any event, within two Business Days following any Voluntary Exchange Notice Date) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company or Exchange Agent, and will cooperate with the Company to determine the Exchange Date for such Note in accordance with the definition thereof.

(h)           In the absence of alternative arrangements, including pursuant to applicable registration rights, shares of Common Stock will be delivered in registered book-entry form on the transfer records of AMC’s transfer agent with any applicable private placement legend.

Section 10.04         Exchange Adjustment Consideration.

(a)           In the event of an Exchange Adjustment Triggering Event as a result of a Voluntary Exchange, the Company shall, at its option, deliver or pay (or cause to be delivered or paid), as applicable, to the applicable exchanging Holder a premium in either cash, shares of Common Stock, or a combination of cash and shares of Common Stock, computed as follows (the “Exchange Adjustment Consideration”):

(i)            if the Company elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration in shares of Common Stock, the Company shall deliver (or cause to be delivered) to the exchanging Holder an amount of Common Stock (the “Shares Exchange Adjustment Consideration”) equal to the product of: (i) 1/1000, (ii) the principal amount of Notes subject to such Voluntary Exchange, (iii) the Exchange Adjustment Exchange Rate, and (iv) the then-applicable Exchange Adjustment Percentage;

(ii)           if the Company elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration in cash, the Company shall pay (or cause to be paid) to the exchanging Holder in respect of the principal amount of the Notes subject to such Voluntary Exchange, an amount of cash (the “Cash Exchange Adjustment Consideration”) equal to the then-applicable Exchange Adjustment Percentage multiplied by the principal amount of the Notes subject to such Voluntary Exchange;

(iii)          if the Company elects to satisfy the Company’s obligation to pay the Exchange Adjustment Consideration through a combination of shares of Common Stock and cash (the “Combination Exchange Adjustment Consideration”), the Company shall deliver and pay (or cause to be delivered or paid) to the exchanging Holder in respect of the (x) portion of the principal amount of the Notes subject to such Voluntary Exchange identified by the Company in the Voluntary Exchange Settlement Notice to receive Shares Exchange Adjustment Consideration, the applicable Shares Exchange Adjustment Consideration and (y) remaining portion of the principal amount of the Notes subject to such Voluntary Exchange, the applicable Cash Exchange Adjustment Consideration (such combination to equal 100% of the total Exchange Adjustment Consideration required to be delivered or paid hereunder to the such exchanging Holder); and

(iv)          if the Company does not timely make an election as to the satisfaction of the Exchange Adjustment Consideration, then the Company shall be deemed to have elected Shares Exchange Adjustment Consideration (and, for the avoidance of doubt, the Company’s failure to timely make such election will not constitute a Default or Event of Default).

(b)           The Exchange Adjustment Consideration due in respect of any Voluntary Exchange shall be due and payable on the applicable Exchange Date; provided that, any Cash Exchange Adjustment Consideration (including if due as part of Combination Exchange Adjustment Consideration) paid in connection with a Voluntary Exchange shall be paid (or caused to be paid, including through the Company’s designated Paying Agent, with prior written notice to such Paying Agent and any necessary direction and/or documentation the Paying Agent may reasonably require at such time) by the Company in twelve equal installments over a twelve month period (with the first monthly installment being paid on either the 1st or 15th day of the month immediately following the Exchange Date and each subsequent installment being paid on such date of each month thereafter) unless the Company in its sole discretion elects to pay the Cash Exchange Adjustment Consideration or any portion thereof earlier. For the avoidance of doubt, notwithstanding the Voluntary Exchange of any Notes and the settlement in respect thereof or anything else in this Indenture to the contrary, until the final installment of Cash Exchange Adjustment Consideration is paid (or caused to be paid, including through the Company’s designated Paying Agent) by the Company, such remaining Cash Exchange Adjustment Consideration shall constitute an Obligation hereunder secured by Liens on the Collateral with the same priority as the Liens securing the other Obligations hereunder.

Section 10.05       Fractions of Shares. The Company shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead round the number of shares of Common Stock delivered in lieu of any fractional share of Common Stock down to the nearest whole share. Neither the Trustee nor the Exchange Agent will have any duty to make any such computation.

Section 10.06       Adjustment of Exchange Rate. The Exchange Rate shall be adjusted, without duplication, from time to time by the Company (with notice to the Exchange Agent) as follows, except that the Exchange Rate shall not be adjusted if Holders of the Notes participate as specified in Section 10.06(o) below in any of the dividends or distributions described in this Section 10.06 (other than (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding the Notes, without having to exchange their Notes as if they held a number of shares of Common Stock equal to the product of (i) the applicable Exchange Rate in effect immediately after the Close of Business on the date for determination of holders of Common Stock entitled to receive such distribution, times (ii) the quotient of the (x) aggregate principal amount of Notes held by such Holders at such time divided by (y) $1,000 (any such dividend or distribution to the holders of Common Stock in which Holders of Notes participate, a “Received Dividend”):

(a)           If AMC issues or otherwise distributes shares of Common Stock exclusively as a dividend or distribution to all or substantially all holders of the shares of Common Stock (other than any Received Dividend), or if AMC effects a share split or share combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Merger Event, as to which Section 10.12 will apply), the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date of such dividend or distribution, or immediately preceding the Open of Business on the effective date of such share split or share combination, as the case may be;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on such “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately preceding to the Open of Business on such “ex” date or immediately preceding to the Open of Business on the effective date of such share split or share combination, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced or declared but not so paid or made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than (i) as result of a reverse share split, share combination or equivalent action thereto or (ii) with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 10.06, “effective date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)           If AMC distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan, as to which Section 10.06(i) will apply, or the Permitted Transactions) entitling them for a period of not more than 45 days from the record date of such distribution to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the shares of Common Stock on the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced (other than any Received Dividend), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	OS0 + X
OS0 + Y

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately preceding the Open of Business on the “ex” date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the date “ex” date for such distribution.

Any increase in the Exchange Rate made under this Section 10.06(b) shall become effective immediately after the Open of Business on the “ex” date for such distribution.

For purposes of this Section 10.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than such average of Last Reported Sale Prices of the shares of Common Stock, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by AMC for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that any such rights, options or warrants are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be decreased, effective as of the time of such expiration, to the Exchange Rate that would then be in effect if such rights, options or warrants had not been so distributed. If any such dividend or distribution in this clause (b) is announced or declared but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the two immediately preceding sentences).

(c)           If AMC distributes shares of the Company’s Capital Stock, evidences of AMC’s indebtedness, other assets or property of AMC or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of shares of Common Stock, excluding:

(i)            dividends or distributions of shares, or of rights, options or warrants to purchase or subscribe for shares, of Common Stock as to which the provisions of Section 10.06(a) or Section 10.06(b), as applicable, shall apply;

(ii)           dividends or distributions paid exclusively in cash as to which the provisions of Section 10.06(d) shall apply;

(iii)          dividends or distributions of Reference Property solely pursuant to a Merger Event, as to which the provisions of Section 10.12 shall apply;

(iv)          any distribution constituting a Received Dividend;

(v)           rights issued or otherwise distributed pursuant to a shareholder rights or similar plan, except to the extent provided in Section 10.01(i);

(vi)          a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which the provisions of Section 10.06(e) shall apply; and

(vii)         Spin-Offs as to which the provisions set forth below in this Section 10.06(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	SP0
SP0 - FMV

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding share of Common Stock on the “ex” date for such distribution.

Any increase made under the portion of this Section 10.06(c) set forth above shall become effective immediately after the Open of Business on the “ex” date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding such Note, without having to exchange such Note, the amount and kind of Distributed Property that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect immediately after the Close of Business on the date for determination of holders of Common Stock entitled to receive such distribution times (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000, and Section 10.06(o) shall apply to such distribution as if such distribution were a Received Dividend. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution. If any such distribution described in this Section 10.06(c) is declared or announced but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the shares of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of AMC (other than solely pursuant to a Merger Event, as to which Section 10.12 shall apply, or a tender offer or exchange offer for shares of Common Stock, as to which Section 10.06(e) shall apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	FMV + MP0
MP0

where,

ER0 =	the Exchange Rate in effect immediately preceding the Close of Business on the last Trading Day of the Valuation Period;

ER1 =	the new Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or similar equity interest distributed in such Spin-Off (determined by reference to the definition of “Last Reported Sale Price” as set forth in Section 1.01 of this Indenture as if references therein to shares of Common Stock were to such Capital Stock or similar equity interest) over the ten (10) consecutive Trading Day period commencing on (and including) the “ex” date of the Spin-Off (such period, the “Valuation Period”) and (y) the number of shares or units of such Capital Stock or similar equity interests distributed per share of Common Stock in such distribution; and

MP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period; provided, however, that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the Valuation Period, in determining the Exchange Rate, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the “ex” date of such Spin-Off to (but excluding) such Exchange Date.

If any such distribution described in this Section 10.06(c) is declared or announced but not paid or made, the new Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 10.06(c) (and subject in all respects to Section 10.06(i)), rights, options or warrants distributed by AMC to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of AMC’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Exchange Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 10.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and “ex” date with respect to new rights, options or warrants with such rights, options (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other such event (of the type described in the immediately preceding sentence) with respect thereto that was deemed to effect a distribution of rights, options or warrants, in each case for which an adjustment to the Exchange Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted, effective as of the date of such final redemption or purchase, to give effect to such distribution, deemed distribution or Trigger Event or other such event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted, effective as of such expiration or termination date, as if such rights, options and warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b), Section 10.06(d) and this Section 10.06(c), if any dividend or distribution to which this Section 10.06(c) or Section 10.06(d) is applicable (other than a Spin-Off) has the same “ex” date as one or both of:

(A)           a dividend or distribution of shares of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)           a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) or Section 10.06(d), as the case may be, is applicable (the “Clause C or D Distribution”) and any Exchange Rate adjustment required by this Section 10.06(c) or Section 10.06(d), as the case may be, with respect to such Clause C or D Distribution shall first be made, and (2) the “ex” date for the Clause B Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution and any Exchange Rate adjustment required by Section 10.06(b) with respect to the Clause B Distribution shall then be made immediately after the adjustment pursuant to clause (1), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately preceding the Open of Business on the “ex” date” within the meaning of Section 10.06(b), and (3) the “ex” date for the Clause A Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution or the Clause B Distribution, as the case may be, and any Exchange Rate adjustment required by Section 10.06(a) with respect to the Clause A Distribution shall then be made immediately after the adjustments pursuant to clauses (1) and (2), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution shall not be deemed to be “outstanding immediately preceding the Open of Business on such “ex” date” within the meaning of Section 10.06(a).

(d)           If AMC distributes any cash dividend or distribution to all or substantially all holders of shares of Common Stock (other than (i) any distribution of Reference Property pursuant to a Merger Event specified in Section 10.12 and (ii) any Received Dividend), the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0 x	SP0
SP0 – C

where,

ER0 =	the Exchange Rate in effect immediately preceding the Open of Business on the “ex” date for such dividend or distribution;

ER’ =	the new Exchange Rate in effect immediately after the Open of Business on the “ex” date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution;

C =	the amount of such cash dividend or distribution the Company distributes on account of one share of Common Stock.

Any increase in the Exchange Rate made under this Section 10.06(d) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding Notes, without having to exchange such Note, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect on the “ex” date for such cash dividend or distribution times (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000, and Section 10.06(o) shall apply to such dividend or distribution as if such dividend or distribution were a Received Dividend. If any dividend or distribution described in this Section 10.06(d) is announced or declared but not so paid or made, the new Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

(e)           If AMC or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for shares of Common Stock (including, for the avoidance of doubt, in the case of a reverse split off) that is subject to the then applicable tender offer rules under the Exchange Act (other than open market repurchases or an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Days commencing on (and including) the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0 =	the Exchange Rate in effect immediately preceding the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1 =	the new Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately preceding the date such tender or exchange offer expires (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange pursuant to such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the ten (10) consecutive Trading Day period commencing on (and including) the Trading Day next succeeding the date such tender or exchange offer expires.

The increase in the Exchange Rate under this Section 10.06(e) shall be determined on the last Trading Day of such 10 Trading Day period but shall become effective and be given effect at the Close of Business on the 10th Trading Day immediately following (and including) the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that in respect of any exchange of Notes, if the relevant Exchange Date occurs within such 10 Trading Day period, in determining the Exchange Rate, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the expiration date of such tender or exchange offer to (but excluding) such Exchange Date.

If AMC or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but AMC or Subsidiary is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines that applicable law so prevents, or rescinds, such purchases, to the Exchange Rate that would be in effect if such tender or exchange offer had not been made or had been made only in respect of such purchases that had been effected. For the avoidance of doubt, if the application of the formula in the preceding paragraph would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

(f)            [Reserved].

(g)           Notwithstanding this Section 10.06 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any “ex” date as specified in Sections 10.06(a) through (e), and a Holder has exchanged its Note and the Exchange Date in respect of such exchange is on or after such “ex” date and on or prior to the related record date and such Holder would be treated as the record holder of shares of Common Stock as of the related Exchange Date pursuant to Section 10.03(e) based on an adjusted Exchange Rate otherwise becoming effective on such “ex” date, then, notwithstanding the foregoing Exchange Rate adjustment provisions, the Exchange Rate adjustment otherwise becoming effective on such “ex” date shall not be made for such exchanging Holder; and, instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock such Holder is entitled to receive upon exchange on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)           Except as stated in this Indenture, the Company will not adjust the Exchange Rate for the issuance or acquisition of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. The applicable Exchange Rate will not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on AMC’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or restricted stock units or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by AMC or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any right or warrant or exercisable, exchangeable or convertible security not described in this Section 10.06(h) and outstanding as of the Issue Date, including pursuant to the Permitted Transactions;

(iv)          upon the repurchase of any shares of Common Stock pursuant to an odd lot tender offer or an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06(e);

(v)           for a change solely in the par value of the shares of Common Stock; or

(vi)          for accrued and unpaid interest, if any.

(i)            If AMC adopts a shareholder rights plan, then upon exchange of the Notes, in addition to the consideration otherwise payable in connection with such exchange, Holders will receive from the Company a corresponding amount of rights consistent with the rights distributed by AMC to other holders of Common Stock under such rights plan, unless prior to any exchange, the shareholder rights plan expires or terminates or the rights have separated from the shares of Common Stock in accordance with such rights plan, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if AMC distributed, to all holders of shares of Common Stock, Distributed Property consisting of such rights as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(j)            In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.06, and to the extent permitted by applicable law and applicable listing rules of any U.S. national securities exchange on which the shares of Common Stock are then listed, (i) the Company in its sole discretion from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days and (ii) the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note at its last address appearing on the note register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(k)           Adjustments to the Exchange Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l)            For purposes of this Section 10.06, (i) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of AMC so long as AMC does not make or issue any dividend or distribution on shares of Common Stock held in the treasury of AMC but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) the dividend or distribution of any issued shares of Common Stock owned or held by or for the account of AMC shall be deemed a dividend or distribution of shares of Common Stock.

(m)          For the avoidance of doubt, the closing of the Permitted Transactions shall not result in any adjustment of the Exchange Rate, or any other terms of the Notes except as set forth herein.

(n)           Prior to the date for determination of holders of shares of Common Stock entitled to receive a distribution constituting a Received Dividend, the Company shall deliver a written notice to the Trustee that the Company intends to treat such distribution as a “Received Dividend” hereunder. If the Company shall have given such a notice to the Trustee of its intention to treat a distribution as a Received Dividend, the Company and AMC shall not permit any tender or exchange offer to which Section 10.06(e) applies to expire on, or on any day within the period of 10 Trading Days ending on (and including) the Trading Day next preceding, such date for determination.

(o)           At the same time AMC makes a distribution constituting a Received Dividend to holders of Common Stock, the Company shall distribute, to each Person who was the Holder of a Note that was outstanding immediately after the Close of Business on the date for determination of holders of shares of Common Stock entitled to receive such distribution (whether or not such Note is outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect at such time times (ii) the quotient of (x) the aggregate principal amount of such Note divided by (y) $1,000.

Section 10.07       Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including a Valuation Period), the Company shall make any adjustments to each that it reasonably determines in good faith to be appropriate to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate (or changes to the market price per share of Common Stock resulting from any such event) where the “ex” date, Effective Date or expiration date, as the case may be, of the event occurs at any time during the period when such Last Reported Sale Prices or Daily VWAPs are to be calculated, without duplication of any adjustment made pursuant to Section 10.06.

Section 10.08       Notice of Adjustments of Exchange Rate. Whenever the Exchange Rate is determined and/or subsequently adjusted as herein provided, the Company shall deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate, as adjusted, and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall promptly be filed with the Trustee and with the Exchange Agent (if other than the Trustee), and the Company shall also notify the Holders through the Trustee of the Exchange Rate, as adjusted, and describing in reasonable detail the facts upon which such adjustment is based. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 10.09       Certain Covenants.

The Company and AMC further agree:

(a)           AMC shall at all times maintain authorized for issuance and available, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury that are not committed for any other purpose, free from preemptive rights, a number of shares of Common Stock equal to the number of shares of Common Stock required to settle all exchanges contemplated by this Indenture, including in respect of the Initial Notes and the full amount of Additional Notes issuable hereunder (including in each case, any PIK Notes or interest that has been paid in kind thereon, as applicable) and the full amount of Shares Exchange Adjustment Consideration that could be payable hereunder on such Notes (and interest that has been paid in kind thereon) if it were elected.

(b)           AMC shall ensure at all times that all shares of Common Stock to be issued and delivered upon exchange of Notes have been duly authorized and validly issued and are fully paid and non-assessable, free of restrictions on transfer and free from all taxes, liens and charges with respect to the issue thereof (other than taxes payable by the Holder in respect of any issuance in a different name as specified in Section 10.10).

(c)            If on the relevant Exchange Date the Common Stock is listed on any U.S. national securities exchange or automated quotation system, the Common Stock to be issued upon exchange of the Notes shall be listed on such exchange or automated quotation system.

(d)           If any shares of Common Stock to be issued or delivered upon exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued or delivered upon exchange, AMC has secured such registration or obtained such approval, as the case may be.

(e)           In no event shall the Company initiate a Soft Call if any Common Stock constituting “Registrable Securities” to be delivered by the Company pursuant to an exchange in connection therewith are unable to be sold pursuant to an effective registration statement pursuant to the Securities Purchase Agreement; provided that, the foregoing shall not apply with respect to Registrable Securities that are unable to be sold pursuant to an effective registration statement because the holder of such Registrable Securities has failed to provide on a timely basis information required to be included in such registration statement which the Company or AMC has reasonably requested in connection with the registration thereof.

Section 10.10       Taxes on Exchanges.

(a)           The Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties payable solely in respect of the issuance or delivery of shares of Common Stock upon any exchange of Notes hereunder; provided that the Company shall not be required to pay any such tax or duty that is due because the exchanging Holder requests such shares or any portion of Notes not exchanged to be issued in a name other than such Holder’s name, in which case the Holder shall pay such tax and the Exchange Agent may refuse to deliver the certificates representing or effect a book-entry transfer through DTC for the shares of Common Stock being issued or such unexchanged Notes in a name other than the Holder’s name until the Trustee receives the amount of any such tax or duty or the Holder has established to the satisfaction of the Company that such tax or duty has been paid.

(b)           Notwithstanding anything herein to the contrary, each of the Company, the Exchange Agent and any paying agent thereof that has a withholding obligation pursuant to the exchange of any Note (without duplication) shall be entitled to deduct and withhold from any amount payable hereunder such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. Any amounts that are so deducted or withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent that the amount so required under applicable tax law to be deducted or withheld from the payment of exchange consideration to an exchanging Holder exceeds the cash payments otherwise payable to such exchanging Holder, each of the Company, the Exchange Agent and any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note is hereby authorized to sell no more than such portion of the exchange consideration otherwise payable to the exchanging Holder as is necessary to provide sufficient funds to the Company or the Exchange Agent (or any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note), as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, the Exchange Agent or any such paying agent thereof that has a withholding obligation pursuant to the exchange of any Note shall notify such exchanging Holder of such sale and remit (x) the applicable portion of the net proceeds of such sale to the appropriate taxing authority and (y) the remaining net proceeds of such sale (after deduction for the amounts described in clause (x)) to such exchanging Holder. Prior to making any deduction or withholding pursuant to this Section 10.10(b), the Company, the Exchange Agent or such paying agent thereof (as applicable) shall use commercially reasonable efforts to provide the exchanging Holder reasonable advance notice and an opportunity to provide any forms or certifications that would reduce or eliminate the potential deduction or withholding and shall cooperate with the exchanging Holder in good faith to reduce or eliminate any such deduction or withholding.

Section 10.11       Notice to Holders Prior to Certain Actions. In case of any:

(a)           action by the Company, AMC or one of their Subsidiaries that would require an adjustment to the Exchange Rate under Section 10.06; or

(b)           Merger Event; or

(c)           voluntary or involuntary dissolution, liquidation or winding-up of AMC, the Company or any of their subsidiaries,

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture excluding, for the avoidance of doubt, Section 10.08), the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the note register, as promptly as practicable but in any event at least five (5) Business Days prior to the applicable date specified in clause (x) or (y) below (or, if the date on which the Company first knows of the applicable date specified in clause (x) or (y) below is later than such applicable date, no more than five (5) Business Days after such date on which the Company first has such knowledge), or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, a notice stating (x) the date as of which the holders of record of shares of Common Stock are to be determined for the purpose of such action by AMC or one of its Subsidiaries or, in the case of a share split or share combination, the effective date of such share split or share combination or, in the case of a tender or exchange offer, the date on which such tender offer or exchange offer commences, or (y) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event or the operation of any provision herein consequent on or relating to such event.

If at any time the Company or AMC shall cancel any of the proposed transactions for which notice has been given under this Section 10.11 prior to the consummation hereof, the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the note register, as promptly as practicable, notice of such cancellation.

Section 10.12       Provision in Case of Merger Event.

(a)            In the event of:

(i)            any recapitalization, reclassification or change of the shares of Common Stock (other than a change only in par value or from par value to no par value or no par value to par value or solely as a result of a stock split or reverse stock split or subdivision or combination involving solely Common Stock that do not involve the issuance of any other series or class of securities);

(ii)           any consolidation, merger or combination involving AMC;

(iii)           any sale, lease or other transfer of the assets of AMC substantially as an entirety;

(iv)           any or binding statutory share exchange involving AMC; or

(v)           other similar event,

in each case, as a result of which the shares of Common Stock are converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash) or any combination thereof (any such event, a “Merger Event”; and such stock, other securities and/or other property or assets (including cash), the “Reference Property”; with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive on account of such Merger Event), then (x) from and after the effective time of such Merger Event, notwithstanding anything to the contrary in this Indenture or the Notes, the right to exchange each $1,000 of Notes for a number of shares of Common Stock equal to the Exchange Rate will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article X (or in any related definitions) were instead a reference to the same number of units of Reference Property and (y) at or prior to the effective time of such Merger Event, the Company, AMC, any other Person that is the surviving or transferee Person (if not AMC) of such Merger Event and (if applicable) any other issuer of securities constituting Reference Property, shall execute and deliver to the Trustee a supplemental indenture in accordance with Section 9.01 and this Section 10.12 providing for such change in the right to exchange each $1,000 of Notes;

provided, however, that, at and after the effective time of such Merger Event (i) any amount payable in cash upon exchange of the Notes as set forth under this Article X will continue to be payable in cash, subject to the adjustments contained in this Section 10.12, (ii) [reserved], (iii) the Daily VWAP of any unit of Reference Property or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP”, substituting, if applicable, the Bloomberg page for such class of securities in such definition, (iv) the Daily VWAP of any unit of Reference Property or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any unit of Reference Property or portion thereof that does not consist of a class of common equity securities, will be the fair value of such unit of Reference Property or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof) and (v) for purposes of the definition of “Fundamental Change” the term “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property.

If the Merger Event causes a holder of Common Stock to own or receive more than a single type of consideration (determined based in part upon any form of shareholder election), then:

(1)            the amount and type of Reference Property that a holder of shares of Common Stock would have owned or been entitled to receive in such Merger Event (and for which the Notes will be exchangeable) will be deemed to be the weighted average of the types and amounts of consideration actually owned or received by the holders of shares of Common Stock; and

(2)            the unit of Reference Property shall refer to the consideration referred to in clause (1) attributable to one share of Common Stock.

The Company shall notify, in writing, the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the types and amounts of consideration (including such weighted average) comprising a unit of Reference Property as soon as practicable after such determination is made.

If the unit of Reference Property consists entirely of cash in such Merger Event, then for all exchanges for which the Exchange Date occurs after the effective date of such Merger Event:

(A)           the consideration due upon exchange of Notes thereafter shall be paid solely in cash in an amount equal to the product of (i) the quotient of (x) the amount of the Notes being exchanged on the Exchange Date divided by (y) $1,000, times (ii) the Exchange Rate in effect on the Exchange Date, times (iii) the amount of cash constituting the unit of Reference Property; and

(B)           the Company shall satisfy the Company’s exchange obligation by paying cash to converting Holders on the second Business Day immediately following the Exchange Date.

Such supplemental indenture described in the first paragraph of this Section 10.12(a) shall provide for anti-dilution and other adjustments, in respect of the Reference Property, and covenants that the Board of Directors of AMC shall reasonably determine in good faith to be as nearly equivalent as is practicable to the adjustments and covenants provided for in this Article X in respect of Common Stock and otherwise preserve the economic interests of the Holders.

(b)           When the Company executes and delivers a supplemental indenture pursuant to Section 10.12(a), the Company shall promptly (i) deliver to the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent in this Indenture to such execution and delivery have been complied with, (ii) an Opinion of Counsel that all conditions precedent to the execution and delivery of such supplemental indenture have been complied with, and (iii) mail notice thereof to each Holder at its last address appearing on the note register or to DTC. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the note register provided for in this Notes Indenture, within 60 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)            Neither the Company nor AMC shall become a party to any Merger Event unless its terms are consistent with this Section 10.12. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into shares of Common Stock as set forth in Section 10.03 prior to the effective time of such Merger Event.

(d)            The above provisions of this Section 10.12 shall similarly apply to successive Merger Events.

(e)            Notwithstanding the Exchange Rate adjustment provisions described in Sections 10.06(a) through (e), no adjustment to the Exchange Rate shall be made pursuant to such provisions in the event of any dividend, distribution, share split, share combination or issuance upon a Merger Event to which the provisions under this Section 10.12 apply.

Section 10.13     No Voting or Dividend Rights.

Except as may be specifically provided for herein, until the exchange record date in respect of the exchange of such Note:

(a)            no Holder of such Note shall have or exercise any rights by virtue hereof as a holder of shares of Common Stock, including, without limitation, the right to vote, to receive dividends and other distributions (other than Received Dividends) as a holder of shares of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of shares of Common Stock;

(b)            the consent of any such Holder as a holder of Notes shall not be required with respect to any action or proceeding of AMC requiring the consent of holders of shares of Common Stock;

(c)            no such Holder, by reason of the ownership or possession of such Note, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (other than Received Dividends) paid, allotted or distributed or distributable to the holders of shares of Common Stock prior to, or for which the relevant record date preceded, the exchange record date in respect of the exchange of such Note; and

(d)            no such Holder shall have any right not expressly conferred hereunder or by applicable law with respect to such Note held by such Holder.

For purposes of this Section 10.13, “exchange record date” means, in respect of the exchange of any Note, the date specified in Section 10.03(e) upon which the Person in whose name shares of Common Stock are issuable upon exchange of such Note shall be treated as the holder of record of such shares of Common Stock upon the exchange of such Note.

Section 10.14     No Responsibility of Trustee for Exchange Provisions.(a)      The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to determine, or be liable or accountable for any failure of the Company to determine (or the Company’s determination), or be deemed to make any representation as to,

(i)            the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or any information used in any calculation, adjustment or determination, or herein or in any supplemental indenture provided to be employed, in making the same;

(ii)           the validity or value (or the type or amount) of any shares of Common Stock or cash or, after a Merger Event, Reference Property that may at any time be issued or delivered upon the exchange of any Note;

(iii)           the correctness of any provisions contained in any supplemental indenture entered into pursuant to the first paragraph of Section 10.12(a) relating either to the type or amount of Reference Property receivable by Holders upon the exchange of their Notes after any Merger Event or to any adjustment to be made with respect thereto; or

(iv)          the applicable Daily VWAP or Last Reported Sale Price.

(b)            Neither the Trustee nor any other Exchange Agent shall at any time be under any duty or responsibility to cause AMC to, or be accountable for any failure of AMC to, issue, transfer or deliver any shares of Common Stock or cash or, after a Merger Event, Reference Property upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article X.

Section 10.15     Beneficial Ownership Limitation.

(a)            Notwithstanding anything to the contrary in this Indenture or the Notes, no shares of Common Stock will be issued or delivered upon exchange of any Note (and in the case of a Notice of Voluntary Exchange not in connection with a Soft Call, the Note will not be exchangeable) to the extent, and only to the extent, that such exchange would result in such Holder (together with its Affiliates and any Person whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC), or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exchange (the restrictions set forth in this sentence, the “Ownership Limitation”). Any election to exchange the Notes, including pursuant to a Notice of Voluntary Exchange, shall be deemed automatically not to have been so delivered with respect to such portion of Notes, and the Company shall have no obligation to deliver any Common Stock with respect to such exercise, to the extent that the delivery of such Common Stock or any other security otherwise deliverable upon such exercise would result in the Holder (together with its Affiliates and any Person whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC), or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning Common Stock in excess of the Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC, including Rule 13d-3 under the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the exchange of such Notes without exceeding the Ownership Limitation, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) AMC’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by AMC or (z) any other written notice by the Company or AMC setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Upon any request of any Holder that indicates it may be subject to an Ownership Limitation in such Holder’s preparation for a Notice of Voluntary Exchange, the Company shall within one (1) Business Day confirm in writing (including by email) to such Holder the number of shares of Common Stock then outstanding (the latest confirmation, the “Confirmed Outstanding Share Number”). If the Confirmed Outstanding Share Number is greater than the actual number of outstanding shares of Common Stock at the time the Company receives a Notice of Voluntary Exchange, the Company shall, within one (1) Business Day, notify such Holder in writing (including by email) of the number of shares of Common Stock then outstanding and provide the Holder with the opportunity to submit a revised Notice of Voluntary Exchange before effecting such exchange. For the avoidance of doubt, the limitations on the exchange of any Note pursuant to this Section 10.15 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for exchange and whose exchange is suspended pursuant to this Section 10.15), and such limitations will cease to apply if and when such Note’s exchange will not violate this Section 10.15. For the avoidance of doubt, nothing in this Section 10.15 will affect the Company’s ability to elect any settlement method in accordance with this Indenture, so long as shares of Company Common Stock or any other security otherwise deliverable are not delivered in contravention of the Ownership Limitation.

(b)            If any Exchange Consideration or Shares Exchange Adjustment Consideration otherwise due upon the exchange of any Note is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Exchange Consideration or Shares Exchange Adjustment Consideration will not be extinguished, and the Company will deliver such Exchange Consideration or Shares Exchange Adjustment Consideration within three (3) Business Days after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon exchange of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation. In the event that the issuance of Common Stock to the Holder upon the exchange of the Note results in the Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, being deemed to beneficially own, in the aggregate, more than the Ownership Limitation (as determined under Section 13(d) of the Exchange Act), such Common Stock in excess thereof shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer such Common Stock; it being understood that notwithstanding the foregoing, the Company remains obligated and will deliver such Common Stock within three (3) Business Days after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.

(c)            The provisions of this Section 10.15 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. The Common Stock issuable upon exchange of the Notes in excess of the Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert such Notes pursuant to this Section 10.15 shall have any effect on the applicability of the provisions of this Section 10.15 with respect to any subsequent determination of convertibility. The limitation contained in this Section 10.15 shall apply to the successor holder of such Notes.

(d)            Upon the occurrence of a Merger Event, (i) the Ownership Limitation and this Section 10.15 will thereafter apply with respect to such issuer whose equity holders are subject to Section 16 of the Exchange Act as if each reference to “Common Stock” in this Section 10.15 were instead a reference to the common equity (including depositary receipts representing common equity), if any, forming part of the Reference Property of such Merger Event; and (ii) if such Reference Property includes no such common equity or depositary receipts or such issuer’s equity holders following such Merger Event are not subject to Section 16 of the Exchange Act, then the Ownership Limitation and this Section 10.15 will thereafter cease to apply.

(e)            Neither the Trustee nor the Exchange Agent shall have any duty or responsibility to monitor the Ownership Limitation or to monitor the Company’s or any Holder’s compliance with this Section 10.15 or have any liability or responsibility for such compliance.

Article XI.
Guarantee

Section 11.01     Guarantee. Subject to the provisions of this Article XI, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under this Indenture and the Notes (including, without limitation, any interest, fees or expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest, fees or expenses is an allowed claim under applicable state, federal or foreign law and the obligations under Section 7.07) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations. Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 11.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under, this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 11.03 hereof. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 11.02     Execution and Delivery. To further evidence its Guarantee, each Guarantor and other Person that is required to become a Guarantor hereby agrees to (x) execute this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, execute a supplement to this Indenture, substantially in the form of Exhibit C hereto and deliver it to the Trustee. Each such Guarantor agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.03     Limitation on Liability; Termination, Release and Discharge.

(a)            Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)            Following delivery of an Officers’ Certificate to the Trustee stating the occurrence of any of the following events, each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall be automatically and unconditionally terminated, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required (other than delivery of such Officers’ Certificate) for the release of such Subsidiary Guarantor or the termination of such Subsidiary Guarantee:

(i)            upon a satisfaction and discharge of this Indenture as described under Section 8.01(a);

(ii)           upon the merger, amalgamation, consolidation or winding up of such Subsidiary Guarantor with and into Holdings, the Company or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding up, or upon the liquidation of such Subsidiary Guarantor;

(iii)          upon such Subsidiary Guarantor becoming an Excluded Subsidiary under clause (a) of the definition of “Excluded Subsidiary”; provided that (A) the transaction or other circumstance pursuant which such Subsidiary Guarantor became an Excluded Subsidiary was made in compliance with the applicable provisions of this Indenture; (B) no Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; (C) such Subsidiary Guarantor owns no assets which were previously transferred to it by another Centertainment Group Entity which constitutes Collateral; and (D)(x) the transaction pursuant to which such Subsidiary Guarantor ceases to be a Wholly Owned Subsidiary arises from legitimate business transactions with a bona fide business purpose (other than causing such release) with one or more Persons whose ownership of Equity Interests in such Subsidiary would satisfy the requirement set forth in subclause (z) below, (y) such Subsidiary Guarantor shall not be (or shall be simultaneously be released as) an obligor or guarantor with respect to any Guarantee Reference Indebtedness and (z) a Person other than AMC or any subsidiary thereof, any holder of Guarantee Reference Indebtedness or any Affiliate of any of the foregoing holds Equity Interests in such Subsidiary; or

(iv)          as described under Article IX hereof.

(c)            Following delivery of an Officers’ Certificate to the Trustee stating the occurrence of any of the following events, each Existing Credit Group Obligor shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Guarantee and such Guarantee shall be automatically and unconditionally terminated, and no further action by such Existing Credit Group Obligor, the Company or the Trustee is required (other than delivery of such Officers’ Certificate) for the release of such Existing Credit Group Obligor or the termination of such Guarantee:

(i)            upon the release or discharge of such Existing Credit Group Obligor’s primary obligations under, and guarantees, of all Guarantee Reference Indebtedness, except (x) a discharge or release by or as a result of payment and (y) if at the time of the release and discharge of such Guarantee, such Existing Credit Group Obligor would be required to guarantee the Notes pursuant to Section 4.10;

(ii)           upon a satisfaction and discharge of this Indenture as described under Section 8.01(a);

(iii)          in the case of each Existing Guarantor (excluding, for the avoidance of doubt, AMC) upon the merger, amalgamation, consolidation or winding up of such Existing Guarantor with and into AMC or another Existing Credit Group Obligor that is the surviving Person in such merger, amalgamation, consolidation or winding up; or

(iv)          as described under Article IX hereof.

(d)           Following delivery of an Officers’ Certificate to the Trustee stating the occurrence of any of the following events, Holdings shall be automatically and unconditionally released and discharged from its Obligations under this Indenture and its Guarantee and such Guarantee shall be automatically and unconditionally terminated, and no further action by Holdings, the Company or the Trustee is required (other than delivery of such Officers’ Certificate) for the release of such Guarantor or the termination of such Subsidiary Guarantee:

(i)            upon a satisfaction and discharge of this Indenture as described under Section 8.01(a); or

(ii)           as described under Article IX hereof.

(e)            Notwithstanding the foregoing, no Guarantor may be released from its Guarantee if, on the date of and after giving effect to the release of such Guarantee, the Guarantor (or any subsidiary thereof) would own (or hold an exclusive license with respect to) any intellectual property that is material to the business of the Centertainment Group Entities.

Section 11.04     Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 11.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 11.05     No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

Article XII.
Collateral

Section 12.01     Security Documents. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Exchangeable Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into (or otherwise join, as applicable) the Security Documents and the Intercreditor Agreements (including the Existing Restricted Group First Lien Intercreditor Agreement and the First Lien/Second Lien Centertainment Group Intercreditor Agreement on the Issue Date (and each other Intercreditor Agreement, as applicable, thereafter)) and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement and any of the other Security Documents, the applicable Intercreditor Agreement shall control.

Each Holder, by its acceptance of a Note, (a) agrees that it will be subject to and bound by and will take no actions contrary to the provisions of each applicable Intercreditor Agreement, and (b) authorizes and instructs the Notes Collateral Agent to enter into (or otherwise join, as applicable) the Existing Restricted Group First Lien Intercreditor Agreement and the First Lien/Second Lien Centertainment Group Intercreditor Agreement on the Issue Date (and each other Intercreditor Agreement, as applicable, thereafter) as the Notes Collateral Agent, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall, at their sole expense, take all actions and make all filings (including filing Uniform Commercial Code (including amendments and continuation statements) and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof), as security for the Obligations of Company and the Guarantors to the secured parties under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, of a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.

It is understood and agreed that:

(a)            with respect to any Collateral constituting assets of any Existing Credit Group Obligor, prior to the Discharge of First Lien Obligations (solely for this purpose, as defined in the Existing Restricted Group First Lien Intercreditor Agreement) that are Term Loan Obligations, to the extent that the Controlling Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Collateral constituting assets of the Existing Credit Group Obligors or makes any determination in respect of any matters relating to such Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any subsidiary of AMC (other than Holdings and any of its Subsidiaries) (including in connection with assets acquired, or subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the deadline therefor as set forth in the documentation governing the Indebtedness for which the Controlling Collateral Agent is the collateral agent), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents, and the judgment of the Controlling Collateral Agent in respect of any such matters under the documentation governing the Indebtedness for which the Controlling Collateral Agent is the collateral agent shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents; and

(b)            with respect to any Collateral constituting assets of any Centertainment Group Entity, prior to the Discharge of Senior Obligations (solely for this purpose, as defined in the First Lien/Second Lien Centertainment Group Intercreditor Agreement), to the extent that the Designated Senior Representative is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Collateral constituting assets of the Centertainment Group Entities or makes any determination in respect of any matters relating to such Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any Subsidiary (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the deadline therefor as set forth in the documentation governing the Indebtedness for which the Designated Senior Representative is the collateral agent), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents, and the judgment of the Designated Senior Representative in respect of any such matters under the documentation governing the Indebtedness for which the Designated Senior Representative is the collateral agent shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

Section 12.02     Release of Collateral.

(a)            Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the applicable Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, any applicable Intercreditor Agreement and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Guarantees, and the applicable Collateral shall be automatically released from the Liens of the Collateral Agent, under any one or more of the following circumstances:

(i)            upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Guarantor to any Person other than the Company or a Guarantor, to the extent such sale, transfer or other disposition is permitted under this Indenture;

(ii)           in the case of a Guarantor that is released from its Guarantee pursuant to Section 11.03, with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from its Guarantee;

(iii)          with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is permitted by this Indenture;

(iv)          with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(v)          in accordance with Section 4.07(b);

(vi)         [reserved];

(vii)         with respect to any Collateral, in connection with any enforcement action taken by the Controlling Collateral Agent or the Designated Senior Representative (or, in each case, such other similar defined term), as applicable, in accordance with the terms of the applicable Intercreditor Agreement; or

(viii)        as described under Article IX.

(b)            The Liens on the Collateral securing the Notes and the Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:

(i)            upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(ii)            upon a satisfaction and discharge of this Indenture as described under Section 8.01(a); or

(iii)          pursuant to the terms of any applicable Intercreditor Agreement.

(c)            In addition, any Lien on any Collateral may be (i) released or subordinated to any Lien on such Collateral that is created, incurred or assumed pursuant to clause (viii)(A) of the definition of “Permitted Liens” to the extent required by the terms of the obligations secured by such Liens and (ii) subordinated to any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement is permitted by Section 4.07.

(d)            With respect to any release of Collateral, upon receipt of an Officers’ Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate.

Section 12.03     Suits to Protect the Collateral.

Subject to the provisions of Article VII and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)            enforce any of the terms of the Security Documents; and

(b)            collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 12.04     Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05     Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.06     Power Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.07     Certain Limits on Collateral.

Notwithstanding anything in this Indenture or any other Security Document, it is understood and agreed that:

(a)            Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents;

(b)            [reserved];

(c)            no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by a UCC filing);

(d)            [reserved];

(e)            no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiaries and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction);

(f)             no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements); and

(g)            neither the Company nor any Guarantor shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters.

Section 12.08     Notes Collateral Agent.

(a)            The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements, and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)            None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)            The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Required Holders as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)            The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a responsible officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Required Holders (subject to this Section 12.08).

(f)            The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Required Holders, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)            The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)            The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, including joinders and supplements thereto, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i)             If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent, such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j)             The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Required Holders or as otherwise provided in the Security Documents.

(l)             If the Company or any Guarantor (i) incurs any obligations in respect of junior priority obligations at any time when no Junior Lien Intercreditor Agreement is in effect and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into the Junior Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the junior priority obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officers’ Certificate nor an Opinion of Counsel shall be required pursuant to this Section 12.08(l) in connection with the applicable Intercreditor Agreements (including pursuant to a joinder thereto) to be entered into.

(m)           No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)            The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q)            The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Guarantors, the Required Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)             Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document, Intercreditor Agreement or amendment or supplement thereto, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document, Intercreditor Agreement or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officers’ Certificate stating that all conditions precedent to the execution and delivery of the Security Document, Intercreditor Agreement or amendment or supplement thereto have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents, Intercreditor Agreements or amendment or supplement thereto.

(s)            Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Required Holders or the Trustee, as applicable.

(t)            After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Required Holders, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u)            The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v)            In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Required Holders. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Required Holders. If the Notes Collateral Agent shall request direction from the Required Holders with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Required Holders, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)            Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)            Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate, which shall conform to the provisions of this Section 12.08 and Sections 13.04 and 13.05; provided that no Officers’ Certificate shall be required in connection with the Security Documents, the Existing Restricted Group First Lien Intercreditor Agreement or the First Lien/Second Lien Centertainment Group Intercreditor Agreement to be entered into by (or otherwise joined by, as applicable) the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(y)            Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Security Documents and the Intercreditor Agreements, and shall solely act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents, the Intercreditor Agreements and the Collateral.

(z)            The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents and Intercreditor Agreements were named as this Indenture herein.

(aa)          The Company and the Guarantors shall furnish to the Trustee and the Notes Collateral Agent, within 120 days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year end change effected on or after the Issue Date), an Officers’ Certificate (which may be the same certificate required to be delivered by the Company pursuant to Section 4.13) either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Exchangeable Notes Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating that on the date of such Officers’ Certificate, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Notes Collateral Agent securing the Exchangeable Notes Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Officers’ Certificate, such Officers’ Certificate may so state and in that case the Company and the Guarantors shall cause a continuation statement or amendment to be timely filed and become effective so as to maintain such Liens and security interests securing Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.

Article XIII.
Miscellaneous

Section 13.01     [Reserved].

Section 13.02     Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Muvico, LLC

c/o

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, KS 66211

Attention: General Counsel

if to the Trustee (or any agent hereunder):

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Account Administrator – Muvico, LLC

Email: clientservices.usadcm@glas.agency and TMGUS@glas.agency provided, however, that any reports provided pursuant to Section 4.12 may be communicated via email to the email address of the then current representative of the Trustee.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

All notices, approvals, consents, requests and any communications under this Indenture must be in writing (provided that any communication sent to the Trustee must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The party providing electronic instructions agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.03     Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04     Certificate and Opinion as to Conditions. Except as otherwise specified in this Indenture, upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05     Statements Required in Certificate or Opinions. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument

Section 13.06     When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Guarantors or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07     Rules by Trustee, Paying Agent, Exchange Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Exchange Agent and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 13.08     Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the States of New York or Missouri. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.09     Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.10     No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company and the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.11     Successors. All agreements of the Company any each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and Notes Collateral Agent in this Indenture shall bind its successors.

Section 13.12     Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13     [Reserved].

Section 13.14     Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.15     Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.16     USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MUVICO, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC ENTERTAINMENT HOLDINGS, INC.
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMERICAN MULTI-CINEMA, INC.
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, INC.
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

AMC ITD, LLC
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC CARD PROCESSING SERVICES, INC.
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC
as a Guarantor

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

GLAS TRUST COMPANY LLC,
as Trustee and Notes Collateral Agent

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

[Signature Page to Indenture]

Exhibit A

PROVISIONS RELATING TO THE NOTES

I.	DEFINITIONS

For the purposes of this Exhibit A the following terms shall have the meanings indicated below:

“Additional Notes” means the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 that may be issued from time to time in an aggregate principal amount of up to $50,000,000, as provided for in the Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of six months beginning on and including the later of (i) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee and (ii) the Issue Date, and with respect to any Additional Notes or PIK Notes that are Transfer Restricted Notes, it means the comparable six month period.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes” means the Rule 144A Global Note and the Regulation S Global Note with respect to the notes.

“Global Notes Legend” means the legend appearing under such title on Appendix 1 to this Exhibit A.

“IAI” means any institution that is an “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) that is not also a QIB.

“Issue Date” means (i) with respect to any PIK Notes, the date on which such PIK Notes shall be issued pursuant to Section 2.14 of the Indenture, (ii) with respect to any Additional Notes, the date on which such Additional Notes shall be issued pursuant to the Buyback Letter and (iii) with respect to the Initial Notes and for all other purposes, July 22, 2024.

“Initial Notes” means the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 in an initial aggregate principal amount of $[357,500,000], issued on July 22, 2024.

“Initial Purchasers” means the managed funds of Discovery Capital Management, LLC, Mudrick Capital Management, LP and Pentwater Capital Management LP that purchase the Initial Notes on the Closing Date.

“Notes” means the Initial Notes, any Additional Notes and any PIK Notes, treated as a single class.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means any of the restricted securities legends set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note or any successor person thereto, who shall initially be the Trustee, with respect to the Global Notes.

“Transfer Restricted Notes” means any Notes that bear or are required to bear the first legend set forth in Section 2.3(e)(i) hereto.

1.1            Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Global Notes”	2.1(b)
“Regulation S Global Notes”	2.1(b)
“Rule 144A Global Notes”	2.1(b)

II.	THE NOTES

2.1            Form and Dating. (a) The Initial Notes and any Additional Notes shall be offered and sold by the Company and fully and unconditionally guaranteed by AMC Entertainment Holdings, Inc., from time to time, pursuant to one or more purchase agreements. Unless registered or exempt from registration under the Securities Act, the Initial Notes, any Additional Notes and any PIK Notes may be resold or transferred initially, only to QIBs in reliance on Rule 144A and/or to non-U.S. persons in reliance on Regulation S.

(b)            Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global notes in fully registered form (the “Temporary Regulation S Global Note”) and, following the termination of the Distribution Compliance Period the Temporary Regulation S Global Notes shall be exchanged for permanent global notes in fully registered form (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominees and on the schedules thereto as hereinafter provided.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository pursuant to instructions of the Depository, or held by the Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Securities Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)            Definitive Notes. In the event the Company reasonably determines that the Additional Notes are not eligible for resale under Rule 144A, the Additional Notes may be issued as one or more Definitive Notes. Otherwise, except as provided in Section 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

2.2            Authentication. The Trustee shall authenticate and deliver (a) Initial Notes for original issue in an aggregate principal amount of $[357,500,000], (b) Additional Notes in an aggregate principal amount of up to $50,000,000 and (c) any PIK Notes, if and when issued pursuant to the Indenture, in each case, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3            Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing; and

(2)            are being transferred, or exchanged pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)            if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)            if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)            (i) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to or in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904, a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee, together with;

(i)            certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being (A) transferred (1) to a QIB in accordance with Rule 144A, (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit B, (3) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, (4) pursuant to an available exemption from the registration requirements of the Securities Act other than those in (1)-(3) above, or (5) to AMC or the Company or a subsidiary of either of the foregoing or (B) exchanged for a beneficial interest in a Global Note; and

(ii)            written instructions directing the Trustee to make, or directing the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Note represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the procedures of the Depository containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act or pursuant to or in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Exhibit A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

(iv)          In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse, of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)            Restrictions on Transfer of Regulation S Global Note.

(i)            Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Regulation S, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Notes (as set forth in Appendix I hereto) to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)           Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)            Legend.

(i)            Except as permitted by the following paragraphs (ii) and (iii), each certificate evidencing the Global Notes and the Definitive Notes and the Regulation S Global Note (prior to the expiration of the Distribution Compliance Period) (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AMC, THE COMPANY OR ANY SUBSIDIARY OF EITHER OF THE FOREGOING, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER EVIDENCE SATISFACTORY TO EACH OF THEM) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Prior to the Distribution Compliance Period, each Regulation S Global Note shall also bear the following additional legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904:

(A)            in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B)            in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Note for a beneficial interest in a Global Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 or in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 (such certification to be in the form set forth on the reverse of the Note).

(iii)          Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear any Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(iv)          Any shares of Common Stock issued in exchange for any Notes in accordance with the Indenture on the records of AMC’s transfer agent will bear a notation or legend regarding transfer restrictions corresponding to the restrictions in place on the underlying Notes for which such shares of Common Stock are exchanged, unless and until such notation or legend may be removed because either such Common Stock (A) is freely transferable pursuant to an exemption from the Securities Act or (B) is being resold pursuant to an effective registration statement pursuant to registration rights held by the holder of such Common Stock.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated or Definitive Notes, redeemed, exchanged for shares of Common Stock, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated or Definitive Notes, redeemed, repurchased, exchanged for shares of Common Stock or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)           No service charge shall be made for any registration of transfer, exchange or exchange into shares of Common Stock, but the Company, the Trustee or the Exchange Agent may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 3.09 and 9.05 of this Indenture).

(iii)          The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note that has been surrendered for exchange into shares of Common Stock (except to the extent that any portion of such Note is not subject to exchange), that is subject to a Fundamental Change Repurchase Notice validly delivered and not withdrawn, that is subject to a Soft Call following the Close of Business on the second (2nd) Business Day following a Soft Call Notice Date in accordance with Article III of the Indenture, or for a period beginning 10 days before an offer to repurchase Notes or 10 days before an interest payment date.

(iv)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)          All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(h)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4            Certificated Notes.

(a)            Any Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1(b) shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) a Default or an Event of Default has occurred and is continuing under this Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge (although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Certificated Notes issued in exchange for any portion of a Global Notes transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00, and integral multiples of $1.00, in excess thereof and registered in such names as the Depository shall direct. Any certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Appendix I to this Exhibit A.

(c)            The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

APPENDIX I
to EXHIBIT A

[FORM OF FACE OF NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Transfer Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AMC, THE COMPANY OR ANY SUBSIDIARY OF EITHER OF THE FOREGOING, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER EVIDENCE SATISFACTORY TO EACH OF THEM) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Regulation S Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ONE AMC WAY, 11500 ASH STREET, LEAWOOD, KANSAS 66211.

[FORM OF FACE OF NOTE]

6.00%/8.00% CASH/PIK TOGGLE SENIOR SECURED EXCHANGEABLE NOTES DUE 2030

No.	CUSIP No.: ISIN:

MUVICO, LLC, a Texas limited liability company, promises to pay to CEDE & CO., or registered assigns, the principal sum of $ (     ) on April 30, 2030.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2024.

Record Dates: June 1 and December 1.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the _____ day of ___________.

MUVICO, LLC
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

GLAS Trust Company LLC, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

Additional provisions of this Note are set forth on the other side of this Note.

[FORM OF REVERSE SIDE OF NOTE]

6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030

Interest. Muvico, LLC, a Texas limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually, in arrears, on June 15 and December 15 of each year, commencing December 15, 2024. The Company shall have the option, at its election, to pay interest on the Notes in either cash (“Cash Interest”) or in kind (“PIK Interest”). To elect PIK Interest for an interest payment period, the Company shall deliver a written notice to the Trustee and the Holders prior to the fifteenth (15th) calendar day immediately prior to the interest payment date for such interest payment period, which notice shall state the form of interest payment with respect to such interest period and the total amount of interest to be paid on such interest payment date (a “PIK Election”). If a PIK Election is made in accordance with the previous sentence, such PIK Interest shall be paid in accordance with Section 2.14(b) of the Indenture (each a “PIK Payment”) at a rate of 8.00% per annum (subject to Section 4.23 of the Indenture). In the event that the Company does not make a timely PIK Election for an interest payment period, then the Company shall pay Cash Interest for such interest payment period at a rate of 6.00% per annum.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

1.          Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 1 and December 1 next preceding the applicable interest payment date even if the Notes are canceled after the record date and on or before the interest payment date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company shall pay principal and Cash Interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (the “Depository”). The Company shall make all cash payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $2,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Notes shall be payable in accordance with Section 2.14 of the Indenture.

2.          Paying Agent, Exchange Agent and Registrar

Initially, GLAS Trust Company LLC (the “Trustee”), shall act as Paying Agent, Exchange Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Exchange Agent, Registrar or co-registrar.

3.          Indenture

The Company issued the Notes under an Indenture dated as of July 22, 2024 (the “Indenture”), among the Company, the Guarantors party thereto from time to time, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by express reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior secured obligations of the Company and can be issued in an initial amount of up to $[357,500,000] and additional amounts as part of the same series under the Indenture up to $50,000,000. The Indenture imposes certain limitations on the ability of AMC and its subsidiaries (including Holdings and its Subsidiaries (including the Company)) to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of its assets. These limitations are subject to significant exceptions set forth in the Indenture.

The Guarantors (including each subsidiary of AMC that is required to guarantee the Guarantor Obligations pursuant to Section 4.10 of the Indenture) shall jointly and severally guarantee the Guarantor Obligations pursuant to the terms of the Indenture.

4.          Special Mandatory Redemption

Without limiting the obligations of the Company set forth in Sections 3.09 and 4.16 of the Indenture, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes except as provided below.

If, as of the date that is 90 days prior to the Maturity Date (as defined in the Existing First Lien Notes Indenture) of the Existing First Lien Notes, the aggregate principal amount of outstanding (i) Existing First Lien Notes and (ii) any Indebtedness in respect of any modification, refunding, replacement, substitution, restructuring or other refinancing thereof (together with, for the avoidance of doubt, all interest paid in kind on any such Indebtedness) with a Stated Maturity prior to the Maturity Date, collectively exceeds $190,000,000 (the “Special Mandatory Redemption Trigger Date”), the Company shall be required to redeem all of the Notes then outstanding by a date no later than ten (10) Business Days after the Special Mandatory Redemption Trigger Date (the “Special Mandatory Redemption End Date”) at a redemption price equal to 100% of the aggregate principal amount of the Notes then outstanding plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Notes pursuant to the immediately preceding paragraph, the Company will promptly, and in any event not more than five (5) Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the special mandatory redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date,” which date will be no later than the Special Mandatory Redemption End Date). The Trustee will then promptly deliver such notice electronically or by first-class mail to each Holder of Notes at the address of such Holder appearing in the note register or otherwise in accordance with the procedures of the Depository. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes and the Indenture will be discharged and cease to be of further effect.

5.          Soft Call

If a Soft Call Trigger Event occurs, the Company shall have the right, at its election, at any time, and from time to time, until the Close of Business on the second (2nd) Trading Day immediately preceding the Maturity Date, to redeem all (but not less than all) of the outstanding Notes for cash in the manner, and subject to the terms, set forth in Article III of the Indenture.

6.          Sinking Fund

The Notes are not subject to any sinking fund.

7.          Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change

As provided in, and subject to the terms of, Section 3.09 of the Indenture, if a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in amounts of $1.00 or whole multiples of $1.00 in excess thereof) for cash in amount equal to 100% of the principal amount of Notes subject to repurchase plus accrued and unpaid interest (which shall be deemed to accrue at the PIK Rate), if any, on such Notes to, but excluding, the applicable Fundamental Change Repurchase Date.

8.          Exchange Consideration; Exchange Adjustment Consideration

The Holder of this Note may exchange this Note into Exchange Consideration in the manner, and subject to the terms, set forth in Article X of the Indenture.

In addition, at any time and from time to time, the Holder of this Note will be entitled to the Exchange Adjustment Consideration as provided in, and subject to the terms of, Section 10.04 of the Indenture.

9.          Denominations; Transfer; Exchange

The Notes are in registered form in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note that has been surrendered for exchange into shares of Common Stock (except to the extent that any portion of such Note is not subject to exchange), that is subject to a Fundamental Change Repurchase Notice validly delivered and not withdrawn, that is subject to a Soft Call following the Close of Business on the second (2nd) Business Day following a Soft Call Notice Date in accordance with Article III of the Indenture, or for a period beginning 10 days before an offer to repurchase Notes or 10 days before an interest payment date.

10.          Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.          Unclaimed Money

If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.          Amendment, Supplement and Waiver

The Indenture, the Notes or the Guarantees may be amended or supplemented as provided in Article IX of the Indenture.

13.          Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Required Holders may direct the Trustee in its exercise of any trust or power under the Indenture. The Required Holders, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

14.          Security

The Notes shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date, and at any time after Issue Date, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

15.          Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA and incorporated by reference into the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.          No Recourse Against Others

A director, officer, employee or stockholder, as such, of Holdings, the Company or any Guarantor shall not have any liability for any obligations of Holdings, the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.          Governing Law

THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.          ISINs and CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISINs and/or CUSIP numbers to be printed on the Notes and has directed the Trustee to use ISINs and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while the Notes are Transfer Restricted Notes after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐     (1)     pursuant to an effective registration statement under the Securities Act of 1933; or

☐     (2)     to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐     (3)     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

☐     (4)     pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

☐     (5)     (i) pursuant to and in compliance with an exemption from the registration requirements of the Securities Act of 1933 other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State in the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act; or

☐     (6)     to AMC or the Company or a Subsidiary of either of the foregoing; or

☐     (7)     to the registrar for registration in the name of the holder, without transfer; or

☐     (8)     pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if boxes (3), (4), (5) or (8) are checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:

Your Signature:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $_______. The following increases or decreases in this Global Note have been made (including as a result of payments of PIK Interest):

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.                                  and Certificate No.                                  .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Dated:

* Must be at least $1.00 or an integral multiple thereof.

Exhibit B

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Account Administrator – Muvico, LLC

Re:	Muvico, LLC (the “Company”) 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[______] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)          the offer of the Notes was not made to a person in the United States;

(2)          either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)          no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)          we have advised the transferee of the transfer restrictions applicable to the Notes.

B-1

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

B-2

Exhibit C

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

This Supplemental Indenture, dated as of [______], 20[__] (this “Supplemental Indenture”) among [name of future Guarantor] (the “Additional Guarantor”), a subsidiary of [[AMC Entertainment Holdings, Inc.][Centertainment Development, LLC]], Muvico, LLC (together with its successors and assigns, the “Company”) and GLAS Trust Company LLC, as Trustee and Notes Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee and Notes Collateral Agent have heretofore executed and delivered an Indenture, dated as of July 22, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 of the Company (the “Notes”);

WHEREAS, Section 4.10 of the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Additional Guarantor shall unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1     Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1     Agreement to be Bound. The Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2     Guarantee. The Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee the Guarantor Obligations pursuant to Articles Eleven of the Indenture on a senior secured basis.

ARTICLE III

Miscellaneous

SECTION 3.1     Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2     Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3     Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4     Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5     Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.6     Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7     Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written

[ADDITIONAL GUARANTOR], as a Guarantor

By:
Name:
Title:
[Address]

GLAS Trust Company LLC, as Trustee

By:
Name:
Title:

EXHIBIT D

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

CENTERTAINMENT DEVELOPMENT, LLC,

MUVICO, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

GLAS TRUST COMPANY LLC,
as the Exchangeable Notes Agent,

[__],
as the Junior Debt Agent,

and

each Additional Senior Agent and Additional Junior Agent from time to time party hereto dated as of [__], 2024

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent, [__], as the Junior Debt Agent, and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Exchangeable Notes Agent (for itself and on behalf of the Exchangeable Notes Secured Parties), the Junior Debt Agent (for itself and on behalf of the Junior Secured Debt Parties), each Additional Senior Agent (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Debt Facility) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

Section 1.01.     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Exchangeable Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors in such capacity.

“Additional Junior Debt” means any Indebtedness of the Company or any other Grantor (other than Indebtedness constituting Junior Obligations) guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), which Indebtedness and guarantees are secured by the Junior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Junior Obligations (and not secured by Liens on any other assets of the Company or any Grantor; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document, (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 and (iii) the Representative for the holders of such Indebtedness shall have become party to a Second Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions set forth therein.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Junior Debt Documents.

“Additional Senior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) under any Additional Senior Debt Documents, in each case, together with its successors in such capacity.

“Additional Senior Debt” means any Indebtedness of the Company or any other Grantor (other than Indebtedness constituting Exchangeable Notes Obligations) guaranteed by the Grantors which Indebtedness and guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Exchangeable Notes Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09, (B) the First Lien/Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in Section 9.09 thereof, and (C) if applicable, the First Lien Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in [Section 5.13] thereof.

“Additional Senior Debt Documents” means, with respect to any Series of Additional Senior Debt, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Senior Debt and each other agreement entered into for the purpose of securing such Additional Senior Debt Obligations.

“Additional Senior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any Series of Additional Senior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Debt Documents and (c) any Refinancings of the foregoing.

“Additional Senior Secured Parties” means, with respect to any Series of Additional Senior Debt Obligations, the holders of such Additional Senior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of AMC or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment Group Grantor” means Holdings, the Company and each of their respective Subsidiaries that is a Grantor.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Designated Junior Representative” means (i) the “Controlling Collateral Agent” (or comparable term) as defined in the Second Lien Pari Passu Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Second Lien Pari Passu Intercreditor Agreement or (ii) in the case that no Second Lien Pari Passu Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

“Designated Senior Representative” means (i) the Exchangeable Notes Agent or (ii) upon the Discharge of Exchangeable Notes Obligations, the Major Non-Controlling Collateral Agent.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Exchangeable Notes Obligations” means the Discharge of the Exchangeable Notes Obligations; provided that the Discharge of Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Exchangeable Notes Obligations with an Additional Senior Debt Facility secured by Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Representative (under the Senior Debt Documents so Refinanced) or by the Company, in each case, to each other Representative as the “Exchangeable Notes Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Exchangeable Notes Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Exchangeable Notes Agent” means GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Exchangeable Notes Documents” means the Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Indenture” means that certain Indenture, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time), relating to the Company’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Exchangeable Notes Trustee and the Exchangeable Notes Agent.

“Exchangeable Notes Obligations” means the “Exchangeable Notes Obligations” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to the term “First Lien/Second Lien Centertainment Group Intercreditor Agreement” in the Exchangeable Notes Indenture.

“First Lien Pari Passu Intercreditor Agreement” means a pari passu intercreditor agreement entered into among the Senior Representatives with respect to Senior Debt.

“Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(a)          any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Exchangeable Notes Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III or Annex IV required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 8.09 in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Secured Parties, as the case may be, under such Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Junior Debt Security Agreement and the other “Security Documents” as defined in the Junior Debt Agreement, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt” means any Indebtedness of the Company or any other Grantor guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), including Indebtedness of the Company incurred pursuant to the Junior Debt Agreement, which Indebtedness and guarantees are secured by the Junior Collateral on a pari passu basis (but without regard to control of remedies) with any other Junior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Company incurred pursuant to the Junior Debt Agreement, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09.

“Junior Debt Agent” means [__], as [trustee][agent] under the Junior Debt Agreement, together with its successors and permitted assigns.

“Junior Debt Agreement” means that certain [__].

“Junior Debt Agreements” means the Junior Debt Agreement and the other [“Notes Documents”][“Loan Documents”] as defined in the Junior Debt Security Agreement.

“Junior Debt Documents” means (a) the Junior Debt Agreements and (b) any Additional Junior Debt Documents.

“Junior Debt Obligations” means the “[__]” as defined in the Junior Debt Security Agreement.

“Junior Debt Secured Parties” means the “[Secured Parties]” as defined in the Junior Debt Security Agreement.

“Junior Debt Security Agreement” means the “[Security Agreement]” as defined in the Junior Debt Agreement.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 540 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x) such Junior Representative is the Designated Junior Representative and that an Event of Default under and as defined in the Junior Debt Documents for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Debt Facility” means the Junior Debt Agreement and any Additional Junior Debt Facilities.

“Junior Obligations” means (a) the Junior Debt Obligations and (b) any Additional Junior Debt Obligations.

“Junior Representative” means (i) in the case of the Junior Debt Agreement, the Junior Debt Agent and (ii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Junior Debt Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Collateral Agent” means, as of any date of determination, with respect to any Shared Collateral, the Senior Representative (other than the Exchangeable Notes Agent) of the Series of Senior Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Senior Obligations (excluding the Exchangeable Notes Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representatives.

“Second Lien Pari Passu Intercreditor Agreement” means a pari passu intercreditor agreement entered into among the Junior Representatives with respect to Junior Debt.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Exchangeable Notes Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means the Exchangeable Notes Security Agreement, the other “Security Documents” as defined in the Exchangeable Notes Indenture (other than this Agreement) and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations.

“Senior Debt Documents” means the Exchangeable Notes Documents and any Additional Senior Debt Documents.

“Senior Debt Facilities” means the Exchangeable Notes Indenture and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Exchangeable Notes Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Exchangeable Notes Obligations or the Exchangeable Notes Secured Parties, the Exchangeable Notes Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Secured Parties thereunder, each Additional Senior Agent in respect of such Additional Senior Debt Facility that is named as such in the applicable Joinder Agreement.

“Senior Secured Parties” means the Exchangeable Notes Secured Parties and any Additional Senior Secured Parties.

“Series” means (a) (x) with respect to the Senior Secured Parties, each of (i) the Exchangeable Notes Secured Parties (in their capacities as such), and (ii) the Additional Senior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Senior Secured Parties) and (y) with respect to the Junior Secured Parties, each of (i) the Junior Debt Secured Parties (in their capacity as such) and (ii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and (b) (x) with respect to any Senior Obligations, each of (i) the Exchangeable Notes Obligations and (ii) the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility and or any Additional Senior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Senior Debt Obligations) and (y) with respect to any Junior Obligations, each of (i) the Junior Debt Obligations and (ii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04). If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.     Subordination.

(a)          Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)          All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any Centertainment Group Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.     Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that (a) [reserved], (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased in the manner permitted under the Senior Debt Documents and the Junior Debt Documents, in each case, without notice to or consent by the Junior Representatives or the Junior Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03.     Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.     No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Centertainment Group Grantor shall grant or permit any additional Liens on any asset or property of such Centertainment Group Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Centertainment Group Grantor to secure the Senior Obligations and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Centertainment Group Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Centertainment Group Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 2.05.     Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.     [Reserved].

Section 2.07.     Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or any Junior Debt Document, as applicable) of any party hereto, all without affecting the priorities provided for herein or the other provisions hereof; provided that the collateral agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 8.09 with respect to such Indebtedness.

ARTICLE III

Enforcement

Section 3.01.     Exercise of Remedies.

(a)          So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)          So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)          Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)          Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)          Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

Section 3.02.     Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03.     Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.     Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral, Proceeds thereof or distributions received on account of claims secured thereby1 in connection with (i) the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or (ii) (except as otherwise provided in Article VI) any Insolvency or Liquidation Proceeding or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations, subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien Pari Passu Intercreditor Agreement, in each case, if then in effect, until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

1 Consistent with 1L/2L and formulation 4.02

Section 4.02.     Payments Over. Any Shared Collateral, Proceeds thereof or distributions on account of claims secured thereby received by any Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise relating to the Shared Collateral in contravention of this Agreement or (ii) in any Insolvency or Liquidation Proceeding, in each case, with respect to any Centertainment Group Grantor shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

Section 5.01.     Releases.

(a)          Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Centertainment Group Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Centertainment Group Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)          Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)          Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)          Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Centertainment Group Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.     Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.     Amendments to Junior Collateral Documents.

(a)          Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that each Junior Collateral Document under its Junior Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the [Junior Representative] pursuant to this Agreement on any Collateral consisting of assets of Muvico, LLC, a Texas limited liability company (the “Company”), or assets of AMC or any subsidiary thereof, shall be expressly subject and subordinate to the Liens and security interests granted in favor of (A) the Exchangeable Notes Agent (as defined in the Junior Lien Intercreditor Agreement referred to below) and (B) each Additional Senior Agent (as defined in the Junior Lien Intercreditor Agreement), and (ii) the exercise of any right or remedy by the [Junior Representative] hereunder shall be subject to the limitations and provisions of that certain Junior Lien Intercreditor Agreement, dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among GLAS Trust Company LLC, as Exchangeable Notes Agent (as defined therein), the other agents and representatives party thereto from time to time, Holdings, the Company and the other parties thereto from time to time. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(b)          In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder in respect of any of the Shared Collateral (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Lien on any Shared Collateral securing the applicable Junior Obligations, except to the extent that a release of such Lien is permitted by Section 5.01 and provided that there is a corresponding release of the Lien on such Shared Collateral securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)          The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

Section 5.04.     Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05.     Gratuitous Bailee for Perfection.

(a)          Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub- agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)          In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)          Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)          No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)          No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)            Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Centertainment Group Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Centertainment Group Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)          Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.     When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Centertainment Group Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representative (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Centertainment Group Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

Section 5.07.     Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies in accordance with the Senior Debt Documents and this Agreement, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding by any Centertainment Group Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Secured Parties may request, and the Senior Secured Parties hereby offer the Junior Secured Parties, the option to purchase all, but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders or holders pursuant to customary forms of assignment and assumption under the applicable Senior Debt Documents). If such purchase right is timely exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Secured Parties timely exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representatives and the Junior Representatives. If none of the Junior Secured Parties timely exercises such purchase right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.     Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Centertainment Group Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Centertainment Group Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Section 6.02.     Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Centertainment Group Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative.

Section 6.03.     Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement. Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of cash payments in the amount of current post-petition interest at the nondefault rate, plus fees and expenses, then the Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Secured Parties.

Section 6.04.     Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.     Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Centertainment Group Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made from or on account of the Shared Collateral in respect of the Junior Obligations), with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a collective class of claims comprised of the Exchangeable Notes Secured Parties and any Additional Senior Secured Parties (as opposed to separate classes of each such series of claims), on the other hand, in respect of the Shared Collateral, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or modify the relationship of each series of such separate claims held by the Senior Secured Parties, including as set forth in the First Lien Pari Passu Intercreditor Agreement, or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates the First Lien Pari Passu Intercreditor Agreement.

Section 6.06.     No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07.     Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.     Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law , such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative.

Section 6.09.     506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.     Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or properties, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.11.     Post-Petition Interest.

(a)           None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral).

(b)           None of the Senior Representatives or any Senior Secured Party shall oppose or seek to challenge any claim by any Junior Representative or any other Junior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Junior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Junior Representatives on behalf of the Junior Secured Parties on the Shared Collateral (after taking into account the Senior Obligations and the Senior Liens).

Section 6.12.     Plan Voting. No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.     Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to AMC or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.     No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with AMC or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.     Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)           any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)          the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.01.     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the First Lien Pari Passu Intercreditor Agreement and this Agreement, with respect to the Senior Representatives and the Senior Secured Parties (as amongst themselves), the provisions of the First Lien Pari Passu Intercreditor Agreement shall control and (b) the relative rights and obligations of the Junior Representatives and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the Second Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the Second Lien Pari Passu Intercreditor Agreement and this Agreement, with respect to the Junior Representatives and the Junior Secured Parties (as amongst themselves), the provisions of the Second Lien Pari Passu Intercreditor Agreement shall control, in each case as applicable.

Section 8.02.     Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03.     Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)           Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)           Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations or Additional Senior Debt Obligations in compliance with the Exchangeable Notes Indenture, any Additional Senior Debt Documents and any Additional Junior Debt Documents.

Section 8.04.     Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05.     Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 8.06.     Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07.     Additional Grantors. AMC agrees that, if any subsidiary of AMC shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08.     Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09.     Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and the Junior Debt Documents, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Junior Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 8.09. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Junior Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 8.09. In order for a Class Debt Representative to become a party to this Agreement:

(i)            such Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (if such Representative is a Junior Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)           the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii)           in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)          the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Senior Debt Obligations or Additional Junior Debt Obligations are permitted by each applicable Senior Debt Document and Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Debt Obligations or Additional Junior Debt Obligations under any applicable Senior Debt Document and Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

(v)           the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

Section 8.10.     Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

Section 8.11.     Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)           if to AMC, Holdings, the Company or any other Grantor, to such Person in the care of:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: kconnor@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)          if to the Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
[3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency]

(c)           if to the Junior Debt Agent, to it at:

[__], as Junior Debt Agent
[__]

(d)          if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 8.12.     Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.13.     GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.14.     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 8.15.     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.16.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 8.17.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Exchangeable Notes Secured Parties. The Junior Debt Agent represents and warrants that this Agreement is binding upon the Junior Debt Secured Parties.

Section 8.18.     Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.19.     Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.20.     Exchangeable Notes Agent and Junior Debt Agent. It is understood and agreed that (a) the Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Exchangeable Notes Indenture and the provisions of Article VII of the Exchangeable Notes Indenture applicable to it as trustee and collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder, and (ii) its capacity as [Collateral Agent] under the First Lien Pari Passu Intercreditor Agreement (if applicable), and the provisions of [Article IV] of the First Lien Pari Passu Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder, and (c) the Junior Debt Agent is entering into this Agreement in (i) its capacity as [administrative agent][trustee] and collateral agent under the Junior Debt Documents and the provisions of [Article XIII] of the Junior Debt Agreement applicable to the collateral agent thereunder shall also apply to the Junior Debt Agent hereunder and (ii) its capacity as [Collateral Agent] under the Second Lien Pari Passu Intercreditor Agreement (if applicable), and the provisions of [Article IV] of the Second Lien Pari Passu Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Designated Junior Representative hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Exchangeable Notes Agent or the Junior Debt Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.21.     Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

Section 8.22.     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 8.23.     Integration. This Agreement, together with the Senior Debt Documents, the Junior Debt Documents and the First Lien Pari Passu Intercreditor Agreement, represents the entire agreement of each of the Grantors and the Senior Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLAS TRUST COMPANY LLC,
as Exchangeable Notes Agent and as Designated Senior Representative

By:
Name:
Title:

[__],
as Junior Debt Agent and Designated Junior Representative

By:
Name:
Title:

[SIGNATURE PAGE TO JUNIOR LIEN INTERCREDITOR Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:

AMC LICENSE SERVICES, LLC

By:
Name:
Title:

AMC ITD, LLC

By:
Name:
Title:

AMC CARD PROCESSING SERVICES, INC.

By:
Name:
Title:

MUVICO, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO JUNIOR LIEN INTERCREDITOR Agreement]

CENTERTAINMENT DEVELOPMENT, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO JUNIOR LIEN INTERCREDITOR Agreement]

ANNEX I

Grantors

[Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.]

Annex I

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), the other Grantors (as defined therein) party thereto from time to time, GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (in such capacity, the “Exchangeable Notes Agent”), [__], as collateral agent for the Junior Debt Secured Parties (in such capacity, the “Junior Debt Agent”), and each Additional Senior Agent (as defined therein) and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.            The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to Section 8.07 of the Junior Lien Intercreditor Agreement, certain newly acquired or organized subsidiaries of AMC are required to enter into the Junior Lien Intercreditor Agreement, and may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Junior Lien Intercreditor Agreement.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

Section 1.          In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.          The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.          This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex II-1

Section 4.          Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.          The provisions of Section 8.10 and Section 8.13(B) of the Junior Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Section 7.          In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.          All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Junior Lien Intercreditor Agreement.

Section 9.          The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent, [__], as the Junior Debt Agent, and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 8.09.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Junior Debt and to secure such Junior Class Debt with a Lien on the Shared Collateral pari passu with the Lien on the Shared Collateral securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Debt Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.          In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative”, “Junior Representative” or “Additional Junior Agent” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

Annex III-1

Section 2.          The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Junior Secured Parties.

Section 3.          This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.          Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.          The provisions of Section 8.10 and Section 8.13(B) of the Junior Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.          In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.          All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.          The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________],
as Designated Senior Representative,

By:
Name:
Title:

[__________],
as Designated Junior Representative,

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
Junior Lien Intercreditor Agreement

Grantors

[__________]

Annex III-5

ANNEX IV

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent, [__], as the Junior Debt Agent, and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 8.09.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with a Senior Lien and to have such Senior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.     In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Class Debt Parties. Each reference to a “Representative”, “Senior Representative” or “Additional Senior Agent” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

Annex IV-1

Section 2.     The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Senior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

Section 3.     This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.     Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.     THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.     The provisions of Section 8.10 and Section 8.13(B) of the Junior Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.     In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.     All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.     The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex IV-2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Joinder to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________], as Designated Senior Representative,

By:
Name:
Title:

[__________], as Designated Junior Representative,

By:
Name:
Title:

Annex IV-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex IV-4

Schedule I to the
Joinder to the
Junior Lien Intercreditor Agreement

Grantors

[__________]

Annex IV-5

EXHIBIT E

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

Among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Senior Credit Agreement Agent,

GLAS TRUST COMPANY LLC,
as the Exchangeable Notes Agent,

and

each Additional Junior Agent from time to time party hereto

dated as of July 22, 2024

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Senior Credit Agreement Agent, GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent, and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Agreement Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Exchangeable Notes Agent (for itself and on behalf of the Exchangeable Notes Secured Parties) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

Section 1.01.     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors and in such capacity.

“Additional Junior Debt” means any Indebtedness of the Company or any other Grantor (other than Indebtedness constituting Exchangeable Notes Obligations) guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), which Indebtedness and guarantees are secured by the Junior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Exchangeable Notes Obligations (and not secured by Liens on any other assets of the Company or any Grantor, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document, (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09 and (iii) the Representative for the holders of such Indebtedness shall have become party to a Junior Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions set forth therein.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Junior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of AMC or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment Group Grantor” means Holdings, the Company and each of their respective Subsidiaries.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Centertainment Group Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Junior Representative” means (i) the “Controlling Collateral Agent” (or comparable term) as defined in the Junior Lien Pari Passu Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Junior Lien Pari Passu Intercreditor Agreement or (ii) in the case that no Junior Lien Pari Passu Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

“Designated Senior Representative” means the Senior Credit Agreement Agent.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Exchangeable Notes Obligations” means the Discharge of the Exchangeable Notes Obligations; provided that the Discharge of Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Exchangeable Notes Obligations with an Additional Junior Debt Facility secured by Shared Collateral under one or more Additional Junior Debt Documents which has been designated in writing by the Representative (under the Junior Debt Documents so Refinanced) or by the Company, in each case, to each other Representative as the “Exchangeable Notes Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” means the Discharge of the Senior Credit Agreement Obligations; provided that the Discharge of Senior Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with any debt facility, credit agreement, indenture or other governing debt agreement secured by Shared Collateral which has been designated in writing by the Senior Representative or by the Company, in each case, to each other Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“Exchangeable Notes Agent” means GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Exchangeable Notes Documents” means the Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Indenture” means that certain Indenture, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time), relating to the Company’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Exchangeable Notes Trustee and the Exchangeable Notes Agent.

“Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

““Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(a)            any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)            any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an additional Junior Debt Facility hereunder and to become the Junior Representative hereunder for the Junior Secured Parties under such Junior Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 9.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Exchangeable Notes Indenture, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt” means any Indebtedness of the Company or any other Grantor guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), including Indebtedness of the Company incurred pursuant to the Exchangeable Notes Indenture, which Indebtedness and guarantees are secured by the Junior Collateral on a pari passu basis (but without regard to control of remedies) with any other Junior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Company incurred pursuant to the Exchangeable Notes Indenture, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

“Junior Debt Documents” means (a) the Exchangeable Notes Documents and (b) any Additional Junior Debt Documents.

“Junior Debt Facility” means the Exchangeable Notes Indenture and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 540 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x) such Junior Representative is the Designated Junior Representative and that an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Lien Pari Passu Intercreditor Agreement” means a pari passu intercreditor agreement entered into among the Junior Representatives with respect to Junior Debt.

“Junior Obligations” means (a) the Exchangeable Notes Obligations and (b) any Additional Junior Debt Obligations.

“Junior Representative” means (i) in the case of the Exchangeable Notes Indenture, the Exchangeable Notes Agent and (ii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Exchangeable Notes Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representatives.

“Restricted Group” means AMC, American Multi-Cinema, Inc., AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the obligations under the 2029 First Lien Notes (as such term is used in the Senior Credit Agreement) and/or the Existing Credit Agreement (as such term is used in the Senior Credit Agreement) (in each case, including as may be refinanced, restructured, refunded, replaced or exchanged from time to time) from time to time, but excluding the Centertainment Group Grantors.

“Restricted Group Collateral” means any “Collateral” as defined in any Senior Debt Document or any Junior Debt Document consisting of assets of the Restricted Group or any other assets of the Restricted Group with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation or a Junior Collateral Document as security for any Junior Obligation.

“Restricted Group Shared Collateral” means, at any time, Restricted Group Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Restricted Group Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Restricted Group Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented, increased or otherwise modified from time to time), among AMC, the Company, the lenders party thereto from time to time, the Senior Credit Agreement Agent and the other parties party thereto from time to time.

“Senior Credit Agreement Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent for the Senior Credit Agreement Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Pledge and Security Agreement” as defined in the Senior Credit Agreement.

“Senior Debt Documents” means the Senior Credit Agreement Loan Documents.

“Senior Debt Facilities” means the Senior Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations.

“Senior Representative” means the Senior Credit Agreement Agent.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties.

“Series” means (a) (x) with respect to the Senior Secured Parties, the Senior Credit Agreement Secured Parties (in their capacities as such) and (y) with respect to the Junior Secured Parties, each of (i) the Exchangeable Notes Secured Parties (in their capacity as such) and (ii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and (b) (x) with respect to any Senior Obligations, the Senior Credit Agreement Obligations and (y) with respect to any Junior Obligations, each of (i) the Exchangeable Notes Obligations and (ii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.     Subordination.

(a)            Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)            All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any Centertainment Group Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.     Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that (a) [reserved], (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased in the manner permitted under the Senior Debt Documents and the Junior Debt Documents, in each case, without notice to or consent by the Junior Representatives or the Junior Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03.     Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.     No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Centertainment Group Grantor shall grant or permit any additional Liens on any asset or property of such Centertainment Group Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Centertainment Group Grantor to secure the Senior Obligations and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Centertainment Group Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Centertainment Group Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 2.05.     Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.     [Reserved].

Section 2.07.     Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or any Junior Debt Document, as applicable) of any party hereto, all without affecting the priorities provided for herein or the other provisions hereof; provided that the collateral agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 9.09 with respect to such Indebtedness.

ARTICLE III

Enforcement

Section 3.01.     Exercise of Remedies.

(a)            So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)            So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)            Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)            Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)            Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

Section 3.02.     Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03.     Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.     Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Credit Agreement until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

Section 4.02.     Payments Over. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by any Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

Section 5.01.     Releases.

(a)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Centertainment Group Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Centertainment Group Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)            Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)            Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Centertainment Group Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.     Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.     Amendments to Junior Collateral Documents.

(a)            Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that each Junior Collateral Document under its Junior Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the [Junior Representative] pursuant to this Agreement on any Collateral consisting of assets of Muvico, LLC, a Texas limited liability company (the “Company”), or any other Centertainment Group Entity (but not, for the avoidance of doubt, any Collateral consisting of assets of AMC or any subsidiary thereof (other than any Centertainment Group Entity)) shall be expressly subject and subordinate to the Liens and security interests granted in favor of the Senior Credit Agreement Agent (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below) and (ii) the exercise of any right or remedy by the [Junior Representative] hereunder shall be subject to the limitations and provisions of that certain First Lien/Second Lien Intercreditor Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent (as defined therein), GLAS Trust Company LLC, as Exchangeable Notes Agent (as defined therein), the other agents and representatives party thereto from time to time, Holdings, the Company and the other parties thereto from time to time. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(b)            In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder in respect of any of the Shared Collateral (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Lien on any Shared Collateral securing the applicable Junior Obligations, except to the extent that a release of such Lien is permitted by Section 5.01 and provided that there is a corresponding release of the Lien on such Shared Collateral securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)            The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

Section 5.04.     Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05.     Gratuitous Bailee for Perfection.

(a)            Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)            In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)            Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)            No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)            No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)            Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Centertainment Group Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Centertainment Group Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)            Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.     When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Centertainment Group Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representative (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Centertainment Group Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.     Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Centertainment Group Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Centertainment Group Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Section 6.02.     Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Centertainment Group Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative.

Section 6.03.     Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liqudiation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

Section 6.04.     Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.     Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Centertainment Group Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations), with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims comprised of the Senior Credit Agreement Secured Parties, on the other hand, in respect of the Shared Collateral.

Section 6.06.     No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07.     Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.     Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative.

Section 6.09.     506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.     Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement (including Article VIII hereof with respect to the Restricted Group Collateral) will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets).

Section 6.11.     Post-Petition Interest. None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral).

Section 6.12.     Plan Voting. No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.     Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to AMC or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.     No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with AMC or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.     Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)            any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)            any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)            the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Turnover Provision

Section 8.01.     Turnover Provision. Notwithstanding anything contained herein or in any other Debt Document to the contrary, after an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred (after the occurrence of which this Section 8.01 shall no longer be operative), (x) any Restricted Group Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of the Junior Obligations from the Restricted Group (whether or not on account of Restricted Group Shared Collateral) (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding of any member of the Restricted Group (including any adequate protection payments) or otherwise, in each case (x) through (z), received by any Junior Secured Party or Junior Representative shall be segregated from the other funds and property of such Junior Secured Party or Junior Representative, as the case may be, and received and held in trust by such Junior Secured Party or Junior Representative, as the case may be, as trustee, and shall be forthwith paid over, in the same form as received, with any necessary endorsements (but without any express or implied representation or warranty), and applied (i) FIRST, to the payment of all amounts owing to each Senior Representative (in its capacity as such) pursuant to the terms of the applicable Senior Debt Documents, and (ii) SECOND, until the Discharge of Senior Obligations, to the payment in full of the Senior Obligations of each Series on a ratable basis, with such amounts to be applied to the Senior Obligations of a given Series in accordance with the terms of the applicable Senior Debt Documents; the foregoing turnover provision shall apply to all cash and any other assets removed from any premises of any member of the Restricted Group by or on behalf of Junior Representative or otherwise received by or on behalf of Junior Representative in any manner, in each case, in connection with any enforcement action. After the Discharge of Senior Obligations, this turnover provision shall no longer apply.

ARTICLE IX.

Miscellaneous

Section 9.01.     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Junior Representatives and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the Junior Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the Junior Lien Pari Passu Intercreditor Agreement and this Agreement, with respect to the Junior Representatives and the Junior Secured Parties (as amongst themselves), the provisions of the Junior Lien Pari Passu Intercreditor Agreement shall control, in each case as applicable.

Section 9.02.     Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.     Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)            Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations in compliance with the Senior Credit Agreement, the Exchangeable Notes Indenture and any Additional Junior Debt Documents.

Section 9.04.     Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.     Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 9.06.     Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 9.07.     Additional Grantors. AMC agrees that, if any subsidiary of AMC shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.     Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.09.     Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and the Junior Debt Documents, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Junior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 9.09. In order for a Junior Class Debt Representative to become a party to this Agreement:

(i)            such Junior Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative and such Junior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Junior Class Debt in respect of which such Junior Class Debt Representative is the Representative and the related Junior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents relating to such Junior Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii)            in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Junior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)            the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Junior Debt Obligations are permitted by each applicable Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Junior Debt Obligations under any applicable Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

(v)            the Junior Debt Documents relating to such Junior Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Junior Class Debt Party with respect to such Junior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Junior Class Debt.

Section 9.10.     Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.     Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)            if to AMC, Holdings, the Company or any other Grantor, to such Person in the care of:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: kconnor@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the Senior Credit Agreement Agent or Designated Senior Representative, to it at:

Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick Healy
Email: phealy@wsfsbank.com

With a copy to:

ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, New York 10019
Attention: Jeffrey R. Gleit
Email: Jeffrey.gleit@afslaw.com

(c)            if to the Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(d)            if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 9.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.     Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.     GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.15.     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Agreement Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties. The Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Exchangeable Notes Secured Parties.

Section 9.18.     Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.     Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.     Senior Credit Agreement Agent and Exchangeable Notes Agent. It is understood and agreed that (a) the Senior Credit Agreement Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder and (b) the Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Exchangeable Notes Documents and the provisions of Article VII of the Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Exchangeable Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Pari Passu Intercreditor Agreement (if applicable), and the provisions of [Article IV] of the Junior Lien Pari Passu Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Designated Junior Representative hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Agreement Agent or the Exchangeable Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.     Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

Section 9.22.      Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.      Integration. This Agreement, together with the Senior Debt Documents and the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[Remainder of Page Intentionally Left Blank]

E-37

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Senior Credit Agreement Agent and as Designated Senior Representative

By:
Name:
Title:

GLAS TRUST COMPANY LLC, as Exchangeable Notes Agent and as Designated Junior Representative

By:
Name:
Title:

[Signature Page to First Lien/Second Lien Intercreditor Agreement

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:

AMC LICENSE SERVICES, LLC

By:
Name:
Title:

AMC ITD, LLC

By:
Name:
Title:

AMC CARD PROCESSING SERVICES, INC.

By:
Name:
Title:

MUVICO, LLC

By:
Name:
Title:

[Signature Page to First Lien/Second Lien Intercreditor Agreement

CENTERTAINMENT DEVELOPMENT, LLC

By:
Name:
Title:

[Signature Page to First Lien/Second Lien Intercreditor Agreement

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.

Annex I

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Exchangeable Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.            The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to Section 9.07 of the First Lien/Second Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of AMC are required to enter into the First Lien/Second Lien Intercreditor Agreement, and may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien/Second Lien Intercreditor Agreement.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

Section 1.           In accordance with Section 9.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.          The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.          This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex II-1

Section 4.          Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.          The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Second Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Section 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.          All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the First Lien/Second Lien Intercreditor Agreement.

Section 9.          The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Exchangeable Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Junior Debt and to secure such Junior Class Debt with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Debt Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 9.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.           In accordance with Section 9.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative”, “Junior Representative” or “Additional Junior Agent” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Annex III-1

Section 2.           The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Junior Secured Parties.

Section 3.           This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.           Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.           The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Second Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.           In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.           All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.           The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________],
as Designated Senior Representative

By:
Name:
Title:

[__________],
as Designated Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
First Lien/Second Lien Intercreditor Agreement

Grantors

[__________]

Annex III-5

EXHIBIT F

[FORM OF]

SENIOR LIEN INTERCREDITOR AGREEMENT

Among

CENTERTAINMENT DEVELOPMENT, LLC,

MUVICO, LLC,

AMC Entertainment Holdings, Inc.,

THE OTHER GRANTORS PARTY HERETO,

GLAS TRUST COMPANY LLC,

as the Exchangeable Notes Collateral Agent for the Exchangeable Notes Secured Parties, and

EACH ADDITIONAL AGENT FROM TIME TO TIME PARTY HERETO

dated as of [ ], 2024

SENIOR LIEN INTERCREDITOR AGREEMENT, dated as of [__________] [__], 20[__] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Exchangeable Notes Collateral Agent”), [__________], as collateral agent for the Initial Senior Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Senior Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional Senior Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Exchangeable Notes Collateral Agent (for itself and on behalf of the Exchangeable Notes Secured Parties), the Initial Senior Collateral Agent (for itself and on behalf of the Initial Senior Secured Parties), and each Additional Agent (for itself and on behalf of the Additional Senior Lien Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01       Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Exchangeable Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent, the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Senior Lien Documents, in each case, together with its successors in such capacity.

“Additional Senior Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time; provided that neither the Exchangeable Notes Indenture nor the Initial Senior [Indenture] shall constitute an Additional Senior Debt Facility at any time.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Senior Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing such Series of Additional Senior Lien Obligations.

“Additional Senior Lien Obligations” means, with respect to any Additional Senior Lien Debt Facility, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Lien Debt Facility, (b) all other amounts payable to the related Additional Senior Lien Secured Parties under the related Additional Senior Lien Documents and (c) any Refinancings of the foregoing.

“Additional Senior Lien Secured Party” means, with respect to any Series of Additional Senior Lien Obligations, the holders of such Additional Senior Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional Senior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Senior Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means all assets and properties of the Company and each other Grantor that are subject to Liens created pursuant to any Senior Lien Security Document to secure one or more Series of Senior Lien Obligations.

“Collateral Agent” means (i) with respect to the Exchangeable Notes Obligations, the Exchangeable Notes Collateral Agent, (ii) with respect to the Initial Senior Obligations, the Initial Senior Collateral Agent, and (iii) with respect to any Series of Additional Senior Lien Obligations or Additional Senior Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Company” has the meaning assigned to such term in the preamble hereto.

“Controlling Collateral Agent” means, with respect to any Shared Collateral: (i) until the earlier of (x) the Discharge of Senior Lien Obligations that are Exchangeable Notes Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Exchangeable Notes Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Senior Lien Obligations that are Exchangeable Notes Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

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“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Senior Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Senior Lien Obligations, the date on which such Series of Senior Lien Obligations is no longer secured by such Shared Collateral in accordance with the terms of the documentation governing such Series of Senior Lien Obligations. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable Senior Lien Obligations with respect to such Shared Collateral; provided that a Discharge of Senior Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Lien Obligations with Additional Senior Lien Obligations secured by such Shared Collateral under an Additional Senior Lien Document which has been designated in writing by the applicable Collateral Agent (under the Secured Credit Document so Refinanced) or by the Company, in each case, to each other Collateral Agent as a “Senior Lien Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any applicable Secured Credit Document.

“Exchangeable Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Exchangeable Notes Documents” means the Exchangeable Notes Indenture and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Exchangeable Notes Obligation.

“Exchangeable Notes Indenture” means that certain Indenture, dated as of July 22, 2024, relating to the Company’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030, by and among the Company, as issuer, Holdings, the other guarantors from time to time party thereto and the Exchangeable Notes Collateral Agent (as amended, restated, amended and restated, supplemented, increased or otherwise modified, Refinanced or replaced and in effect from time to time).

“Exchangeable Notes Obligations” means the “Exchangeable Notes Obligations” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Exchangeable Notes Indenture.

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“Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Exchangeable Notes Indenture.

“Grantors” means AMC and each other Subsidiary of AMC that has granted a security interest pursuant to any Senior Lien Security Document to secure any Series of Senior Lien Obligations (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Senior Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Senior Documents” means [the Initial Senior Indenture and any notes, security documents and other operative agreements evidencing or governing such Indebtedness], including any agreement entered into for the purpose of securing the Initial Senior Obligations.

“Initial Senior [Indenture]” means that certain [__________] (as amended, restated, amended and restated, supplemented, increased or otherwise modified, Refinanced or replaced and in effect from time to time).

“Initial Senior Obligations” means the “[Secured Notes Obligations]” as defined in the Initial Senior [Indenture].

“Initial Senior Secured Parties” means the “[Secured Notes Secured Parties]” as defined in the Initial Senior [Indenture].

“Initial Senior Security Agreement” means the “[Security Agreement]” as defined in the Initial Senior [Indenture].

“Insolvency or Liquidation Proceeding” means:

(1)            any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

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“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Senior Lien Obligations and become Additional Senior Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent (other than the Exchangeable Notes Collateral Agent) of the Series of Senior Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Senior Lien Obligations (excluding the Exchangeable Notes Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 90 days (throughout which 90 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Event of Default is continuing and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the Senior Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Senior Lien Security Documents.

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“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Documents” means (i) each Exchangeable Notes Document, (ii) each Initial Senior Document and (iii) each Additional Senior Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the Senior Lien Secured Parties under the Senior Lien Security Documents.

“Senior Lien Obligations” means, collectively, (i) the Exchangeable Notes Obligations, (ii) the Initial Senior Obligations and (iii) each Series of Additional Senior Lien Obligations.

“Senior Lien Secured Parties” means (i) the Exchangeable Notes Secured Parties, (ii) the Initial Senior Secured Parties and (iii) the Additional Senior Lien Secured Parties with respect to each Series of Additional Senior Lien Obligations.

“Senior Lien Security Documents” means the Exchangeable Notes Security Agreement, the other Security Documents (as defined in the Exchangeable Notes Indenture), the Initial Senior Security Agreement, the other [Security Documents] (as defined in the Initial Senior [Indenture]) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of Senior Lien Obligations.

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“Series” means (a) with respect to the Senior Lien Secured Parties, each of (i) the Exchangeable Notes Secured Parties (in their capacity as such), (ii) the Initial Senior Secured Parties (in their capacity as such) and (iii) the Additional Senior Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional Senior Lien Secured Parties) and (b) with respect to any Senior Lien Obligations, each of (i) the Exchangeable Notes Obligations, (ii) the Initial Senior Obligations and (iii) the Additional Senior Lien Obligations incurred pursuant to any Additional Senior Lien Debt Facility or any related Additional Senior Lien Documents, which pursuant to any Joinder Agreement are represented hereunder by a common Collateral Agent (in its capacity as such for such Additional Senior Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Senior Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Senior Lien Obligations are outstanding at any time and the holders of less than all Series of Senior Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Senior Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Subordination Trigger” shall have the meaning assigned to such term under the Secured Notes Indenture.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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Section 1.03       Impairments. It is the intention of the Senior Lien Secured Parties of each Series that the holders of Senior Lien Obligations of such Series (and not the Senior Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Lien Obligations), (y) any of the Senior Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Senior Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Lien Obligations) on a basis ranking prior to the security interest of such Series of Senior Lien Obligations but junior to the security interest of any other Series of Senior Lien Obligations or (ii) the existence of any Collateral for any other Series of Senior Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Exchangeable Notes Indenture) which applies to all Senior Lien Obligations shall not be deemed to be an Impairment of any Series of Senior Lien Obligations. In the event of any Impairment with respect to any Series of Senior Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Senior Lien Obligations, and the rights of the holders of such Series of Senior Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Senior Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Senior Lien Obligations subject to such Impairment. Additionally, in the event the Senior Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Senior Lien Obligations or the Senior Lien Documents governing such Senior Lien Obligations shall refer to such obligations or such documents as so modified.

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Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01       Priority of Claims.

(a)            Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any Senior Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company (including any adequate protection payments) or any other Grantor or any Senior Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement, but including the Junior Lien Intercreditor Agreement, in each case if then in effect) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any Senior Lien Secured Party and proceeds of any such distribution, and any recovery in an Insolvency or Liquidation Proceeding on account of a claim secured by Shared Collateral (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Senior Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Senior Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after the Discharge of all Senior Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Junior Lien Intercreditor Agreement, in each case, if in effect, or otherwise, or as a court of competent jurisdiction may direct; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not for the purposes of the Exchangeable Notes Documents, the Initial Senior Documents or any Additional Senior Lien Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Senior Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Senior Lien Obligations of each Series of Senior Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Senior Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Senior Lien Obligations, after giving effect to the First Lien/Second Lien Centertainment Group Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Senior Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Senior Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any Senior Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Senior Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such Senior Lien Secured Party shall hold such payment or recovery in trust for the benefit of all Senior Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)            It is acknowledged that the Senior Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Senior Lien Secured Parties of any Series.

(c)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Senior Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Senior Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Senior Lien Secured Party hereby agrees that (i) the Liens securing each Series of Senior Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Senior Lien Secured Parties as provided herein.

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Section 2.02       Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)            With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall, or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Senior Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Senior Lien Secured Party may file a proof of claim or statement of interest with respect to the Senior Lien Obligations owed to the Senior Lien Secured Parties; (ii) any Collateral Agent or any other Senior Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Senior Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other Senior Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Senior Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Senior Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b)           Each Collateral Agent and the Senior Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

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(c)           Each of the Senior Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Senior Lien Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Senior Lien Secured Party to enforce this Agreement.

Section 2.03       No Interference; Payment Over.

(a)           Each Senior Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Senior Lien Obligations of any Series or any Senior Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Senior Lien Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other Senior Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other Senior Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other Senior Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Senior Lien Secured Party to enforce this Agreement.

(b)           Each Senior Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, or any claim secured by Shared Collateral, pursuant to any Senior Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Senior Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Senior Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04       Automatic Release of Liens; Amendments to Senior Lien Security Documents.

(a)            If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of Senior Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

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(b)           Each Senior Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any Senior Lien Security Document that does not violate this Agreement.

(c)           Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

Section 2.05       Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)           This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against Holdings or any of its Subsidiaries.

(b)           If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Senior Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent or any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Senior Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Senior Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Senior Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Senior Lien Secured Parties (other than any Liens of the Senior Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Senior Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Senior Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the Senior Lien Secured Parties (other than any Liens of the Senior Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Senior Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Senior Lien Secured Parties are granted adequate protection with respect to Senior Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Senior Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Senior Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the Senior Lien Secured Parties receiving adequate protection shall not object to any other Senior Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

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Section 2.06       Reinstatement. In the event that any of the Senior Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer, under the Bankruptcy Code, any Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Lien Obligations shall again have been paid in full in cash.

Section 2.07       Insurance. As between the Senior Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08       Refinancings. The Senior Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Senior Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09       Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)            The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Senior Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the Senior Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to the Discharge of such Senior Lien Obligations) together with any necessary endorsements reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Senior Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

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(b)            The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Senior Lien Secured Party for purposes of perfecting the Lien held by such Senior Lien Secured Parties therein.

Article III

Existence and Amounts of Liens and Obligations

Section 3.01       Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Senior Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Senior Lien Secured Party or any other Person as a result of such determination.

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Article IV

The Controlling Collateral Agent

Section 4.01       Appointment and Authority.

(a)            Each of the Senior Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the Senior Lien Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Company, to execute and deliver any First Lien/Second Lien Centertainment Group Intercreditor Agreement and any Junior Lien Intercreditor Agreement in the capacity as “Designated Senior Representative,”, “Junior Representative” or the equivalent agent, however referred to for the Senior Lien Secured Parties under such agreement, as applicable, and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative or Junior Representative by the terms of the First Lien/Second Lien Centertainment Group Intercreditor Agreement and the Junior Lien Intercreditor Agreement, as applicable, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Senior Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Senior Lien Security Documents, or for exercising any rights and remedies thereunder or under the Junior Lien Intercreditor Agreement at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article VII of the Exchangeable Notes Indenture and the equivalent provision of any Initial Senior Document and any Additional Senior Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Senior Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

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(b)            Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Senior Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Senior Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Senior Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Senior Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Senior Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Senior Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of Senior Lien Obligations or any other Senior Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any Senior Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Lien Security Documents or any other agreement related thereto or to the collection of the Senior Lien Obligations or the valuation, use, protection or release of any security for the Senior Lien Obligations, (ii) any election by any Collateral Agent or any holders of Senior Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

Section 4.02       Rights as a Senior Lien Secured Party.

(a)            The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a Senior Lien Secured Party under any Series of Senior Lien Obligations that it holds as any other Senior Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “Senior Lien Secured Party” or “Senior Lien Secured Parties” or (as applicable) “Exchangeable Notes Secured Party,” “Exchangeable Notes Secured Parties,” “Initial Senior Secured Party”, “Initial Secured Parties,” “Additional Senior Lien Secured Party” or “Additional Senior Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other Senior Lien Secured Party.

Section 4.03       Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

 (i)           shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

 (ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

 (iii)         shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

 (iv)         shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Senior Lien Obligations unless and until notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

 (v)          shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Senior Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Senior Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

 (vi)         need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Section 4.04       Collateral and Guaranty Matters. Each of the Senior Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any Shared Collateral granted to or held by the Collateral Agent under any Senior Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

Article V

Miscellaneous

Section 5.01       Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the Senior Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)            If to the Company, to:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: kconnor@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the Exchangeable Notes Collateral Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Collateral Agent
[3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency]

(c)            if to the Initial Senior Collateral Agent, to it at:

[__________], as Initial Senior Collateral Agent
[__________]
Attention: [__________]
Fax: [__________]
Email: [__________]

(d)            if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 5.02       Waivers; Amendment; Joinder Agreements.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)            Notwithstanding the foregoing, without the consent of any Senior Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional Senior Lien Secured Parties and Additional Senior Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)           Notwithstanding the foregoing, without the consent of any other Collateral Agent or Senior Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Lien Obligations in compliance with the Exchangeable Notes Documents, the Initial Senior Documents and any applicable Additional Senior Lien Documents.

Section 5.03       Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Senior Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04       Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05       Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.06       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07       Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Exchangeable Notes Collateral Agent represents and warrants that this Agreement is binding upon the Exchangeable Notes Secured Parties. The Initial Senior Collateral Agent represents and warrants that this Agreement is binding upon the Initial Senior Secured Parties.

Section 5.08       Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the Senior Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, sitting in New York County, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Senior Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Senior Lien Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09       GOVERNING LAW; WAIVER OF JURY TRIAL.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.10       Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11       Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Senior Lien Security Documents or Additional Senior Lien Documents, the provisions of this Agreement shall control.

Section 5.12       Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 and 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Exchangeable Notes Documents, the Initial Senior Documents or any Additional Senior Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 and 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13       Additional Senior Lien Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Exchangeable Notes Documents, the then extant Initial Senior Documents and the then extant Additional Senior Lien Documents, the Company or any other Grantor may incur Additional Senior Lien Obligations. Any such additional class or series of Additional Senior Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the applicable Senior Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)            such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)           the Company shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional Senior Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of Company;

(iii)          the Company shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional Senior Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv)          the Additional Senior Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

Section 5.14       Integration. This Agreement together with the other Secured Credit Documents and the Senior Lien Security Documents represents the entire agreement of each of the Grantors and the Senior Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Senior Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Senior Lien Security Documents.

Section 5.15       Information Concerning Financial Condition of the Company and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 5.16       Additional Grantors. The Company agrees that, if any Subsidiary of the Company shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III hereto. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.17       Further Assurances. Each Collateral Agent, on behalf of itself and each Senior Lien Secured Party under the applicable Exchangeable Notes Documents, Initial Senior Documents or Additional Senior Lien Debt Documents, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 5.18       Exchangeable Notes Collateral Agent and Initial Senior Collateral Agent. It is understood and agreed that (a) the Exchangeable Notes Collateral Agent is entering into this Agreement in its capacities as trustee and collateral agent under the Exchangeable Notes Indenture and the provisions of Article VII and Section 12.08 of the Exchangeable Notes Indenture applicable to it as trustee or collateral agent thereunder or any provision of the Exchangeable Notes Documents granting or extending any rights, protections, privileges, indemnities and immunities to the trustee or the collateral agent thereunder shall also apply to it as Exchangeable Notes Collateral Agent and as Controlling Collateral Agent hereunder and (b) the Initial Senior Collateral Agent is entering in this Agreement in its capacity as trustee and collateral agent under the Initial Senior Documents and the provisions of the Initial Senior Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Initial Senior Collateral Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Exchangeable Notes Collateral Agent, the Initial Senior Collateral Agent or any Additional Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLAS Trust Company LLC,
as Exchangeable Notes Collateral Agent and as
Controlling Collateral Agent

By:
Name:
Title:

[Signature Page to Senior Lien Intercreditor Agreement]

[__________],
as Initial Senior Collateral Agent

By:
Name:
Title:

[Signature Page to Senior Lien Intercreditor Agreement]

CENTERTAINMENT DEVELOPMENT, LLC

By:
Name:
Title:

MUVICO, LLC

By:
Name:
Title:

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:

AMC LICENSE SERVICES, LLC

By:
Name:
Title:

AMC ITD, LLC

By:
Name:
Title:

[Signature Page to Senior Lien Intercreditor Agreement]

AMC CARD PROCESSING SERVICES, INC.

By:
Name:
Title:

[Signature Page to Senior Lien Intercreditor Agreement]

ANNEX I

Grantors

[Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.]

Annex I

ANNEX II

[FORM OF] JOINDER NO. [__] dated as of [__________] [__], 20[__] (this “Joinder”) to the SENIOR LIEN INTERCREDITOR AGREEMENT dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation, the other Grantors (as defined therein), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity and together with its successors in such capacity, the “Exchangeable Notes Collateral Agent”), [__________], as collateral agent for the Initial Senior Secured Parties (as defined therein) (in such capacity, the “Initial Senior Collateral Agent”), and each Additional Agent from time to time party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Senior Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any Subsidiaries of the Company to incur Additional Senior Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Senior Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Senior Lien Intercreditor Agreement. Section 5.13 of the Senior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Senior Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the Senior Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1.           In accordance with Section 5.13 of the Senior Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Senior Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Senior Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional Senior Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the Senior Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Senior Lien Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2.           The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other Senior Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Senior Lien Intercreditor Agreement as Additional Senior Lien Secured Parties.

SECTION 3.           This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 4.           Except as expressly supplemented hereby, the Senior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.           THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.           In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.           All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.           The Company agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

Annex II-2

[Signature Pages Follow]

Annex II-3

IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the Senior Lien Intercreditor Agreement as of the day and year first above written.

[Name of New Collateral Agent],
as [____________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:
Telecopy:

Annex II-4

[__________],
as the Controlling Collateral Agent

By:
Name:
Title:

Annex II-5

Acknowledged by:

CENTERTAINMENT DEVELOPMENT, LLC

By:
	Name:	Sean D. Goodman
	Title:	President, Chief Financial Officer
and Treasurer

MUVICO, LLC

By:
	Name:	Sean D. Goodman
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

[THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:]

Annex II-6

Schedule I to the

Joinder to the

Senior Lien Intercreditor Agreement

Grantors

[___________]

Annex II-7

ANNEX III

[FORM OF] SUPPLEMENT NO. [__] dated as of [__________] [__], 20[__] (this “Supplement”) to the SENIOR LIEN INTERCREDITOR AGREEMENT dated as of [__________] [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation, the other Grantors (as defined therein), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity and together with its successors in such capacity, the “Exchangeable Notes Collateral Agent”), [__________], as collateral agent for the Initial Senior Secured Parties (as defined therein) (in such capacity, the “Initial Senior Collateral Agent”), and each Additional Agent from time to time party thereto..

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Lien Intercreditor Agreement.

B.            The Grantors have entered into the Senior Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Senior Lien Intercreditor Agreement. Section 5.16 of the Senior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Senior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Lien Intercreditor Agreement.

Accordingly, the New Grantor agree as follows:

SECTION 1.           In accordance with Section 5.16 of the Senior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Senior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Senior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Senior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Senior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.           This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Annex III-1

SECTION 4.           Except as expressly supplemented hereby, the Senior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.          THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.           All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Senior Lien Intercreditor Agreement.

SECTION 8.           The Company agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Senior Lien Intercreditor Agreement as of the day and year first above written.

[Name of New Grantor]

By:
Name:
Title:

Annex III-3

NOTICE OF EXCHANGE*

AMC ENTERTAINMENT HOLDINGS, INC.

MUVICO, LLC

6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030

Legal Name of Beneficial Owner: _______________________________________

Address: ___________________________________________________________

____________________________________________________________

SSN or Taxpayer Identification Number: __________________________________

Contact name: _______________________________________________________

Telephone: __________________________________________________________

E-mail: _____________________________________________________________

Delivery of Notes for Exchange:

Subject to the terms of the Indenture, by executing and delivering this Notice of Exchange, the above named Beneficial Owner (the “Beneficial Owner”) hereby represents, warrants and certifies that it is the beneficial owner of the aggregate principal amount of the Notes identified below, irrevocably exercises its right to exchange its beneficial interest in the Notes for shares of Common Stock pursuant to the Indenture and directs the Company and AMC to exchange the undersigned’s beneficial ownership in the Notes for shares of Common Stock and cash, as applicable:

$                       † aggregate principal amount of the Notes to be exchanged

CUSIP No.  62844JAA6

To initiate an exchange, the Beneficial Owner’s broker must surrender the Notes to the Exchange Agent through DTC. The Beneficial Ower must instruct its broker to surrender its Notes to the Exchange Agent by posting a DWAC of the Notes through the facilities of DTC, as follows:

Exchange Agent Information:

Exchange Agent Name: GLAS Trust Company LLC

Exchange Agent DTC Participant Number: DTC FAST# 50263

Attention: DCM Team / Muvico

 * Defined terms used in this Notice of Exchange that are not otherwise defined herein have the meanings assigned to them in the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 Indenture dated July [22], 2024, as supplemented from time to time.

†	Must be at least $1.00 or an integral multiple thereof.

Telephone: +1-201-839-2200

Email: clientservices.usadcm@glas.agency; TMGUS@glas.agency

Beneficial Owner’s Broker Information for DWAC of Notes:

DTC Participant Name:

DTC Participant Number:

Contact Name:

Telephone:

Email:

Delivery of Exchange Consideration:

Following receipt of this Notice of Exchange and surrender of the Notes as set forth above, shares of Common Stock to be issued in exchange for the Notes will be delivered by book-entry in the records of AMC’s transfer agent (the “Transfer Agent”) in the name of the Beneficial Owner and other information set forth above, with any applicable legend notated thereon.

[The Beneficial Owner hereby certifies that it is currently subject to the Ownership Limitation and, in accordance with Section 10.15 of the Indenture, the Beneficial Owner is not entitled to (and the Company and AMC shall not deliver) any Exchange Consideration or Shares Exchange Adjustment Consideration with respect to this notice in excess of the Ownership Limitation at this time. It being understood that the Company or AMC will deliver such Exchange Consideration or Shares Exchange Adjustment Consideration within three (3) Business Days after the Beneficial Owner provides written confirmation (email being sufficient) to the Company or AMC that such delivery will not contravene the Ownership Limitation.]‡

An account statement may be requested from:

Computershare Investor Services

150 Royall Street

Canton, MA 02021

800-962-4284

https://www-us.computershare.com/Investor

In lieu of the foregoing or following such issuance, as applicable, if the Beneficial Owner is named in a current prospectus that registers the resale of Common Stock and if the Beneficial Owner represents that it currently intends to distribute the Common Stock pursuant to such prospectus, it may arrange with the Transfer Agent listed above to have the Common Stock delivered to its broker through DTC.

 ‡ To be included for any exercising Beneficial Owner which is subject to the Ownership Limitation at the time of exchange.

Yes____/No ____: The Beneficial Owner is named in a current prospectus that registers the resale of Common Stock.

Yes____/No ____: The Beneficial Owner currently intends to distribute the Common Stock pursuant to such prospectus.

If the Beneficial Owner answered “Yes” to both of the foregoing statements, it may either (a) instruct its broker to take down shares of Common Stock via DRS once the shares have been registered on the books of the Transfer Agent listed above, or (b) request that its broker accept via DWAC the shares of Common Stock to be delivered.

Note: To accept Common Stock via DWAC, the Company or AMC must first ascertain the number of shares of Common Stock to be delivered and must communicate that number to both the Beneficial Owner and the Transfer Agent. The Company or AMC shall deliver such communication within one (1) Business Day following receipt of this Notice of Exchange.

The Beneficial Owner must instruct its broker to initiate a DWAC request to take receipt of Common Stock by posting the number of shares to be delivered.

The Beneficial Owner must provide below the broker information for the broker that will post the DWAC request. Once the broker initiates the DWAC request it must notify the Transfer Agent and the Company or AMC in order to accept the request and accept delivery of the shares and the Company or AMC shall cause the delivery of such Common Stock within one (1) Business Day following the Transfer Agent’s acceptance of such request. Failure by the broker to post the DWAC request or inform the Transfer Agent and Company or AMC in a timely manner will delay settlement.

DTC Participant Name for Delivery of Shares:

DTC Participant Number:

Contact Name:

Telephone:

Email:

Delivery of Cash:

If the Company so elects, accrued and unpaid interest, if any, on the Notes subject to this Notice of Exchange and all or a portion of the Exchange Adjustment Consideration, if any, may be delivered in cash.

The Beneficial Owner must provide the wiring instructions in Exhibit A.

Instructions for Delivery of this Notice of Exchange:

To deliver this Notice of Exchange, the Beneficial Owner must:

•	Accurately and completely provide the information required by this Notice of Exchange;

•	Execute the Notice of Exchange below; and

•	Attach the Beneficial Owner’s US Tax Identification Form on the most current version of Form W-9 or relevant Form W-8, as applicable.

This Notice must be emailed (to be followed by oral telephonic confirmation) to:

Exchange Agent: GLAS Trust Company LLC

Attention: DCM Team / Muvico

Telephone: +1-201-839-2200

Email: clientservices.usadcm@glas.agency; TMGUS@glas.agency

Company: Muvico, LLC and AMC Entertainment Holdings, Inc.

Name: John Merriwether

Email: debt-notices@amctheatres.com; jmerriwether@amctheatres.com

Telephone: 913-213-2660 or 239-398-8366

The undersigned acknowledges that if the Exchange Date of a Note to be exchanged is after a record date and before the next interest payment date, then the beneficial interests in such Note, when surrendered for exchange, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note in respect of the period between the Exchange Date and the next interest payment date. If applicable, the Company will provide wire instructions to the Beneficial Owner and shall notify the Beneficial Owner of the amount of cash that must be paid thereby on account of such interest.

By completing this Notice of Exchange, the Beneficial Owner acknowledges and agrees that if such Beneficial Owner is required to pay transfer or similar taxes as set forth in Section 10.10 of the Indenture, that this Notice of Exchange, when delivered, must be accompanied by an amount of cash equal to such applicable tax amounts.

Date:	___________________________

(Legal Name of Beneficial Owner)

By:

Name:
Title:

(Address)

(Phone Number and Email Address)

Exhibit A

Wiring Instructions

Bank Name:

Bank Address:

Account Name:

Account Number:

ABA Number:

Swift Code:

Call-back Contact:

[Attach Beneficial Owner’s Form W-9 or Form W-8 Here]

Schedule 4.17
Post-Closing Matters

Defined terms used herein and not defined in the Indenture have the meanings ascribed to them in the Security Agreement or the Term Loan Credit Agreement, as applicable.

AMC shall, unless the Initial Purchasers holding a majority of the Notes then held by all Initial Purchasers shall otherwise consent (including through counsel to the Initial Purchasers by electronic mail to AMC):

1.	Within fifteen (15) days after the Effective Date (or such later date as the Administrative Agent (acting at the Direction of the Required Lenders) may agree), the Borrowers shall deliver to the Administrative Agent original copies of, accompanied by undated note powers duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent (acting at the Direction of the Required Lenders) (a) the original Intercompany Note, dated July 22, 2024, by and among AMC and its subsidiaries party thereto, (b) the Secured Promissory Note, dated as of July 22, 2024, issued by AMC EMEA Holdings, LLC in favor of Muvico, LLC for $200,000,000, and (c) the Intercompany Promissory Note, dated as of March 24, 2005, issued by American Multi-Cinema, Inc. in favor of AMC Card Processing Services, Inc. with a balance of $806,516,987 as of May 17, 2024.

2.	Within sixty (60) days after the Issue Date (or, while any Intercreditor Agreement is effective, such later date as the Designated Senior Representative may reasonably agree), AMC shall cause AMC Theatres of UK Limited to satisfy the requirements of Section 4.10 of the Indenture, unless such entity shall not have guaranteed the obligations under the Term Loan Credit Agreement by such date.

3.	Within one hundred twenty (120) days after the Issue Date (or, while any Intercreditor Agreement is effective, such later date as the Designated Senior Representative may reasonably agree), the Company shall cause each Material Real Property owned by the Company or any Guarantor as of the Issue Date to become subject to a properly filed Mortgage in favor of the Notes Collateral Agent securing the Exchangeable Notes Obligations (or a reasonable portion thereof in light of the applicable property value).

4.	Within sixty (60) days after the Effective Date (or such later date as the Administrative Agent (acting at the Direction of the Required Lenders) may agree), the Borrowers shall deliver to the Administrative Agent and the Notes Collateral Agent Deposit Account Control Agreements and Securities Account Control Agreements, as applicable, with respect to all of the Grantors’ Deposit Accounts and Securities Accounts (in each case, that are not Excluded Accounts or Excluded Assets pursuant to clause (f) of the definition thereof) that are in existence on the Effective Date pursuant to Section 3.03(e) of the Pledge and Security Agreement, using commercially reasonable efforts to cause such control agreements to name the Notes Collateral Agent as secondary secured party.

5.	AMC shall cause the requirements of Section 1(b)(iv)(B) and 1(e) of the Asset Transfer Agreement to be timely complied with.

Schedule 4.17 - 1